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As filed with the Securities and Exchange Commission on November 4, 2011

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-4
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

VAIL RESORTS, INC.
(Exact name of registrant as specified in its charter)

7990 (Primary Standard Industrial Classification Code Number)	Delaware (State or other jurisdiction of incorporation or organization)	51-0291762 (I.R.S. Employer Identification Number)

The subsidiary guarantors listed on Schedule A hereto.
(Exact name of registrant as specified in its charter)

390 Interlocken Crescent
Broomfield, CO 80021
(303) 404-1800
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Fiona E. Arnold
Executive Vice President, General Counsel and Secretary
390 Interlocken Crescent
Broomfield, CO 80021
(303) 404-1800
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Beau Stark
Robyn E. Zolman
Gibson, Dunn & Crutcher LLP
1801 California Street
Denver, CO 80202-2642
(303) 298-5700

           Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this registration statement becomes effective.

           If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.    ☐

           If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐

           If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

           Exchange Act Rule 13e-4(i) (Cross-Border Issue Tender Offer)    ☐

           Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)    ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee

6.50% Senior Subordinated Notes due 2019	$390,000,000	100%	$390,000,000	$44,694

Guarantees of 6.50% Senior Subordinated Notes due 2019(2)	$390,000,000	N/A(3)	N/A(3)	N/A(3)

(1)
Exclusive of accrued interest, if any, and estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(f) under the Securities Act of 1933, as amended.

(2)
The notes are guaranteed by certain direct and indirect wholly-owned subsidiaries of Vail Resorts, Inc. listed on the following pages.

(3)
Pursuant to Rule 457(n) under the Securities Act of 1933, as amended, no separate fee is payable for the Guarantees. The guarantee is not traded separately.

           The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Schedule A—Subsidiary Guarantors

        The following direct and indirect wholly-owned subsidiaries of Vail Resorts, Inc. will guarantee Vail Resorts, Inc.'s 6.50% Senior Subordinated Notes due 2019 and are co-registrants with Vail Resorts, Inc. under this registration statement. The address for each registrant's principal executive office is 390 Interlocken Crescent, Broomfield, CO 80021 and the telephone number for each registrant's principal executive office is (303) 404-1800.

Name	Jurisdiction of Formation	I.R.S. Employer Identification No.
All Media Associates, Inc.	California	94-2791918
All Media Holdings, Inc.	Colorado	27-2635030
Arrabelle at Vail Square, LLC	Colorado	20-2754896
Booth Creek Ski Holdings, Inc.	Delaware	84-1359604
Beaver Creek Associates, Inc.	Colorado	84-0677537
Beaver Creek Consultants, Inc.	Colorado	84-0760348
Beaver Creek Food Services, Inc.	Colorado	84-0815288
Bryce Canyon Lodge Company	Colorado	61-1557439
BCRP Inc.	Delaware	28-8085854
Breckenridge Resort Properties, Inc.	Colorado	72-1536646
The Chalets at the Lodge at Vail, LLC	Colorado	20-3948664
Colter Bay Café Court, LLC	Wyoming	20-8495546
Colter Bay Convenience Store, LLC	Wyoming	20-8495378
Colter Bay Corporation	Wyoming	83-0219238
Colter Bay General Store, LLC	Wyoming	20-8495450
Colter Bay Marina, LLC	Wyoming	20-8495498
Crystal Peak Lodge of Breckenridge, LLC	Colorado	20-5515731
Delivery Acquisition, Inc.	Colorado	26-3003368
Flagg Ranch Company	Colorado	27-5445444
Gillett Broadcasting, Inc.	Delaware	37-0920781
Grand Teton Lodge Company	Wyoming	83-0161154
Heavenly Valley, Limited Partnership	Nevada	88-0266125
Jackson Hole Golf & Tennis Club Snack Shack, LLC	Wyoming	20-8495582
Jackson Lake Lodge Corporation	Wyoming	83-0219237
Jenny Lake Lodge, Inc.	Wyoming	83-0279520
Jenny Lake Store, LLC	Wyoming	20-8495624
Jackson Hole Golf and Tennis Club, Inc.	Wyoming	83-0267212
JHL&S LLC	Wyoming	83-0332983
Keystone Conference Services, Inc.	Colorado	84-1075280
Keystone Development Sales, Inc.	Colorado	43-1463384
Keystone Food & Beverage Company	Colorado	84-0678950
Keystone Resort Property Management Company	Colorado	84-0705922
La Posada Beverage Service, LLC	Delaware	20-1911061
Lodge Properties Inc.	Colorado	84-0607010
Lodge Realty, Inc.	Colorado	13-3051423
Lake Tahoe Lodging Company	Colorado	27-3213858
Mesa Verde Lodge Company	Colorado	20-8266270
Northstar Group Commercial Properties LLC	Delaware	84-1697136
Northstar Group Restaurant Properties, LLC	Delaware	26-2189728
National Park Hospitality Company	Colorado	20-8266177
One Ski Hill Place, LLC	Colorado	26-0720165
Property Management Acquisition Corp., Inc.	Tennessee	62-1634422
RCR Vail, LLC	Colorado	20-4190750
Rockresorts Arrabelle, LLC	Colorado	20-8495265

Name	Jurisdiction of Formation	I.R.S. Employer Identification No.
Rockresorts Cheeca, LLC	Delaware	84-1606605
Rockresorts Cordillera Lodge Company, LLC	Colorado	20-2830375
Rockresorts DR, LLC	Delaware	27-0441796
Rockresorts Equinox, Inc.	Vermont	06-1634157
Rockresorts Hotel Jerome, LLC	Colorado	20-8970216
Rockresorts International Management Company	Colorado	26-0664206
Rockresorts LaPosada, LLC	Delaware	84-1606604
Rockresorts, LLC	Delaware	75-2829919
Rockresorts Rosario, LLC	Delaware	84-1606602
Rockresorts Ski Tip, LLC	Delaware	26-1524744
Rockresorts Tempo, LLC	Florida	20-8495128
Rockresorts Wyoming, LLC	Wyoming	86-1076452
Rockresorts International, LLC	Delaware	84-1606606
Soho Development, LLC	Colorado	33-1122548
SSI Venture LLC	Colorado	84-1466271
SSV Holdings, Inc.	Colorado	20-4078956
SSV Online Holdings, Inc.	Colorado	45-2582270
SSV Online LLC	Wisconsin	45-2439605
Stampede Canteen, LLC	Wyoming	20-8495900
Teton Hospitality Services, Inc.	Wyoming	83-0332998
Trimont Land Company	California	94-1640750
The Vail Corporation	Colorado	84-0601461
Vail Associates Holdings, Ltd.	Colorado	84-1214955
Vail Associates Investments, Inc.	Colorado	84-1263682
Vail/Arrowhead, Inc.	Colorado	84-1253320
Vail/Beaver Creek Resort Properties, Inc.	Colorado	52-1479879
VAMHC, Inc.	Colorado	46-0486525
Vail Associates Real Estate, Inc.	Colorado	84-1013094
VA Rancho Mirage I, Inc.	Colorado	84-1606209
VA Rancho Mirage II, Inc.	Colorado	84-1606208
VA Rancho Mirage Resort, L.P.	Delaware	75-2578150
Vail Food Services, Inc.	Colorado	84-0596378
Vail Holdings, Inc.	Colorado	84-0568230
Vail Hotel Management Company, LLC	Colorado	20-2759921
Vail Resorts Development Company	Colorado	84-1242948
Vail Resorts Lodging Company	Delaware	33-0999676
Vail RR, Inc.	Colorado	84-1606210
Vail Summit Resorts, Inc.	Colorado	43-1273996
Vail Trademarks, Inc.	Colorado	84-1253319
The Village at Breckenridge Acquisition Corp., Inc.	Tennessee	62-1633660
VR Acquisition, Inc.	California	27-3645934
VR Heavenly Concessions, Inc.	California	68-0501999
VR Heavenly I, Inc.	Colorado	33-1039478
VR Heavenly II, Inc.	Colorado	33-1039481
VR Holdings, Inc.	Colorado	84-1510033
Zion Lodge Company	Colorado	26-0610823

The information in this prospectus is not complete and may be changed. We may not complete the exchange offer and issue these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated November 4, 2011

PROSPECTUS

$390,000,000

VAIL RESORTS, INC.

Offer to Exchange new 6.50% Senior Subordinated Notes due 2019
that have been registered under the Securities Act of 1933
for any and all outstanding
6.50% Senior Subordinated Notes due 2019
(CUSIP Nos. 91879QAJ8 and U90984AD4)

This exchange offer will expire at 5:00 p.m., New York City time,
on                  , 2011, unless extended.

         We are offering to exchange Vail Resorts, Inc.'s 6.50% Senior Subordinated Notes due 2019, which have been registered under the Securities Act of 1933, as amended (the "Securities Act") and which we refer to in this prospectus as the "exchange notes," for any and all of Vail Resorts, Inc.'s 6.50% Senior Subordinated Notes due 2019 issued on April 25, 2011, which we refer to in this prospectus as the "outstanding notes." The term "Notes" refers to both the outstanding notes and the exchange notes. We refer to the offer to exchange the exchange notes for the outstanding notes as the "exchange offer" in this prospectus.

The Exchange Notes:

  •
  The terms of the registered exchange notes to be issued in the exchange offer are substantially identical to the terms of the outstanding notes, except that the transfer restrictions, registration rights and additional interest provisions relating to the outstanding notes will not apply to the exchange notes.

  •
  We are offering the exchange notes pursuant to a registration rights agreement that we entered into in connection with the issuance of the outstanding notes.

  •
  The exchange notes will bear interest at an annual rate of 6.50%, payable semi-annually in arrears on May 1 and November 1 of each year.

  •
  The exchange notes will be guaranteed on a senior basis by each of Vail Resorts, Inc.'s subsidiaries that have guaranteed the outstanding notes.

Material Terms of the Exchange Offer:

  •
  The exchange offer expires at 5:00 p.m., New York City time, on            , 2011, unless extended.

  •
  Upon expiration of the exchange offer, all outstanding notes that are validly tendered and not withdrawn will be exchanged for an equal principal amount of the exchange notes.

  •
  You may withdraw tendered outstanding notes at any time prior to the expiration of the exchange offer.

  •
  The exchange offer is not subject to any minimum aggregate tender condition, but is subject to customary conditions. You may tender outstanding notes for exchange in whole or in part in any integral multiple of $1,000, subject to a minimum exchange of $2,000.

  •
  The exchange of the exchange notes for outstanding notes will not be a taxable exchange for U.S. federal income tax purposes.

  •
  Each broker-dealer that receives exchange notes for its own account in the exchange offer must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act of 1933, as amended, in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes where such exchange notes were acquired by such broker-dealer as a result of market-making activities or other trading activities.

  •
  There is no existing public market for the outstanding notes or the exchange notes. We do not intend to list the exchange notes on any securities exchange or quotation system.

  See "Risk Factors" beginning on page 9.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or the accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated                  , 2011

        You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with any information or represent anything about us, our financial results or this exchange offer that is not contained in this prospectus. If given or made, any such other information or representation should not be relied upon as having been authorized by us. We are not making an offer to sell these exchange notes in any jurisdiction where the offer or sale is not permitted.

        The information in this prospectus is current only as of the date on its cover, and may change after that date. The information in any document incorporated by reference in this prospectus is current only as of the date of any such document. For any time after the cover date of this prospectus, we do not represent that our affairs are the same as described or that the information in this prospectus is correct—nor do we imply those things by delivering this prospectus or issuing exchange notes to you.

 HELPFUL INFORMATION

        As used throughout this prospectus, unless the context otherwise requires or indicates:

  •
  "Vail" and "Issuer" mean Vail Resorts, Inc., and not its subsidiaries; and

  •
  "The Company," "we," "our," and "us" refer to Vail and its subsidiaries on a consolidated basis.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        Except for any historical information contained or incorporated by reference herein, the matters discussed in this prospectus and the documents incorporated by reference herein contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to analyses and other information, which are based on forecasts of future results and estimates of amounts not yet determinable. These statements also relate to our future prospects, developments and business strategies.

        These forward-looking statements are identified by their use of terms and phrases such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "predict," "project," "will" and similar terms and phrases, including references to assumptions. Although we believe that our

i

plans, intentions and expectations reflected in or suggested by such forward-looking statements are reasonable, we cannot assure you that such plans, intentions or expectations will be achieved. Important factors that could cause actual results to differ materially from our forward-looking statements include, but are not limited to:

  •
  prolonged weakness in general economic conditions, including adverse effects on the overall travel and leisure related industries;

  •
  unfavorable weather conditions or natural disasters;

  •
  adverse events that occur during our peak operating periods combined with the seasonality of our business;

  •
  competition in our mountain and lodging businesses;

  •
  our ability to grow our resort and real estate operations;

  •
  our ability to successfully initiate, complete and sell new real estate development projects and achieve the anticipated financial benefits from such projects;

  •
  further adverse changes in real estate markets;

  •
  continued volatility in credit markets;

  •
  our ability to obtain financing on terms acceptable to us to finance our future real estate development, capital expenditures and growth strategy;

  •
  our reliance on government permits or approvals for our use of Federal land or to make operational improvements;

  •
  adverse consequences of current or future legal claims;

  •
  our ability to hire and retain a sufficient seasonal workforce;

  •
  willingness of our guests to travel due to terrorism, the uncertainty of military conflicts or outbreaks of contagious diseases, and the cost and availability of travel options;

  •
  negative publicity which diminishes the value of our brands;

  •
  our ability to integrate and successfully realize anticipated benefits of acquisitions or future acquisitions; and

  •
  implications arising from new Financial Accounting Standards Board ("FASB")/governmental legislation, rulings or interpretations.

        All forward-looking statements attributable to us or any persons acting on our behalf are expressly qualified in their entirety by these cautionary statements.

        If one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect, our actual results may vary materially from those expected, estimated or projected. Given these uncertainties, users of the information included in and incorporated by reference into this prospectus, including investors and prospective investors, are cautioned not to place undue reliance on such forward-looking statements. Actual results may differ materially from those suggested by the forward-looking statements that we make for a number of reasons, including those described under "Risk Factors" in this prospectus. All such forward-looking statements are made only as of the date hereof. Except as may be required by law, we do not intend to update these forward-looking statements, even if new information, future events or other circumstances have made them incorrect or misleading.

ii

WHERE YOU CAN FIND MORE INFORMATION

        Vail files annual, quarterly and special reports and other information with the SEC. Vail's SEC filings are available to the public over the Internet at the SEC's website at http://www.sec.gov. Unless specifically listed below, the information contained on the SEC website is not intended to be incorporated by reference in this prospectus and you should not consider that information a part of this prospectus. You may also read and copy any document Vail files with the SEC at the SEC's public reference room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room.

        We make available free of charge on or through our Internet website, http://www.vailresorts.com, our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, proxy statements, and amendments to those documents filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information contained on our Internet website is not part of this prospectus and does not constitute a part of this prospectus.

        This prospectus incorporates important business and financial information about us that is not included in or delivered with this prospectus. We will provide without charge to each person to whom a copy of this prospectus has been delivered, who makes a written or oral request, a copy of this information and any and all of the documents referred to herein, including the registration rights agreement and indenture for the Notes, which are summarized in this prospectus, by request directed to Vail Resorts, Inc., 390 Interlocken Crescent, Broomfield, Colorado, 80021, Attention: Investor Relations. In order to ensure timely delivery, you must make such request no later than five business days before the expiration of the exchange offer.

 INCORPORATION BY REFERENCE

        We "incorporate by reference" in this prospectus the following documents that we have previously filed with the SEC. This means that we are disclosing important information to you without actually including the specific information in this prospectus by referring you to other documents filed separately with the SEC. The information incorporated by reference is an important part of this prospectus. Information that we later provide to the SEC, and which is deemed "filed" with the SEC, will automatically update information previously filed with the SEC, and may replace information in this prospectus and information previously filed with the SEC:

  •
  our annual report on Form 10-K for the fiscal year ended July 31, 2011 ("Fiscal 2011"), filed with the SEC on September 22, 2011 (our "Fiscal 2011 10-K"); and

  •
  our current report on Form 8-K, filed with the SEC on September 30, 2011.

        We also incorporate by reference each of the documents that we file with the SEC (excluding those filings made under Item 2.02 or 7.01 of Form 8-K and corresponding information furnished under Item 9.01 of Form 8-K or included as an exhibit, or other information furnished to the SEC) under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act on or after the date of the initial registration statement and prior to effectiveness of the registration statement and on or after the date of this prospectus and prior to the completion of the exchange offer. Any statements made in such documents will automatically update and supersede the information contained in this prospectus, and any statements made in this prospectus update and supersede the information contained in past SEC filings incorporated by reference into this prospectus.

iii

PROSPECTUS SUMMARY

        This summary contains basic information about us and this exchange offer. Because it is a summary, it does not contain all of the information that you should consider before participating in the exchange offer. You should read this entire prospectus carefully, including the section entitled "Risk Factors" and our consolidated financial statements and the notes thereto incorporated by reference herein before making an investment decision.

 Business Overview

        Vail Resorts, Inc., a Delaware corporation, was organized as a public holding company in 1997 and operates through various subsidiaries. Our operations are grouped into three business segments: Mountain, Lodging and Real Estate, which represented approximately 65%, 18% and 17%, respectively, of our net revenue for Fiscal 2011. Our Mountain segment operates six world-class ski resort properties as well as ancillary services, primarily including ski school, dining and retail/rental operations, which provide a comprehensive resort experience to a diverse clientele with an attractive demographic profile. Our Lodging segment owns and/or manages a collection of luxury hotels under our RockResorts brand, as well as other strategic lodging properties and a large number of condominiums located in proximity to our ski resorts, the Grand Teton Lodge Company, which operates three destination resorts at Grand Teton National Park, Colorado Mountain Express, a resort ground transportation company, and golf courses. Collectively, the Mountain and Lodging segments are considered the Resort segment. Our Real Estate segment owns and develops real estate in and around our resort communities.

 The Exchange Offer

        The summary below describes the principal terms of the exchange offer. Certain of the terms and conditions described below are subject to important limitations and exceptions. The sections of this prospectus entitled "The Exchange Offer" and "Description of the Notes" contain a more detailed description of the terms and conditions of the Notes.

The Exchange Offer	Up to $390 million aggregate principal amount of exchange notes registered under the Securities Act are being offered in exchange for the same principal amount of outstanding notes. The terms of the exchange notes and the outstanding notes are substantially identical, except that the transfer restrictions, registration rights and rights to increased interest in addition to the stated interest rate on the outstanding notes ("Additional Interest") provisions applicable to the outstanding notes will not apply to the exchange notes. You may tender outstanding notes for exchange in whole or in part in any integral multiple of $1,000, subject to a minimum exchange of $2,000. We are undertaking the exchange offer in order to satisfy our obligations under the registration rights agreement relating to the outstanding notes. For a description of the procedures for tendering the outstanding notes, see "The Exchange Offer—How to Tender Outstanding Notes for Exchange."

In order to exchange your outstanding notes for exchange notes, you must properly tender them before the expiration of the exchange offer. Upon expiration of the exchange offer, your rights under the registration rights agreement pertaining to the outstanding notes will terminate, except under limited circumstances.

Expiration Time

The exchange offer will expire at 5:00 p.m., New York City time, on            , 2011, unless the exchange offer is extended, in which case the expiration time will be the latest date and time to which the exchange offer is extended. See "The Exchange Offer—Terms of the Exchange Offer; Expiration Time."

Interest on Outstanding Notes Exchanged in the Exchange Offer

Holders whose outstanding notes are exchanged for exchange notes will not receive a payment in respect of interest accrued but unpaid on such outstanding notes from the most recent interest payment date up to but excluding the settlement date. Instead, interest on the exchange notes received in exchange for such outstanding notes will (i) accrue from the last date on which interest was paid on such outstanding notes and (ii) accrue at the same rate as and be payable on the same dates as interest was payable on such outstanding notes. However, if any interest payment occurs prior to the settlement date on any outstanding notes already tendered for exchange in the exchange offer, the holder of such outstanding notes will be entitled to receive such interest payment.

Conditions to the Exchange Offer

The exchange offer is subject to customary conditions (see "The Exchange Offer—Conditions to the Exchange Offer"), some of which we may waive in our sole discretion. The exchange offer is not conditioned upon any minimum principal amount of outstanding notes being tendered for exchange.

How to Tender Outstanding Notes for Exchange

You may tender your outstanding notes through book-entry transfer in accordance with The Depository Trust Company's Automated Tender Offer Program, known as ATOP. If you wish to accept the exchange offer, you must:

•       complete, sign and date the accompanying letter of transmittal, or a facsimile of the letter of transmittal, in accordance with the instructions contained in the letter of transmittal, and mail or otherwise deliver prior to the expiration time the letter of transmittal, together with your outstanding notes, to the exchange agent at the address set forth under "The Exchange Offer—The Exchange Agent"; or

•       arrange for The Depository Trust Company to transmit to the exchange agent certain required information, including an agent's message forming part of a book-entry transfer in which you agree to be bound by the terms of the letter of transmittal, and transfer the outstanding notes being tendered into the exchange agent's account at The Depository Trust Company.

Guaranteed Delivery Procedures

If you wish to tender your outstanding notes and time will not permit your required documents to reach the exchange agent by the expiration time, or the procedures for book-entry transfer cannot be completed by the expiration time, you may tender your outstanding notes according to the guaranteed delivery procedures described in "The Exchange Offer—Guaranteed Delivery Procedures."

Special Procedures for Beneficial Owners

If you beneficially own outstanding notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your outstanding notes in the exchange offer, you should contact the registered holder promptly and instruct it to tender on your behalf. See "The Exchange Offer—How to Tender Outstanding Notes for Exchange."

Withdrawal of Tenders

You may withdraw your tender of outstanding notes at any time prior to the expiration time by delivering a written notice of withdrawal to the exchange agent in conformity with the procedures discussed under "The Exchange Offer—Withdrawal Rights."

Acceptance of Outstanding Notes and Delivery of Exchange Notes

Upon consummation of the exchange offer, we will accept any and all outstanding notes that are properly tendered in the exchange offer and not withdrawn prior to the expiration time. The exchange notes issued pursuant to the exchange offer will be delivered promptly upon expiration of the exchange offer. See "The Exchange Offer—Terms of the Exchange Offer; Expiration Time."

Registration Rights Agreement

We are making the exchange offer pursuant to the registration rights agreement that we entered into on April 25, 2011 with the initial purchasers of the outstanding notes. As a result of making and consummating this exchange offer, we will have fulfilled our obligations under the registration rights agreement with respect to the registration of securities, subject to certain limited exceptions. If you do not tender your outstanding notes in the exchange offer, you will not have any further registration rights under the registration rights agreement or otherwise unless you were not eligible to participate in the exchange offer or do not receive freely tradable exchange notes in the exchange offer.

Resales of Exchange Notes

We believe that the exchange notes issued in the exchange offer may be offered for resale, resold or otherwise transferred by you without compliance with the registration and prospectus delivery requirements of the Securities Act, provided that:

• you are not an "affiliate" of ours;
• the exchange notes you receive pursuant to the exchange offer are being acquired in the ordinary course of your business;
• you have no arrangement or understanding with any person to participate in the distribution of the exchange notes issued to you in the exchange offer;
• if you are not a broker-dealer, you are not engaged in, and do not intend to engage in, a distribution of the exchange notes issued in the exchange offer; and

•       if you are a broker-dealer, you will receive the exchange notes for your own account, the outstanding notes were acquired by you as a result of market-making or other trading activities, and you will deliver a prospectus when you resell or transfer any exchange notes issued in the exchange offer. See "Plan of Distribution" for a description of the prospectus delivery obligations of broker-dealers in the exchange offer.

If you do not meet these requirements, your resale of the exchange notes must comply with the registration and prospectus delivery requirements of the Securities Act.

Our belief is based on interpretations by the staff of the SEC, as set forth in no-action letters issued to third parties. The staff of the SEC has not considered this exchange offer in the context of a no-action letter, and we cannot assure you that the staff of the SEC would make a similar determination with respect to this exchange offer.

If our belief is not accurate and you transfer an exchange note without delivering a prospectus meeting the requirements of the federal securities laws or without an exemption from these laws, you may incur liability under the federal securities laws. We do not and will not assume, or indemnify you against, this liability.

See "The Exchange Offer—Consequences of Exchanging Outstanding Notes."
Consequences of Failure to Exchange Your Outstanding Notes

If you do not exchange your outstanding notes for exchange notes in the exchange offer, your outstanding notes will continue to be subject to the restrictions on transfer provided in the legend on the outstanding notes and in the indenture governing the Notes. In general, the outstanding notes may not be offered or sold unless registered or sold in a transaction exempt from registration under the Securities Act and applicable state securities laws. Accordingly, the trading market for your untendered outstanding notes could be adversely affected.

Exchange Agent

The exchange agent for the exchange offer is The Bank of New York Mellon Trust Company, N.A. For additional information, see "The Exchange Offer—The Exchange Agent" and the accompanying letter of transmittal.

Certain Federal Income Tax Considerations

The exchange of your outstanding notes for exchange notes will not be a taxable exchange for United States federal income tax purposes. You should consult your own tax advisor as to the tax consequences to you of the exchange offer, as well as tax consequences of the ownership and disposition of the exchange notes. For additional information, see "Material U.S. Federal Income Tax Considerations."

Summary of the Terms of the Exchange Notes

        The terms of the exchange notes are substantially identical to the outstanding notes, except that the transfer restrictions, registration rights and Additional Interest provisions applicable to the outstanding notes will not apply to the exchange notes. The following is a summary of the principal terms of the exchange notes. A more detailed description is contained in the section "Description of the Notes" in this prospectus.

Issuer	Vail Resorts, Inc.
Notes Offered	$390,000,000 in principal amount of 6.50% Senior Subordinated Notes due 2019.
Maturity Date	May 1, 2019.
Interest	Interest on the exchange notes will accrue at an annual rate of 6.50%. Interest will be paid semi-annually in arrears on May 1 and November 1 of each year.

Holders whose outstanding notes are exchanged for exchange notes will not receive a payment in respect of interest accrued but unpaid on such outstanding notes from the most recent interest payment date up to but excluding the settlement date. Instead, interest on the exchange notes received in exchange for such outstanding notes will (i) accrue from the last date on which interest was paid on such outstanding notes and (ii) accrue at the same rate as and be payable on the same dates as interest was payable on such outstanding notes. However, if any interest payment occurs prior to the settlement date on any outstanding notes already tendered for exchange in the exchange offer, the holder of such outstanding notes will be entitled to receive such interest payment.
Guarantees	The exchange notes will be guaranteed on a senior subordinated basis by all of our existing and future subsidiaries that guarantee our existing senior secured credit facility (the "Guarantors").
Ranking	The exchange notes will be general unsecured senior subordinated debt of Vail Resorts, Inc. Accordingly, they will rank:
• junior to our existing and future senior debt;
• pari passu with all of our existing and future unsecured senior subordinated debt;
• senior to all of our existing and future subordinated debt, if any; and
• effectively junior to all indebtedness of our existing and future subsidiaries that are not Guarantors.

The guarantees will be general unsecured senior subordinated obligations of the Guarantors. Accordingly, they will rank junior to all senior debt of the Guarantors, pari passu with all unsecured senior subordinated debt of the Guarantors and senior to all future subordinated debt of the Guarantors.
Optional Redemption
We may redeem the exchange notes, in whole or in part, at any time on or after May 1, 2014, at the redemption prices described in the section "Description of the Notes—Optional Redemption," plus accrued and unpaid interest to the redemption date.

In addition, on or before May 1, 2014, we may redeem up to 35% of the exchange notes with the net cash proceeds from certain equity offerings at the redemption price listed in "Description of the Notes—Optional Redemption." However, we may only make such redemptions if at least 65% of the aggregate principal amount of exchange notes issued under the indenture remains outstanding immediately after the occurrence of such redemption.

Prior to May 1, 2014, we may also redeem the exchange notes, in whole or in part, at a make-whole price plus accrued and unpaid interest to the redemption date as described under "Description of the Notes—Optional Redemption."
Change of Control
If we experience certain kinds of changes of control, we must offer to purchase the exchange notes at 101% of their face amount, plus accrued and unpaid interest. See "Description of the Notes—Repurchase at the Option of Holders—Change of Control."
Certain Covenants	The indenture governing the exchange notes will, among other things, limit our ability and the ability of our restricted subsidiaries to:
• borrow money or sell preferred stock;
• create liens;
• pay dividends on or redeem or repurchase stock;
• make certain types of investments;
• sell stock in our restricted subsidiaries;
• create restrictions on the ability of our restricted subsidiaries to pay dividends or make other payments to us;
• enter into transactions with affiliates;
• issue guarantees of debt; and
• sell assets or merge with other companies.
These covenants are subject to important exceptions, limitations and qualifications. For more details, see "Description of the Notes."

Use of Proceeds	We will not receive any cash proceeds from the issuance of the exchange notes offered by this prospectus.
Risk Factors
Investment in the exchange notes involves certain risks. You should carefully consider the information under "Risk Factors" beginning on page 9 of this prospectus and all other information included and incorporated by reference in this prospectus before investing in the exchange notes.

RISK FACTORS

        Investing in the exchange notes involves various risks, including the risks described below and in the documents we incorporate by reference herein. You should carefully consider these risks and the other information contained and incorporated by reference in this registration statement before deciding to invest in the exchange notes. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. In any such case, the trading price of the exchange notes could decline and you could lose all or part of your investment.

Risks Related to Our Business

We are subject to the risk of prolonged weakness in general economic conditions including continued adverse affects on the overall travel and leisure related industries.

        Conditions currently present or recently present in the economic environment including high unemployment, erosion of consumer confidence and financial instability in the global markets, including any impact from the downgrade of credit ratings assigned to obligations of the United States, may potentially have negative effects on the travel and leisure industry and on our results of operations. As a result of these and other economic uncertainties, we have experienced and may continue to experience, among other items a change in booking trends such that guest reservations are made much closer to the actual date of stay, a decrease in the length of stay and a decrease in group bookings. We cannot predict at what level these trends will continue, worsen or improve and the ultimate impact it will have on our future results of operations. Additionally, the third party owners of RockResorts properties we manage may not be as well capitalized as us and therefore may be more exposed to the impacts of adverse economic conditions on the travel industry, which could jeopardize components of our management agreements. If the owners of the hotels we manage do not meet debt service obligations and default on a mortgage or other obligations, the property may be at risk of foreclosure by a lender and our management agreements may be at risk. The actual or perceived fear of weakness in the economy could also lead to decreased spending by our guests. Skiing, travel and tourism are discretionary recreational activities that can entail a relatively high cost of participation and are adversely affected by economic slowdown or recession. This could further be exacerbated by the fact that we charge some of the highest prices for our lift tickets and ancillary services in the ski industry. In the event of a decrease in visitation and overall guest spending we may be required to offer a higher amount of discounts and incentives than we have historically.

Leisure and business travel are particularly susceptible to various factors outside of our control, including terrorism, the uncertainty of military conflicts, outbreaks of contagious diseases and the cost and availability of travel options.

        Our business is sensitive to the willingness of our guests to travel. Acts of terrorism, the spread of contagious diseases, regional political events and developments in military conflicts in areas of the world from which we draw our guests could depress the public's propensity to travel and cause severe disruptions in both domestic and international air travel and consumer discretionary spending, which could reduce the number of visitors to our resorts and have an adverse affect on our results of operations. Many of our guests travel by air and the impact of higher prices for commercial airline services and availability of air services could cause a decrease in visitation by Destination guests to our resorts. Also, many of our guests travel by vehicle and higher gasoline prices could adversely impact our guests' willingness to travel to our resorts. Higher cost of travel may also affect the amount that guests are willing to spend at our resorts and could negatively impact our revenue particularly for lodging, ski school, dining and retail/rental.

Our business is highly seasonal.

        Our mountain and lodging operations are highly seasonal in nature. In particular, revenue and profits from our mountain and most of our lodging operations are substantially lower and historically result in losses from late spring to late fall. Conversely, peak operating seasons for GTLC, certain managed hotel properties and our golf courses occur during the summer months while the winter season generally results in operating losses. Revenue and profits generated by GTLC's summer operations, management fees from certain managed properties, certain other lodging properties and golf operations are not nearly sufficient to fully offset our off-season losses from our mountain and other lodging operations. For Fiscal 2011, 81.5% of total combined Mountain and Lodging segment net revenue (excluding Lodging segment revenue associated with reimbursement of payroll costs) was earned during our second and third fiscal quarters. In addition, the timing of major holidays can impact vacation patterns and therefore visitation at our ski resorts. If we were to experience an adverse event or realize a significant deterioration in our operating results during our peak periods (our fiscal second and third quarters) we would be unable to fully recover any significant declines due to the seasonality of our business. Operating results for any three-month period are not necessarily indicative of the results that may be achieved for any subsequent quarter or for a full fiscal year.

We are vulnerable to the risk of unfavorable weather conditions and the impact of natural disasters.

        The ability to attract visitors to our resorts is influenced by weather conditions and by the amount and timing of snowfall during the ski season. Unfavorable weather conditions can adversely affect skier visits and our revenue and profits. Unseasonably warm weather may result in inadequate natural snowfall and reduce skiable terrain which increases the cost of snowmaking and could render snowmaking wholly or partially ineffective in maintaining quality skiing conditions, including in areas which are not accessible by snowmaking equipment. In addition, a severe and prolonged drought could affect our otherwise adequate snowmaking water supplies or increase the cost of snowmaking. Excessive natural snowfall may materially increase the costs incurred for grooming trails and may also make it difficult for visitors to obtain access to our mountain resorts. In the past 20 years, our ski resorts have averaged between 20 and 30 feet of annual snowfall which is significantly in excess of the average for United States ski resorts. However, there can be no certainty that our resorts will receive seasonal snowfalls near their historical average in the future. The early season snow conditions and skier perceptions of early season snow conditions influence the momentum and success of the overall season. Unfavorable weather conditions can adversely affect our resorts and lodging properties as vacationers tend to delay or postpone vacations if conditions differ from those that typically prevail at such resorts for a given season. There is no way for us to predict future weather patterns or the impact that weather patterns may have on our results of operations or visitation.

        A severe natural disaster, such as a forest fire, may interrupt our operations, damage our properties and reduce the number of guests who visit our resorts in affected areas. Damage to our properties could take a long time to repair and there is no guarantee that we would have adequate insurance to cover the costs of repair and recoup lost profits. Furthermore, such a disaster may interrupt or impede access to our affected properties or require evacuations and may cause visits to our affected properties to decrease for an indefinite period. The ability to attract visitors to our resorts is also influenced by the aesthetics and natural beauty of the outdoor environment where our resorts are located. A severe forest fire or other severe impacts from naturally occurring events could negatively impact the natural beauty of our resorts and have a long-term negative impact on our overall guest visitation as it would take several years for the environment to recover.

We face significant competition.

        The ski resort and lodging industries are highly competitive. The number of people who ski in the United States (as measured in skier visits) has generally ranged between 54 million and 61 million annually over the last decade, with approximately 61 million visits for the 2010/2011 ski season. The factors that we believe are important to customers include:

  •
  proximity to population centers;

  •
  availability and cost of transportation to ski areas;

  •
  ease of travel to ski areas (including direct flights by major airlines);

  •
  pricing of lift tickets and/or season passes and the number, quality and price of related ancillary services (ski school, dining and retail/rental), amenities and lodging;

  •
  snowmaking facilities;

  •
  type and quality of skiing and snowboarding offered;

  •
  duration of the ski season;

  •
  weather conditions; and

  •
  reputation.

        We have many competitors for our ski vacationers, including other major resorts in Colorado, California, Nevada, the Pacific Northwest and Southwest and other major destination ski areas worldwide. Our guests can choose from any of these alternatives, as well as non-skiing vacation options and destinations around the world. In addition, other forms of leisure such as sporting events and participation in other competing indoor and outdoor recreational activities are available to potential guests.

        RockResorts hotels and our other hotels compete with numerous other hotel companies that may have greater financial resources than we do and they may be able to adapt more quickly to changes in customer requirements or devote greater resources to promotion of their offerings than us. We believe that developing and maintaining a competitive advantage will require us to make continued capital investments in our resorts. We cannot assure that we will have sufficient resources to make the necessary capital investments to do so, and we cannot assure that we will be able to compete successfully in this market or against such competitors.

The high fixed cost structure of ski resort operations can result in significantly lower margins if revenues decline.

        The cost structure of our ski resort operations has a significant fixed component with variable expenses including, but not limited to, Forest Service fees, other resort related fees, credit card fees, retail/rental cost of sales and labor, ski school labor and dining operations. Any material declines in the economy, elevated geopolitical uncertainties and/or significant changes in historical snowfall patterns, as well as other risk factors discussed herein could adversely affect revenue. As such, our margins, profits and cash flows may be materially reduced due to declines in revenue given our relatively high fixed cost structure. In addition, increases in wages and other labor costs, energy, healthcare, insurance, transportation and fuel, property taxes, minimum lease payments and other expenses included in our fixed cost structure may also reduce our margin, profits and cash flows.

Our current or future real estate development projects might not be successful.

        We have completed significant real estate development projects and have preliminary plans for significant future development projects. We could experience significant difficulties in realizing the anticipated financial benefits on completed projects or in initiating or completing future projects, due to among other things:

  •
  sustained deterioration in real estate markets;

  •
  difficulty in selling units or the ability of buyers to obtain necessary funds to close on units;

  •
  escalation in construction costs due to price increases in commodities, unforeseen conditions, inadequate design or drawings, or other causes;

  •
  work stoppages;

  •
  weather interferences;

  •
  shortages in obtaining materials;

  •
  difficulty in financing real estate development projects;

  •
  difficulty in receiving the necessary regulatory approvals;

  •
  difficulty in obtaining qualified contractors or subcontractors; and

  •
  unanticipated incremental remediation costs related to design and construction issues.

        Our real estate development projects are designed to make our resorts attractive to our guests and to maintain competitiveness. If these projects are not successful, in addition to not realizing intended profits from the real estate developments, our guests may choose to go to other resorts that they perceive have better amenities which could materially and adversely affect our results of operations.

        There are significant risks associated with our recently completed real estate projects, which could adversely affect our financial condition, results of operations or anticipated cash inflows from these projects as we have units remaining that have not been sold. For example, in the event that the carrying cost of the remaining units available for sale exceeds anticipated future proceeds from the sale of these units, we would be required to record an impairment charge. During Fiscal 2011, we completed The Ritz-Carlton Residences, Vail and in fiscal 2010 we completed One Ski Hill Place at the base of our Breckenridge ski resort for which 93 units with a carrying cost of $163.0 million remain to be sold as of July 31, 2011. We have risk associated with selling and closing units in these projects as a result of the continued instability in the capital / credit markets and in the overall real estate market and, as a result we may not be able to sell units for a profit or at the prices or selling pace we anticipate. Furthermore, given the current economic climate, certain potential buyers may be unable to purchase units in part due to a reduction in funds available and/or decreases in mortgage availability.

We may not be able to fund resort capital expenditures and investment in future real estate projects.

        In addition to the self funding of future real estate projects (currently no significant development efforts are in progress), we anticipate that resort capital expenditures (primarily related to the Mountain and Lodging segments) will be approximately $116 million to $130 million for calendar year 2011. Our ability to fund expenditures will depend on our ability to generate sufficient cash flow from operations (including obtaining pre-sale deposits on future real estate projects) and/or to borrow from third parties. We cannot provide assurances that our operations will be able to generate sufficient cash flow to fund such costs, or that we will be able to obtain sufficient financing on adequate terms, or at all. In addition, there can be no assurances that future real estate development projects (currently no significant development efforts are in progress) can be self funded with cash available on hand, through advance pre-sale deposits or through third party real estate financing. Our ability to generate cash flow and to obtain third-party financing will depend upon many factors, including:

  •
  our future operating performance;

  •
  general economic conditions and economic conditions affecting the resort industry, the ski industry and the general capital markets;

  •
  competition;

  •
  legislative and regulatory matters affecting our operations and business; and

  •
  our ability to meet our pre-sell targets on our future vertical real estate development projects;

        We could finance future expenditures from any combination of the following sources:

  •
  cash flow from operations;

  •
  construction financing, including non-recourse or other financing;

  •
  bank borrowings;

  •
  public offerings of debt or equity; and

  •
  private placements of debt or equity.

        Any inability to generate sufficient cash flows from operations or to obtain adequate third-party financing could cause us to delay or abandon certain projects and/or plans.

We rely on government permits and landlord approvals.

        Our resort operations require permits and approvals from certain Federal, state, and local authorities, including the Forest Service and U.S. Army Corps of Engineers. Virtually all of our ski trails and related activities at Vail Mountain, Breckenridge, Keystone and Heavenly and a majority of Beaver Creek are located on National Forest land. The Forest Service has granted us permits to use these lands, but maintains the right to review and approve many operational matters, as well as the location, design and construction of improvements in these areas. Currently, our permits expire December 31, 2029 for Breckenridge, December 1, 2031 for Vail Mountain, December 31, 2032 for Keystone, November 8, 2039 for Beaver Creek and May 1, 2042 for Heavenly. The Forest Service can terminate or amend these permits if, in its opinion, such termination is required in the public interest. A termination or amendment of any of our permits could have a materially adverse affect on our business and operations. In order to undertake improvements and new development, we must apply for permits and other approvals. These efforts, if unsuccessful, could impact our expansion efforts. Furthermore, Congress may materially increase the fees we pay to the Forest Service for use of these National Forest lands. Additionally, we lease the land and the vast majority of the operating assets of Northstar-at-Tahoe from CNL Lifestyles Properties, Inc., a Real Estate Investment Trust, which requires us to operate the resort in accordance with the terms under the leases, as well as requires us to seek certain approvals for improvements made to the resort. The initial term of the leases for Northstar-at-Tahoe expire in January 2027, and allows for three 10-year extensions at our option. There is no guarantee that at the end of the initial lease term we will extend the option periods or will be able to negotiate new terms that are more favorable to us.

We are subject to extensive environmental laws and regulations in the ordinary course of business.

        Our operations are subject to a variety of Federal, state and local environmental laws and regulations including those relating to emissions to the air, discharges to water, storage, treatment and disposal of wastes, land use, remediation of contaminated sites and protection of natural resources such as wetlands. For example, future expansions of certain of our ski facilities must comply with applicable forest plans approved under the National Forest Management Act, state and federal wildlife protection laws or local zoning requirements. In addition, most projects to improve, upgrade or expand our ski areas are subject to environmental review under the NEPA and, for California projects at Heavenly and Northstar-at-Tahoe, the CEQA. Both acts require that the Forest Service study any proposal for potential environmental impacts and include in its analysis various alternatives. Our ski area improvement proposals may not be approved or may be approved with modifications that substantially increase the cost or decrease the desirability of implementing the project. Our facilities are subject to risks associated with mold and other indoor building contaminants. From time to time our operations are subject to inspections by environmental regulators or other regulatory agencies. We are also subject to worker health and safety requirements. We believe our operations are in substantial compliance with applicable material environmental, health and safety requirements. However, our efforts to comply do not eliminate the risk that we may be held liable, incur fines or be subject to claims for damages, and that the amount of any liability, fines, damages or remediation costs may be material for, among other things, the presence or release of regulated materials at, on or emanating from properties we now or formerly owned or operated, newly discovered environmental impacts or contamination at or from any of our properties, or changes in environmental laws and regulations or their enforcement.

We rely on information technology to operate our businesses and maintain our competitiveness, and any failure to adapt to technological developments or industry trends could harm our business.

        We depend on the use of sophisticated information technology and systems, including technology and systems used for central reservations, point of sale, procurement and administration. We must continuously improve and upgrade our systems and infrastructure to offer enhanced products, services, features and functionality, while maintaining the reliability and integrity of our systems and infrastructure. Our future success also depends on our ability to adapt our infrastructure to meet rapidly evolving consumer trends and demands and to respond to competitive service and product offerings.

        In addition, we may not be able to maintain our existing systems or replace or introduce new technologies and systems as quickly as we would like or in a cost-effective manner. Delays or difficulties in implementing new or enhanced systems may keep us from achieving the desired results in a timely manner, to the extent anticipated, or at all. Any interruptions, outages or delays in our systems, or deterioration in their performance, could impair our ability to process transactions and could decrease our quality of service that we offer to our guests. Also, we may be unable to devote financial resources to new technologies and systems in the future. If any of these events occur, our business and financial performance could suffer.

Failure to maintain the integrity of guest data could result in damages of reputation and/or subject us to costs, fines or lawsuits.

        We collect personally identifiable information relating to our guests for various business purposes, including marketing and promotional purposes. The integrity and privacy of our guest's information is important to us and our guests have a high expectation that we will adequately protect their personal information. The regulatory environment governing privacy laws is increasingly demanding and privacy laws continue to evolve and on occasion may be inconsistent from one jurisdiction to another. Maintaining compliance with applicable privacy regulations may increase our operating costs and/or adversely impact our ability to market our products, properties and services to our guests. Furthermore, non-compliance with applicable privacy regulations by us (or in some circumstances non-compliance by third parties engaged by us), breach of security on systems storing our guest data, a loss of guest data or fraudulent use of guest data could adversely impact our reputation or result in fines or other damages and litigation.

We are subject to litigation in the ordinary course of business.

        We are, from time to time, subject to various asserted or unasserted legal proceedings and claims. Any such claims, regardless of merit, could be time consuming and expensive to defend and could divert management's attention and resources. While we believe we have adequate insurance coverage and/or accrue for loss contingencies for all known matters that are probable and can be reasonably estimated, we cannot assure that the outcome of all current or future litigation will not have a material adverse effect on us and our results of operations. For a more detailed discussion of our legal proceedings see Legal Proceedings under Item 3 and Note 13, Commitments and Contingencies, of the

Notes to Consolidated Financial Statements included in our Fiscal 2011 10-K, which is incorporated herein by reference.

Any failure to protect our trademarks could have a negative impact on the value of our brand names and adversely affect our business.

        Our trademarks are an important component of our business and the continued success of our business depends in part upon our continued ability to use our trademarks to increase brand awareness and further develop our brand in both domestic and international markets. The unauthorized use of our trademarks could diminish the value of our brand and its market acceptance, competitive advantages or goodwill, which could adversely affect our business. Litigation has been and may continue to be necessary to enforce our intellectual property rights or to determine the validity and scope of the proprietary rights of others. Additionally, negative public image or other adverse events which become associated with one of our brands could adversely affect our revenue and profitability.

We depend on a seasonal workforce.

        Our mountain and lodging operations are highly dependent on a large seasonal workforce. We recruit year-round to fill thousands of seasonal staffing needs each season and work to manage seasonal wages and the timing of the hiring process to ensure the appropriate workforce is in place. We cannot guarantee that material increases in the cost of securing our seasonal workforce will not be necessary in the future. Furthermore, we cannot guarantee that we will be able to recruit and hire adequate seasonal personnel as the business requires. Increased seasonal wages or an inadequate workforce could have an adverse impact on our results of operations.

If we do not retain our key personnel, our business may suffer.

        The success of our business is heavily dependent on the leadership of key management personnel, including our Chief Executive Officer, Co-President and Chief Financial Officer, Co-Presidents, General Counsel and each of our Executive and Senior Vice Presidents. If any of these persons were to leave, it could be difficult to replace them, and our business could be harmed. We do not maintain "key-man" life insurance on any of our employees.

Our acquisitions or future acquisitions might not be successful.

        We have acquired certain ski resorts, other destination resorts, hotel properties and businesses complementary to our own, as well as developable land in proximity to our resorts. We cannot make assurances that we will be able to successfully integrate and manage acquired ski resorts, properties and businesses and increase our profits from these operations. We continually evaluate potential acquisitions and intend to actively pursue acquisition opportunities, some of which could be significant. We could face various risks from additional acquisitions, including:

  •
  inability to integrate acquired businesses into our operations;

  •
  diversion of our management's attention;

  •
  potential increased debt leverage;

  •
  litigation arising from acquisition activity; and

  •
  unanticipated problems or liabilities.

        In addition, we run the risk that any new acquisitions may fail to perform in accordance with expectations, and that estimates of the costs of improvements for such properties may prove inaccurate.

We may be required to write-off a portion of our goodwill, indefinite lived intangible asset and/or long-lived asset balances as a result of prolonged weakness in economic conditions.

        Under accounting principles generally accepted in the United States of America ("GAAP"), we test goodwill and indefinite lived intangible assets for impairment annually as well as on an interim basis to the extent factors or indicators become apparent that could reduce the fair value of our goodwill or indefinite lived intangible assets below book value and we evaluate long-lived assets for potential impairment whenever events or change in circumstances indicate that the carrying amount of an asset may not be recoverable. We evaluate the recoverability of goodwill by estimating the future discounted cash flows of our reporting units and terminal values of the businesses using projected future levels of income as well as business trends, prospects and market and economic conditions. We evaluate the recoverability of indefinite lived intangible assets using the income approach based upon estimated future revenue streams (see Critical Accounting Policies in Item 7 of our Fiscal 2011 Form 10-K, which is incorporated herein by reference). We evaluate the recoverability of long-lived assets by estimating the future undiscounted cash flows using projected future levels of income. If a more severe prolonged weakness in general economic conditions were to occur it could cause less than expected growth and/or reduction in terminal values of our reporting units and cash flows and could result in an impairment charge attributable to certain goodwill, indefinite lived intangible assets and/or long-lived assets, negatively impacting our results of operations and stockholders' equity.

We are subject to accounting regulations and use certain accounting estimates and judgments that may differ significantly from actual results.

        Implementation of existing and future legislation, rulings, standards and interpretations from the FASB or other regulatory bodies could affect the presentation of our financial statements and related disclosures. Future regulatory requirements could significantly change our current accounting practices and disclosures. Such changes in the presentation of our financial statements and related disclosures could change an investor's interpretation or perception of our financial position and results of operations.

        We use many methods, estimates and judgments in applying our accounting policies (see Critical Accounting Policies in Item 7 of our Fiscal 2011 Form 10-K, which is incorporated herein by reference). Such methods, estimates and judgments are, by their nature, subject to substantial risks, uncertainties and assumptions, and factors may arise over time that lead us to change our methods, estimates and judgments. Changes in those methods, estimates and judgments could significantly affect our results of operations.

Risks Related to the Exchange Offer

We cannot assure you that an active trading market for the exchange notes will exist if you desire to sell the exchange notes.

        There is no existing public market for the outstanding notes or the exchange notes. We do not intend to have the exchange notes listed on a national securities exchange or to arrange for quotation on any automated dealer quotation systems. Therefore, we cannot assure you as to the development or liquidity of any trading market for the exchange notes. The liquidity of any market for the exchange notes will depend on a number of factors, including:

  •
  the number of holders of exchange notes;

  •
  our operating performance and financial condition;

  •
  the market for similar securities;

  •
  the interest of securities dealers in making a market in the exchange notes; and

  •
  prevailing interest rates.

        Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the exchange notes. The market, if any, for the exchange notes may face similar disruptions that may adversely affect the prices at which you could sell your exchange notes. Therefore, you may not be able to sell your exchange notes at a particular time and the price that you receive when you sell may not be favorable.

You may have difficulty selling any outstanding notes that you do not exchange.

        If you do not exchange your outstanding notes for exchange notes in the exchange offer, you will continue to hold outstanding notes subject to restrictions on their transfer. Those transfer restrictions are described in the indenture governing the outstanding notes and in the legend contained on the outstanding notes, and arose because we originally issued the outstanding notes under an exemption from the registration requirements of the Securities Act.

        In general, you may offer or sell your outstanding notes only if they are registered under the Securities Act and applicable state securities laws, or if they are offered and sold under an exemption from those requirements. We do not currently intend to register the outstanding notes under the Securities Act or any state securities laws. If a substantial amount of the outstanding notes is exchanged for a like amount of the exchange notes issued in the exchange offer, the liquidity of your outstanding notes could be adversely affected. See "The Exchange Offer—Consequences of Failure to Exchange Outstanding Notes" for a discussion of additional consequences of failing to exchange your outstanding notes.

Risks Related to the Notes and the Guarantees

Our substantial indebtedness could adversely affect our financial health and prevent us from fulfilling our obligations under the Notes.

        We have a significant amount of indebtedness. Our substantial indebtedness could have important consequences to you. For example, it could:

  •
  make it more difficult for us to satisfy our obligations with respect to the Notes;

  •
  increase our vulnerability to general adverse economic and industry conditions;

  •
  require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, thereby reducing the availability of our cash flow to fund working capital, capital expenditures, real estate developments, marketing efforts and other general corporate purposes;

  •
  limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

  •
  place us at a competitive disadvantage compared to our competitors that have less debt; and

  •
  limit our ability to borrow additional funds.

        In addition, the indenture governing the Notes and our senior secured credit facility contain financial and other restrictive covenants that limit our ability to engage in activities that may be in our long-term best interests. Our failure to comply with those covenants could result in an event of default which, if not cured or waived, could result in the acceleration of all of our debts. Despite current indebtedness levels, we and our subsidiaries may still be able to incur substantially more debt. This could further exacerbate the risks associated with our substantial leverage.

        We and our subsidiaries may be able to incur substantial additional indebtedness in the future. The terms of the indenture do not fully prohibit us or our subsidiaries from doing so. If new debt is added to our and our subsidiaries' current debt levels, the related risks that we and they now face could intensify.

There are restrictions imposed by the terms of our indebtedness.

        The operating and financial restrictions and covenants in our senior secured credit facility and the indenture governing the Notes may adversely affect our ability to finance future operations or capital needs or to engage in other business activities. In addition, there can be no assurance that we will meet the financial covenants contained in our senior secured credit facility. If we breach any of these restrictions or covenants, or suffer a material adverse change which restricts our borrowing ability under our senior secured credit facility, we would be unable to borrow funds thereunder without a waiver, which inability could have an adverse effect on our business, financial condition and results of operations. A breach could cause a default under the Notes and our other debt. Our indebtedness may then become immediately due and payable. We may not have or be able to obtain sufficient funds to make these accelerated payments, including payments on the Notes.

        In addition, the indenture governing the Notes and our senior secured credit facility restrict, among other things, our ability to:

  •
  incur additional debt or sell preferred stock;

  •
  pay dividends, repurchase our stock and make other restricted payments;

  •
  create liens;

  •
  make certain types of investments;

  •
  engage in sales of assets and subsidiary stock;

  •
  enter into sales-leaseback transactions;

  •
  enter into transactions with affiliates;

  •
  issue guarantees of debt

  •
  transfer all or substantially all of our assets or enter into merger or consolidation transactions; and

  •
  make capital expenditures.

        In addition, there can be no assurance that we will meet the financial covenants contained in our senior secured credit facility. If we breach any of these restrictions or covenants, or suffer a material adverse change which restricts our borrowing ability under our senior secured credit facility, we would not be able to borrow funds thereunder without a waiver, which inability to borrow could have an adverse effect on our business, financial condition and results of operations. In addition, a breach, if uncured, could cause a default under the indenture governing Notes and our other debt. Our indebtedness may then become immediately due and payable. We may not have or be able to obtain sufficient funds to make these accelerated payments, including payments on the Notes.

To service our indebtedness, we will require a significant amount of cash, generation of which depends on many factors beyond our control.

        Our ability to make payments on and to refinance our indebtedness, including the Notes, and to fund planned capital expenditures and development efforts will depend on our ability to generate cash in the future. This, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control.

        Based on our current level of operations, we believe our cash flow from operations, available cash and available borrowings under our senior secured credit facility will be adequate to meet our future liquidity needs for at least the next twelve months.

        We cannot assure you, however, that our business will generate sufficient cash flow from operations, that currently anticipated cost savings and operating improvements will be realized on schedule or that future borrowings will be available to us under our senior secured credit facility in an amount sufficient to enable us to pay our indebtedness, including the Notes, or to fund our other liquidity needs. We may need to refinance all or a portion of our indebtedness, including the Notes, on or before maturity. We cannot assure you that we will be able to refinance any of our indebtedness, including our senior secured credit facility and the Notes, on commercially reasonable terms or at all.

Your right to receive payments on the Notes is junior to our existing indebtedness and possibly all of our future borrowings. Further, the guarantees of the Notes are junior to all of our Guarantors' existing indebtedness and possibly to all their future borrowings.

        The Notes and the subsidiary guarantees rank behind all of our and the subsidiary Guarantors' existing indebtedness (other than trade payables) and all of our and their future borrowings (other than trade payables), except any future indebtedness that expressly provides that it ranks equal with, or subordinated in right of payment to, the Notes and the guarantees. As a result, upon any distribution to our creditors or the creditors of the Guarantors in a bankruptcy, liquidation or reorganization or similar proceeding relating to us or the Guarantors or our or their property, the holders of our senior debt and debt of the Guarantors will be entitled to be paid in full and in cash before any payment may be made with respect to the Notes or the subsidiary guarantees.

        In addition, all payments on the Notes and the guarantees will be blocked in the event of a payment default on senior debt and may be blocked for up to 179 of 360 consecutive days in the event of certain non-payment defaults on senior debt.

        In the event of a bankruptcy, liquidation or reorganization or similar proceeding relating to us or the Guarantors, holders of the Notes will participate with trade creditors and all other holders of our and the Guarantors' subordinated indebtedness in the assets remaining after we and the subsidiary Guarantors have paid all of our senior debt. However, because the indenture requires that amounts otherwise payable to holders of the Notes in a bankruptcy or similar proceeding be paid to holders of senior debt instead, holders of the Notes may receive less, ratably, than holders of senior debt in any such proceeding. In any of these cases, we and the subsidiary Guarantors may not have sufficient funds to pay all of our creditors and holders of Notes may receive less, ratably, than the holders of our senior debt.

        We are permitted to borrow substantial additional indebtedness, including senior debt, in the future under the terms of the indenture.

The ability of holders of Notes to require us to repurchase Notes as a result of a disposition of "substantially all" of our assets or a change in the composition of our board of directors is uncertain.

        The definition of change of control in the indenture governing the Notes includes a phrase relating to the sale, assignment, lease, conveyance or other disposition of "all or substantially all" of our and our subsidiaries' assets, taken as a whole. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase. Accordingly, the ability of a holder of Notes to require us to repurchase such Notes as a result of a sale, assignment, lease, conveyance or other disposition of less than all of our and our subsidiaries' assets, taken as a whole, to another person or group is uncertain. In addition, a recent Delaware Chancery Court decision raised questions about the enforceability of provisions that are similar to those in the indenture governing the Notes, related to the triggering of a change of control as a result of a change in the composition of a board of directors. Accordingly, the ability of a holder of Notes to require us to repurchase Notes as a result of a change in the composition of directors on our board is uncertain.

We may not have access to the cash flow and other assets of our subsidiaries that may be needed to make payment on the Notes.

        Although much of our business is conducted through our subsidiaries, none of our subsidiaries is obligated to make funds available to us for payment on the Notes. Accordingly, our ability to make payments on the Notes is dependent on the earnings and the distribution of funds from our subsidiaries. We cannot assure you that our subsidiaries will be able to, or be permitted to, make distributions sufficient to enable us to make payments in respect of the Notes. Each of our subsidiaries is a distinct legal entity and, under certain circumstances, applicable state laws, regulatory limitations and terms of our debt instruments may limit our ability to obtain cash from our subsidiaries. While the indenture governing the Notes limits the ability of our subsidiaries to restrict their ability to pay dividends or make other intercompany payments to us, these limitations are subject to certain qualifications and exceptions, which may have the effect of significantly restricting the applicability of those limits. In the event that we do not receive distributions from our subsidiaries, we may be unable to make required payments on the Notes or our other indebtedness.

Your right to receive payments on the Notes could be adversely affected if any of our non-guarantor subsidiaries declare bankruptcy, liquidate or reorganize.

        Some of our subsidiaries will not guarantee the Notes. In the event of a bankruptcy, liquidation or reorganization of any of our non-guarantor subsidiaries, holders of their indebtedness and their trade creditors will generally be entitled to payment of their claims from the assets of those subsidiaries before any assets are made available for distribution to us.

We may not have the ability to raise the funds necessary to finance the change of control offer required by the indenture.

        Upon the occurrence of certain kinds of change of control events, we will be required to offer to repurchase all outstanding Notes at 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase. However, it is possible that we will not have sufficient funds at the time of the change of control to make the required repurchase of Notes or that restrictions in our senior secured credit facility will not allow such repurchases. In addition, certain important corporate events, such as leveraged recapitalizations that would increase the level of our indebtedness, would not constitute a "Change of Control" under the indenture. See "Description of Notes—Repurchase at the Option of Holders."

Federal and state statutes allow courts, under specific circumstances, to void guarantees and require noteholders to return payments received from Guarantors.

        Under federal bankruptcy laws and comparable provisions of state fraudulent transfer laws, a guarantee could be voided, or claims in respect of a guarantee could be subordinated to all other debts of that Guarantor if, among other things, the Guarantor, at the time it incurred the indebtedness evidenced by its guarantee:

  •
  received less than reasonably equivalent value or fair consideration for the incurrence of such guarantee; and

  •
  was insolvent or rendered insolvent by reason of such incurrence; or

  •
  was engaged in a business or transaction for which the Guarantor's remaining assets constituted unreasonably small capital; or

  •
  intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature.

        In addition, any payment by that Guarantor pursuant to its guarantee could be voided and required to be returned to the Guarantor, or to a fund for the benefit of the creditors of the Guarantor.

        The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a Guarantor would be considered insolvent if:

  •
  the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all of its assets; or

  •
  the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

  •
  it could not pay its debts as they become due.

        On the basis of historical financial information, recent operating history and other factors, we believe that each Guarantor, after giving effect to its guarantee of the Notes, will not be insolvent, will not have unreasonably small capital for the business in which it is engaged and will not have incurred debts beyond its ability to pay such debts as they mature. We cannot assure you, however, as to what standard a court would apply in making these determinations or that a court would agree with our conclusions in this regard.

 RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth information regarding our ratio of earnings to fixed charges for the periods shown. In calculating the ratio of earnings to fixed charges, earnings represent the sum of (i) income before provision for income taxes, adjusted for income or loss from equity investees, (ii) income distributions from equity investments, (iii) amortization of capitalized interest, and (iv) total fixed charges, minus (x) net income attributable to noncontrolling interests and (y) capitalized interest. Fixed charges represent the sum of (i) interest expense, (ii) capitalized interest, (iii) amortization of capitalized expenses related to indebtedness, and (iv) the estimated interest portion of rent expense.

	Fiscal Year Ended July 31,
	2011	2010	2009	2008	2007
Ratio of earnings to fixed charges	2.48x	1.88x	2.81x	4.23x	2.92x

 USE OF PROCEEDS

        We will not receive any cash proceeds from the issuance of the exchange notes. In consideration for issuing the exchange notes, we will receive outstanding notes in like original principal amount at maturity. All outstanding notes received in the exchange offer will be cancelled. Because we are exchanging the exchange notes for the outstanding notes, which have substantially identical terms, the issuance of the exchange notes will not result in any increase in our indebtedness. The exchange offer is intended to satisfy our obligations under the registration rights agreement executed in connection with the sale of the outstanding notes.

THE EXCHANGE OFFER

  Purpose of the Exchange Offer

        This exchange offer is being made pursuant to the registration rights agreement we entered into with the initial purchasers of the outstanding notes on April 25, 2011. The summary of the registration rights agreement contained herein does not purport to be complete and is qualified in its entirety by reference to the registration rights agreement. A copy of the registration rights agreement is filed as an exhibit to the registration statement of which this prospectus forms a part.

  Terms of the Exchange Offer; Expiration Time

        This prospectus and the accompanying letter of transmittal together constitute the exchange offer. Subject to the terms and conditions in this prospectus and the letter of transmittal, we will accept for exchange outstanding notes that are validly tendered at or before the expiration time and are not validly withdrawn as permitted below. The expiration time for the exchange offer is 5:00 p.m., New York City time, on                        , 2011, or such later date and time to which we, in our sole discretion, extend the exchange offer.

        We expressly reserve the right, in our sole discretion:

  •
  to extend the expiration time;

  •
  if any of the conditions set forth below under "—Conditions to the Exchange Offer" has not been satisfied, to terminate the exchange offer and not accept any outstanding notes for exchange; and

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  to amend the exchange offer in any manner.

        We will give notice of any extension, delay, non-acceptance, termination or amendment as promptly as practicable by public announcement, and in the case of an extension, no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration time. In the event of a material change in the exchange offer, including the waiver of a material condition, we will extend the offer period if necessary so that at least five business days remain in the exchange offer following notice of the material change.

        During an extension, all outstanding notes previously tendered will remain subject to the exchange offer and may be accepted for exchange by us, upon expiration of the exchange offer, unless validly withdrawn.

        Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes, where such outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. See "Plan of Distribution."

  How to Tender Outstanding Notes for Exchange

        Only a record holder of outstanding notes may tender in the exchange offer. When the holder of outstanding notes tenders and we accept outstanding notes for exchange, a binding agreement between us and the tendering holder is created, subject to the terms and conditions in this prospectus and the accompanying letter of transmittal. Except as set forth below, a holder of outstanding notes who desires to tender outstanding notes for exchange must, at or prior to the expiration time:

  •
  transmit a properly completed and duly executed letter of transmittal, the outstanding notes being tendered and all other documents required by such letter of transmittal, to The Bank of New York Mellon Trust Company, N.A., the exchange agent, at the address set forth below under the heading "—The Exchange Agent"; or

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  if outstanding notes are tendered pursuant to the book-entry procedures set forth below, an agent's message must be transmitted by The Depository Trust Company (DTC) to the exchange agent at the address set forth below under the heading "—The Exchange Agent," and the exchange agent must receive, at or prior to the expiration time, a confirmation of the book-entry transfer of the outstanding notes being tendered into the exchange agent's account at DTC, along with the agent's message; or

  •
  if time will not permit the required documentation to reach the exchange agent before the expiration time, or the procedures for book-entry transfer cannot be completed by the expiration time, the holder may effect a tender by complying with the guaranteed delivery procedures described below.

        The term "agent's message" means a message that:

  •
  is transmitted by DTC;

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  is received by the exchange agent and forms a part of a book-entry transfer;

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  states that DTC has received an express acknowledgement that the tendering holder has received and agrees to be bound by, and makes each of the representations and warranties contained in, the letter of transmittal; and

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  states that we may enforce the letter of transmittal against such holder.

        The method of delivery of the outstanding notes, the letter of transmittal or agent's message and all other required documents to the exchange agent is at the election and sole risk of the holder. If such delivery is by mail, we recommend registered mail, properly insured, with return receipt requested. In all cases, you should allow sufficient time to assure timely delivery. No letters of transmittal or outstanding notes should be sent directly to us.

        Signatures on a letter of transmittal must be guaranteed unless the outstanding notes surrendered for exchange are tendered:

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  by a holder of outstanding notes who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the letter of transmittal; or

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  for the account of an eligible institution. The term "eligible institution" means an institution that is a member in good standing of a Medallion Signature Guarantee Program recognized by the Exchange Agent, for example, the Securities Transfer Agents Medallion Program, the Stock Exchanges Medallion Program or the New York Stock Exchange Medallion Signature Program. An eligible institution includes firms that are members of a registered national securities exchange, members of the National Association of Securities Dealers, Inc., commercial banks or trust companies having an office in the United States or certain other eligible guarantors.

        If signatures on a letter of transmittal or notice of withdrawal are required to be guaranteed, the guarantor must be an eligible institution. If outstanding notes are registered in the name of a person other than the person who signed the letter of transmittal, the outstanding notes tendered for exchange must be endorsed by, or accompanied by a written instrument or instruments of transfer or exchange, in satisfactory form as determined by us in our sole discretion, duly executed by the registered holder with the registered holder's signature guaranteed by an eligible institution.

        We will determine in our sole discretion all questions as to the validity, form and eligibility (including time of receipt) of outstanding notes tendered for exchange and all other required documents. We reserve the absolute right to:

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  reject any and all tenders of any outstanding note not validly tendered;

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  refuse to accept any outstanding note if, in our judgment or the judgment of our counsel, acceptance of the outstanding note may be deemed unlawful;

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  waive any defects or irregularities or conditions of the exchange offer; and

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  determine the eligibility of any holder who seeks to tender outstanding notes in the exchange offer.

        Our determinations under, and of the terms and conditions of, the exchange offer, including the letter of transmittal and the instructions to it, or as to any questions with respect to the tender of any outstanding notes, will be final and binding on all parties. To the extent we waive any conditions to the exchange offer, we will waive such conditions as to all outstanding notes. Holders must cure any defects and irregularities in connection with tenders of outstanding notes for exchange within such reasonable period of time as we will determine, unless we waive such defects or irregularities. Neither we, the exchange agent nor any other person will be under any duty to give notification of any defect or irregularity with respect to any tender of outstanding notes for exchange, nor will any of us incur any liability for failure to give such notification.

        If you beneficially own outstanding notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your outstanding notes in the exchange offer, you should contact the registered holder promptly and instruct it to tender on your behalf.

        WE MAKE NO RECOMMENDATION TO THE HOLDERS OF THE OUTSTANDING NOTES AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING ALL OR ANY PORTION OF THEIR OUTSTANDING NOTES IN THE EXCHANGE OFFER. IN ADDITION, WE HAVE NOT AUTHORIZED ANYONE TO MAKE ANY SUCH RECOMMENDATION. HOLDERS OF THE OUTSTANDING NOTES MUST MAKE THEIR OWN DECISION AS TO WHETHER TO TENDER PURSUANT TO THE EXCHANGE OFFER AND, IF SO, THE AGGREGATE AMOUNT OF OUTSTANDING NOTES TO TENDER, AFTER READING THIS PROSPECTUS AND THE LETTER OF TRANSMITTAL AND CONSULTING WITH THEIR ADVISERS, IF ANY, BASED ON THEIR FINANCIAL POSITIONS AND REQUIREMENTS.

  Book-Entry Transfers

        Any financial institution that is a participant in DTC's system must make book-entry delivery of outstanding notes by causing DTC to transfer the outstanding notes into the exchange agent's account at DTC in accordance with DTC's Automated Tender Offer Program, known as ATOP. Such participant should transmit its acceptance to DTC at or prior to the expiration time or comply with the guaranteed delivery procedures described below. DTC will verify such acceptance, execute a book-entry transfer of the tendered outstanding notes into the exchange agent's account at DTC and then send to the exchange agent confirmation of such book-entry transfer. The confirmation of such book-entry transfer will include an agent's message. The letter of transmittal or facsimile thereof or an agent's message, with any required signature guarantees and any other required documents, must be transmitted to and received by the exchange agent at the address set forth below under "—The Exchange Agent" at or prior to the expiration time of the exchange offer, or the holder must comply with the guaranteed delivery procedures described below.

  Guaranteed Delivery Procedures

        If a holder of outstanding notes desires to tender such outstanding notes and the holder's outstanding notes are not immediately available, or time will not permit such holder's outstanding notes or other required documents to reach the exchange agent before the expiration time, or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if:

  •
  at or prior to the expiration time, the exchange agent receives from an eligible institution a validly completed and executed notice of guaranteed delivery, substantially in the form accompanying this prospectus, by facsimile transmission, mail or hand delivery, setting forth the name and address of the holder of the outstanding notes being tendered and the amount of the outstanding notes being tendered. The notice of guaranteed delivery will state that the tender is being made and guarantee that within three New York Stock Exchange trading days after the date of execution of the notice of guaranteed delivery, the certificates for all physically tendered outstanding notes, in proper form for transfer, or a book-entry confirmation, as the case may be, together with a validly completed and executed letter of transmittal with any required signature guarantees or an agent's message and any other documents required by the letter of transmittal, will be transmitted to the exchange agent; and

  •
  the exchange agent receives the certificates for all physically tendered outstanding notes, in proper form for transfer, or a book-entry confirmation, as the case may be, together with a validly completed and executed letter of transmittal with any required signature guarantees or an agent's message and any other documents required by the letter of transmittal, within three New York Stock Exchange trading days after the date of execution of the notice of guaranteed delivery.

        The notice of guaranteed delivery must be received prior to the expiration time.

  Withdrawal Rights

        You may withdraw tenders of your outstanding notes at any time prior to the expiration time.

        For a withdrawal to be effective, a written notice of withdrawal, by facsimile or by mail, must be received by the exchange agent, at the address set forth below under "—The Exchange Agent," prior to the expiration time. Any such notice of withdrawal must:

  •
  specify the name of the person having tendered the outstanding notes to be withdrawn;

  •
  identify the outstanding notes to be withdrawn, including the principal amount of such outstanding notes;

  •
  where outstanding notes have been tendered pursuant to the procedure for book-entry transfer described above, specify the name and number of the account at DTC to be credited with the withdrawn outstanding notes and otherwise comply with the procedures of DTC; and

  •
  bear the signature of the holder in the same manner as the original signature on the letter of transmittal, if any, by which such outstanding notes were tendered, with such signature guaranteed by an eligible institution, unless such holder is an eligible institution.

        We will determine all questions as to the validity, form and eligibility (including time of receipt) of such notices and our determination will be final and binding on all parties. Any tendered outstanding notes validly withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Properly withdrawn notes may be re-tendered by following one of the procedures described under "—How to Tender Outstanding Notes for Exchange" above at any time at or prior to the expiration time.

  Acceptance of Outstanding Notes for Exchange; Delivery of Exchange Notes

        All of the conditions to the exchange offer must be satisfied or waived at or prior to the expiration of the exchange offer. Promptly following the expiration of the exchange offer we will accept for exchange all outstanding notes validly tendered and not validly withdrawn as of such date. Promptly following the expiration of the exchange offer, we will issue exchange notes for all validly tendered outstanding notes. For purposes of the exchange offer, we will be deemed to have accepted validly tendered outstanding notes for exchange when, as and if we have given oral or written notice to the exchange agent, with written confirmation of any oral notice to be given promptly thereafter. See "—Conditions to the Exchange Offer" for a discussion of the conditions that must be satisfied before we accept any outstanding notes for exchange.

        For each outstanding note accepted for exchange, the holder will receive an exchange note registered under the Securities Act having a principal amount equal to, and in the denomination of, that of the surrendered outstanding note. Holders whose outstanding notes are exchanged for exchange notes will not receive a payment in respect of interest accrued but unpaid on such outstanding notes from the most recent interest payment date up to but excluding the settlement date. Instead, interest on the exchange notes received in exchange for such outstanding notes will (i) accrue from the last date on which interest was paid on such outstanding notes and (ii) accrue at the same rate as and be payable on the same dates as interest was payable on such outstanding notes. Accordingly, registered holders of exchange notes that are outstanding on the relevant record date for the first interest payment date following the consummation of the exchange offer will receive interest accruing from the most recent date through which interest has been paid on the outstanding notes. However, if any interest payment occurs prior to the settlement date on any outstanding notes already tendered for exchange in the exchange offer, the holder of such outstanding notes will be entitled to receive such interest payment. Outstanding notes that we accept for exchange will cease to accrue interest from and after the date of consummation of the exchange offer.

        If we do not accept any tendered outstanding notes, or if a holder submits outstanding notes for a greater principal amount than the holder desires to exchange, we will return such unaccepted or non-exchanged outstanding notes without cost to the tendering holder. In the case of outstanding notes tendered by book-entry transfer into the exchange agent's account at DTC, such non-exchanged outstanding notes will be credited to an account maintained with DTC. We will return the outstanding notes or have them credited to DTC promptly after the withdrawal, rejection of tender or termination of the exchange offer, as applicable.

  Conditions to the Exchange Offer

        The exchange offer is not conditioned upon the tender of any minimum aggregate principal amount of outstanding notes. You may tender outstanding notes for exchange in whole or in part in any integral multiple of $1,000, subject to a minimum exchange of $2,000. Notwithstanding any other provision of the exchange offer, or any extension of the exchange offer, we will not be required to accept for exchange, or to issue exchange notes in exchange for, any outstanding notes and may terminate or amend the exchange offer, by oral (promptly confirmed in writing) or written notice to the exchange agent or by a timely press release, if at any time before the expiration of the exchange offer, any of the following conditions exist:

  •
  any action or proceeding is instituted or threatened in any court or by or before any governmental agency challenging the exchange offer or that could reasonably be expected to prohibit or materially impair our ability to proceed with the exchange offer;

  •
  any stop order is threatened or in effect with respect to either (1) the registration statement of which this prospectus forms a part or (2) the qualification of the Indenture governing the Notes under the Trust Indenture Act of 1939, as amended;

  •
  any law, rule or regulation is enacted, adopted, proposed or interpreted that could reasonably be expected to prohibit or impair our ability to proceed with the exchange offer or to materially impair the ability of holders generally to receive freely tradable exchange notes in the exchange offer. See "—Consequences of Failure to Exchange Outstanding Notes";

  •
  any change or a development involving a prospective change in our business, properties, assets, liabilities, financial condition, operations or results of operations taken as a whole, that is or may be adverse to us;

  •
  any declaration of war, armed hostilities or other similar international calamity directly or indirectly involving the United States, or the worsening of any such condition that existed at the time that we commence the exchange offer; or

  •
  we become aware of facts that, in our reasonable judgment, have or may have adverse significance with respect to the value of the outstanding notes or the exchange notes to be issued in the exchange offer.

  Accounting Treatment

        For accounting purposes, we will not recognize a gain or loss upon the issuance of the exchange notes for outstanding notes.

  Fees and Expenses

        We will not make any payment to brokers, dealers, or others soliciting acceptance of the exchange offer except for reimbursement of mailing expenses. We will pay the cash expenses to be incurred in connection with the exchange offer, including:

  •
  SEC registration fees;

  •
  fees and expenses of the exchange agent and trustee;

  •
  our accounting and legal fees;

  •
  printing fees; and

  •
  related fees and expenses.

  Transfer Taxes

        Holders who tender their outstanding notes for exchange will not be obligated to pay any transfer taxes in connection with the exchange. If, however, exchange notes issued in the exchange offer are to be delivered to, or are to be issued in the name of, any person other than the holder of the outstanding notes tendered, or if a transfer tax is imposed for any reason other than the exchange of outstanding notes in connection with the exchange offer, then the holder must pay these transfer taxes, whether imposed on the registered holder or on any other person. If satisfactory evidence of payment of or exemption from these taxes is not submitted with the letter of transmittal, the amount of these transfer taxes will be billed directly to the tendering holder.

  The Exchange Agent

        We have appointed The Bank of New York Mellon Trust Company, N.A. as our exchange agent for the exchange offer. All executed letters of transmittal should be directed to the exchange agent at one of its addresses set forth below. Questions and requests for assistance respecting the procedures for the exchange offer, requests for additional copies of this prospectus or of the letter of transmittal and requests for notices of guaranteed delivery should also be directed to the exchange agent at one of its addresses below:

The Bank of New York Mellon Trust Company, N.A.
c/o The Bank of New York Mellon Corporation
Corporate Trust Operations—Reorganization Unit
101 Barclay Street, Floor 7 East
New York, N.Y. 10286
Attn: Mr. David Mauer
Telephone: 212-815-3687
Fax: 212-298-1915

        Delivery of the letter of transmittal to an address other than as set forth above or transmission of such letter of transmittal via facsimile other than as set forth above will not constitute a valid delivery.

  Consequences of Failure to Exchange Outstanding Notes

        Outstanding notes that are not tendered or are tendered but not accepted will, following the consummation of the exchange offer, continue to be subject to the provisions in the Indenture and the legend contained on the outstanding notes regarding the transfer restrictions of the outstanding notes. In general, outstanding notes, unless registered under the Securities Act, may not be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not currently anticipate that we will take any action to register under the Securities Act or under any state securities laws the outstanding notes that are not tendered in the exchange offer or that are tendered in the exchange offer but are not accepted for exchange.

        Holders of the exchange notes and any outstanding notes that remain outstanding after consummation of the exchange offer will vote together as a single series for purposes of determining whether holders of the requisite percentage of the series have taken certain actions or exercised certain rights under the indenture.

  Consequences of Exchanging Outstanding Notes

        We have not requested, and do not intend to request, an interpretation by the staff of the SEC as to whether the exchange notes issued in the exchange offer may be offered for sale, resold or otherwise transferred by any holder without compliance with the registration and prospectus delivery provisions of the Securities Act. However, based on interpretations of the staff of the SEC, as set forth in a series of no-action letters issued to third parties, we believe that the exchange notes may be offered for resale, resold or otherwise transferred by holders of those exchange notes without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that:

  •
  the holder is not an "affiliate" of ours within the meaning of Rule 405 promulgated under the Securities Act;

  •
  the exchange notes issued in the exchange offer are acquired in the ordinary course of the holder's business;

  •
  neither the holder, nor, to the actual knowledge of such holder, any other person receiving exchange notes from such holder, has any arrangement or understanding with any person to participate in the distribution of the exchange notes issued in the exchange offer;

  •
  if the holder is not a broker-dealer, the holder is not engaged in, and does not intend to engage in, a distribution of the exchange notes; and

  •
  if such a holder is a broker-dealer, such broker-dealer will receive the exchange notes for its own account in exchange for outstanding notes; and

  •
  such outstanding notes were acquired by such broker-dealer as a result of market-making or other trading activities; and

  •
  it will deliver a prospectus meeting the requirements of the Securities Act in connection with the resale of exchange notes issued in the exchange offer, and will comply with the applicable provisions of the Securities Act with respect to resale of any exchange notes. (In no-action letters issued to third parties, the SEC has taken the position that broker-dealers may fulfill their prospectus delivery requirements with respect to exchange notes (other than a resale of an unsold allotment from the original sale of outstanding notes) by delivery of the prospectus relating to the exchange offer). See "Plan of Distribution" for a discussion of the exchange and resale obligations of broker-dealers in connection with the exchange offer.

        Each holder participating in the exchange offer will be required to furnish us with a written representation in the letter of transmittal that they meet each of these conditions and agree to these terms.

        However, because the SEC has not considered the exchange offer for our outstanding notes in the context of a no-action letter, we cannot guarantee that the staff of the SEC would make similar determinations with respect to this exchange offer. If our belief is not accurate and you transfer an exchange note without delivering a prospectus meeting the requirements of the federal securities laws or without an exemption from these laws, you may incur liability under the federal securities laws. We do not and will not assume, or indemnify you against, this liability.

        Any holder that is an affiliate of ours or that tenders outstanding notes in the exchange offer for the purpose of participating in a distribution:

  •
  may not rely on the applicable interpretation of the SEC staff's position contained in Exxon Capital Holdings Corp., SEC No-Action Letter (April 13, 1988), Morgan, Stanley & Co., Inc., SEC No-Action Letter (June 5, 1991) and Shearman & Sterling, SEC No-Action Letter (July 2, 1993); and

  •
  must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction.

        The exchange notes issued in the exchange offer may not be offered or sold in any state unless they have been registered or qualified for sale in such state or an exemption from registration or qualification is available and complied with by the holders selling the exchange notes. We currently do not intend to register or qualify the sale of the exchange notes in any state where we would not otherwise be required to qualify.

  Filing of Shelf Registration Statements

        Under the registration rights agreement we agreed that, among other things, in certain limited circumstances specified in the registration rights agreement, we will (1) file with the Securities and Exchange Commission a shelf registration statement to cover resales of the Notes by the holders thereof who satisfy certain conditions relating to the provision of information in connection with the shelf registration statement and (2) use our commercially reasonable best efforts to cause the shelf registration statement to be declared or otherwise become effective on or prior to 270 days after such obligation arises and keep such shelf registration statement effective for the period specified in the registration rights agreement.

        A holder of outstanding notes that sells its notes pursuant to the shelf registration statement generally (1) will be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, (2) will be subject to certain of the civil liability provisions under the Securities Act of 1933, as amended in connection with such sales and (3) will be bound by the provisions of the registration rights agreement that are applicable to such a holder (including certain indemnification rights and obligations thereunder). In addition, holders of outstanding notes will be required to deliver information to be used in connection with the shelf registration statement to have their outstanding notes included in the shelf registration statement.

        Although we intend, if required, to file the shelf registration statement, we cannot assure you that the shelf registration statement will be filed or, if filed, that it will become or remain effective.

        The foregoing description is a summary of certain provisions of the registration rights agreement. It does not restate the registration rights agreement in its entirety. We urge you to read the registration rights agreement, which is an exhibit to the registration statement of which this prospectus forms a part and can also be obtained from us. See "Where You Can Find More Information."

DESCRIPTION OF THE NOTES

        The exchange notes will be issued pursuant to the Indenture (the "Indenture"), dated as of April 25, 2011, among the Company, as Issuer, The Vail Corporation, Vail Holdings, Inc. and each of the other Guarantors, as guarantors, and The Bank of New York Mellon Trust Company, N.A., as trustee (the "Trustee"). The terms of the exchange notes are identical in all material respects to the terms of the outstanding notes, which were also issued pursuant to the Indenture, except the exchange notes will not contain transfer restrictions and holders of exchange notes will no longer have any registration rights and we will not be obligated to pay Additional Interest as described in the registration rights agreement. We refer to exchange notes and outstanding notes (to the extent not exchanged for exchange notes) in this section as the "Notes."

        The terms of the exchange notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (the "Trust Indenture Act"). The exchange notes are subject to all such terms, and Holders of exchange notes are referred to the Indenture and the Trust Indenture Act for a statement thereof. The following summary of the material provisions of the Indenture does not purport to be complete and is qualified in its entirety by reference to the Indenture, including the definitions therein of certain terms used below. Copies of the proposed form of Indenture can be requested from the Company at the address and telephone number set forth under "Where You Can Find More Information." The definitions of certain terms used in the following summary are set forth below under "Certain Definitions." For purposes of this "Description of the Notes," the term "Company" refers only to Vail Resorts, Inc. and not to any of its Subsidiaries.

        The Notes are general unsecured obligations of the Company and are subordinated in right of payment to all existing and future Senior Debt of the Company. The Indenture, subject to certain limitations, permits the incurrence of additional Senior Debt in the future. As of the date of this prospectus, all of the Company's consolidated Subsidiaries are Restricted Subsidiaries, other than Gros Ventre Utility Company, Eagle Park Reservoir Company, First Chair Housing Trustee, LLC, Forest Ridge Holdings, Inc., Gore Creek Place, LLC, Hunkidori Land Company, LLC, TCRM Company, Stagecoach Development, LLC, Black Diamond Insurance, Inc., Ever Vail, LLC, Larkspur Restaurant & Bar, LLC, Mountain Thunder, Inc. and One River Run, LLC. However, under certain circumstances, the Company will be able to designate current or future Subsidiaries as Unrestricted Subsidiaries. Unrestricted Subsidiaries are not subject to many of the restrictive covenants set forth in the Indenture.

        The obligations of the Company under the Notes are guaranteed, jointly and severally on a senior subordinated basis, by the Guarantors. The Subsidiary Guarantee of each Guarantor is subordinated in right of payment to all existing and future Senior Debt of such Guarantor. See "—Subsidiary Guarantees."

Principal, Maturity and Interest

        The Company will issue up to $390 million in aggregate principal amount of exchange notes in the exchange offer. The Company may issue additional notes under the Indenture from time to time after this exchange offer. Any issuance of additional notes is subject to all of the covenants in the Indenture, including the covenant described below under the caption "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock." The Notes and any additional notes subsequently issued under the Indenture will be treated as a single class for all purposes under the Indenture, including without limitation, waivers, amendments, redemptions and offers to purchase.

        Interest on the Notes accrues at the rate of 6.50% per annum and is payable semi-annually in arrears on May 1 and November 1 of each year to Holders of record on the immediately preceding April 15 and October 15, respectively. Holders whose outstanding notes are exchanged for exchange notes will not receive a payment in respect of interest accrued but unpaid on such outstanding notes from the most recent interest payment date up to but excluding the settlement date. Instead, interest on the exchange notes received in exchange for such outstanding notes will (i) accrue from the last date on which interest was paid on such outstanding notes and (ii) accrue at the same rate as and be payable on the same dates as interest was payable on such outstanding notes. However, if any interest payment occurs prior to the settlement date on any outstanding notes already tendered for exchange in the exchange offer, the holder of such outstanding notes will be entitled to receive such interest payment.

        Interest is computed on the basis of a 360-day year comprised of twelve 30-day months. Principal of and premium, if any, and interest, if any, on the Notes will be payable at the office or agency of the Company maintained for such purpose or, at the option of the Company, payment of interest may be made by check mailed to the Holders of the Notes at their respective addresses set forth in the register of Holders of Notes; provided that all payments of principal, premium, if any, and interest, if any, with respect to Notes the Holders of which have given wire transfer instructions to the Company, will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof; provided further that as long as the Notes are held through The Depository Trust Company ("DTC"), such payment will be made to DTC. Until otherwise designated by the Company, the Company's office or agency will be the office of the Trustee maintained for such purpose. The Notes are issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Subordination

        The payment (by set-off, redemption, repurchase or otherwise) of principal of and premium, if any, and interest, if any, on the Notes (including with respect to any repurchases of the Notes) is subordinated in right of payment, as set forth in the Indenture, to the prior payment in full in cash or, at the option of the holders of Senior Debt of the Company, in Cash Equivalents, of all Obligations in respect of Senior Debt of the Company, whether outstanding on the date of the Indenture or thereafter incurred.

        Upon any distribution to creditors of the Company upon any liquidation, dissolution or winding up of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property, whether voluntary or involuntary, an assignment for the benefit of creditors or any marshaling of the Company's assets and liabilities, the holders of Senior Debt of the Company will be entitled to receive payment in full in cash or, at the option of the holders of Senior Debt of the Company, in Cash Equivalents, of all Obligations due or to become due in respect of such Senior Debt (including interest after the commencement of any such proceeding, at the rate specified in the applicable Senior Debt) before the Holders of Notes will be entitled to receive any payment of principal of, or premium, if any, or interest, if any, on the Notes, and until all Obligations with respect to Senior Debt of the Company are paid in full in cash or, at the option of the holders of Senior Debt of the Company, in Cash Equivalents, any distribution of any kind or character to which the Holders of Notes would be entitled shall be made to the holders of Senior Debt of the Company (except that Holders of Notes may receive Permitted Junior Securities and payments made from the trust described under "—Legal Defeasance and Covenant Defeasance" or "—Satisfaction and Discharge of the Indenture").

        The Company also shall not, directly or indirectly, (x) make any payment of principal of, or premium, if any, or interest, if any, on the Notes (except in Permitted Junior Securities or from the trust described under "—Legal Defeasance and Covenant Defeasance" or "—Satisfaction and Discharge of the Indenture," if no default of the kind referred to in clause (i) below had occurred and was continuing, and no Payment Blockage Notice (as defined below) was in effect, at the time amounts were deposited with the Trustee as described therein) or (y) acquire any of the Notes for cash or property or otherwise or make any other distribution with respect to the Notes if (i) any default occurs and is continuing in the payment when due, whether at maturity, upon any redemption, by declaration or otherwise, of any principal of, or premium, if any, or interest on, any Designated Senior Debt of the Company or (ii) any other default occurs and is continuing with respect to Designated Senior Debt of the Company that permits holders of the Designated Senior Debt of the Company as to which such default relates to accelerate its maturity and the Trustee receives a notice of such default (a "Payment Blockage Notice") from the holders of such Designated Senior Debt of the Company. Payments on the Notes may and shall be resumed (a) in the case of a payment default, upon the date on which such default is cured or waived or otherwise has ceased to exist and (b) in the case of a nonpayment default, upon the earlier of the date on which such nonpayment default is cured or waived or otherwise has ceased to exist or 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Designated Senior Debt of the Company has been accelerated and such acceleration remains in full force and effect. No new period of payment blockage may be commenced unless and until 360 days have elapsed since the effectiveness of the immediately prior Payment Blockage Notice. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such nonpayment default shall have been waived for a period of not less than 90 days. Each Holder by such Holder's acceptance of an exchange note irrevocably agrees that if any payment or payments shall be made pursuant to the Indenture and the amount or total amount of such payment or payments exceeds the amount, if any, that such Holder would be entitled to receive upon the proper application of the subordination provisions of the Indenture, then such Holder will be obliged to pay over the amount of such excess payment to the holders of Senior Debt of the Person that made such payment or payments or their representative or representatives, as instructed in a written notice of such excess payment, within ten days of receiving such notice.

        The Indenture further requires that the Company promptly notify holders of Senior Debt of the Company and the Guarantors if payment of the Notes is accelerated because of an Event of Default.

        As a result of the subordination provisions described above, in the event of a liquidation or insolvency, Holders of Notes may recover less ratably than creditors of the Company who are holders of Senior Debt. The Indenture limits, through certain financial tests, the amount of additional Indebtedness, including Senior Debt, that the Company and its Restricted Subsidiaries can incur. See "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock."

        "Designated Senior Debt" of any Person means (i) any Indebtedness of such Person outstanding under the Credit Agreement and (ii) any other Senior Debt of such Person, the principal amount of which is $25 million or more and that has been designated by the Company as "Designated Senior Debt" of such Person.

        "Permitted Junior Securities" means Equity Interests (other than Disqualified Stock) in the Company or debt securities that are subordinated to all Senior Debt of the issuer of such debt securities (and any debt securities issued in exchange for Senior Debt of the issuer of such debt securities) to substantially the same extent as, or to a greater extent than, the Notes are subordinated to Senior Debt.

        "Senior Debt" of any Person means (i) the Obligations of such Person under the Credit Agreement, including, without limitation, Hedging Obligations and reimbursement obligations in respect of letters of credit and bankers acceptances, and (ii) any other Indebtedness of such Person, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Notes. Notwithstanding anything to the contrary in the foregoing, Senior Debt of a Person will not include (v) any obligation to, in respect of or imposed by any environmental, landfill, waste management or other regulatory governmental agency, statute, law or court order, (w) any liability for federal, state, local or other taxes, (x) any Indebtedness of such Person to any of its Subsidiaries or other Affiliates, (y) any trade payables or (z) any Indebtedness that is incurred by such Person in violation of the Indenture (except to the extent that the original holder thereof relied in good faith after being provided with a copy of the Indenture upon an Officers' Certificate of such Person to the effect that the incurrence of such Indebtedness did not violate the Indenture).

Subsidiary Guarantees

        The Company's payment obligations under the Notes are jointly and severally guaranteed (the "Subsidiary Guarantees") by all of the Company's existing consolidated Subsidiaries that guarantee the obligations of The Vail Corporation under the Credit Agreement. The Subsidiary Guarantee of each Guarantor are subordinated in right of payment to the same extent as the obligations of the Company in respect of the Notes, as set forth in the Indenture, to the prior payment in full in cash or, at the option of the holders of Senior Debt of such Guarantor, in Cash Equivalents, of all Senior Debt of such Guarantor, which would include any Guarantee issued by such Guarantor that constitutes Senior Debt of such Guarantor, including Guarantees of Indebtedness under the Credit Agreement. The Indenture provides that if the Company or any of its Restricted Subsidiaries shall acquire or create another Restricted Subsidiary after the Closing Date, or any Unrestricted Subsidiary shall cease to be an Unrestricted Subsidiary and shall become a Restricted Subsidiary, then, unless such Subsidiary is not required to guarantee and has not guaranteed the Company's Obligations under the Credit Agreement and has not guaranteed any other Indebtedness of the Company or any Restricted Subsidiary, such Subsidiary shall become a Guarantor in accordance with the terms of the Indenture. A Subsidiary shall, without limitation, be deemed to have guaranteed Indebtedness of another Person if such Subsidiary has Indebtedness of the kind described in clause (ii) or clause (iii) of the definition of the term "Indebtedness." The obligations of each Guarantor under its Subsidiary Guarantee will be limited to the maximum amount that would not result in the obligations of such Guarantor under its Subsidiary Guarantee constituting a fraudulent conveyance under applicable law.

        The Indenture provides that no Guarantor may consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person, whether or not affiliated with such Guarantor, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to another Person, unless (i) the Person formed by or surviving such consolidation or merger (if other than such Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a Person organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and expressly assumes all the obligations of such Guarantor, pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee, under the Notes and the Indenture and (ii) immediately after giving effect to such transaction, no Default or Event of Default exists. The provisions of clause (i) of the preceding sentence shall not apply if the Person formed by or surviving the relevant consolidation or merger or to which the relevant sale, assignment, transfer, lease, conveyance or other disposition shall have been made is the Company, a Guarantor or a Person that is not, after giving effect to such transaction, a Restricted Subsidiary of the Company.

        The Indenture provides that in the event of (i) a merger or consolidation to which a Guarantor is a party, then the Person formed by or surviving such merger or consolidation (if, after giving effect to such transaction, other than the Company or a Restricted Subsidiary of the Company) shall be released and discharged from the obligations of such Guarantor under its Subsidiary Guarantee, (ii) a sale or other disposition (whether by merger, consolidation or otherwise) of all of the Equity Interests of a Guarantor at the time owned by the Company and its Restricted Subsidiaries to any Person that, after giving effect to such transaction, is neither the Company nor a Restricted Subsidiary of the Company, or (iii) the release and discharge of a Guarantor from all obligations under Guarantees of (x) Obligations under the Credit Agreement and (y) any other Indebtedness of the Company or any of its Restricted Subsidiaries, then in each such case such Guarantor shall be released and discharged from its obligations under its Subsidiary Guarantee; provided that, in the case of each of clauses (i) and (ii), (a) the relevant transaction is in compliance with the Indenture, and (b) the Person being released and discharged shall have been released and discharged from all obligations it might otherwise have under Guarantees of Indebtedness of the Company or any of its Restricted Subsidiaries and, in the case of each of clauses (i), (ii) and (iii), immediately after giving effect to such transaction, no Default or Event of Default shall exist.

Optional Redemption

        Except as described below, the Notes are not redeemable at the Company's option prior to May 1, 2014. Thereafter, the Notes will be subject to redemption at any time at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, thereon to the applicable redemption date (subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the twelve-month period beginning on May 1 of the years indicated below:

Year	Percentage
2014	104.875%
2015	103.250%
2016	101.625%
2017 and thereafter	100.000%

        Notwithstanding the foregoing, at any time on or prior to May 1, 2014, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes theretofore issued under the Indenture at a redemption price equal to 106.50% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the redemption date (subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date), with the net cash proceeds of one or more Equity Offerings; provided that (i) at least 65% of the aggregate principal amount of Notes theretofore issued remain outstanding immediately following each such redemption and (ii) such redemption shall occur within 60 days of the closing of any such Equity Offering.

        In addition, at any time prior to May 1, 2014, the Company may redeem all or part of the Notes at a redemption price equal to the sum of (i) 100% of the principal amount thereof, plus (ii) the Applicable Premium as of the date of redemption, plus (iii) accrued and unpaid interest, if any, to the date of redemption, subject to the rights of Holders of notes on the relevant record date to receive interest due on the relevant interest payment date.

Selection and Notice

        If less than all of the Notes are to be redeemed at any time, selection of Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed, or, if the Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate subject to the applicable procedures of DTC. No Notes of $1,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. If any exchange note is to be redeemed in part only, the notice of redemption that relates to such exchange note shall state the portion of the principal amount thereof to be redeemed. A new note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original exchange note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest shall cease to accrue on Notes or portions of Notes called for redemption.

Mandatory Redemption

        Except as set forth below under "—Repurchase at the Option of Holders," the Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

Repurchase at the Option of Holders

Change of Control

        Upon the occurrence of a Change of Control, unless notice of redemption of the Notes in whole has been given pursuant to the provisions of the Indenture described above under "Optional Redemption," the Company will be obligated to make an offer (a "Change of Control Offer") to each Holder of Notes to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes at an offer price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, thereon to the date of purchase (the "Change of Control Payment").

        Within 30 days following a Change of Control, the Company will mail (or otherwise transmit in accordance with the applicable procedures of DTC) a notice to each Holder with a copy to the Trustee describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"), pursuant to the procedures required by the Indenture and described in such notice. In addition, the Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control.

        On the Change of Control Payment Date, the Company will, to the extent lawful, (i) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered and (iii) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company. The Paying Agent will promptly mail (or otherwise transmit in accordance with the applicable procedures of DTC) to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new note will be in a principal amount of $1,000 or an integral multiple thereof. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

        The Company will not be required to make a Change of Control Offer following a Change of Control if a third party makes such a Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn pursuant to such Change of Control Offer.

        The Change of Control provisions described above will be applicable whether or not any other provisions of the Indenture are applicable. Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the Holders of the Notes to require that the Company repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction. However, restrictions in the Indenture described herein on the ability of the Company and its Restricted Subsidiaries to incur additional Indebtedness, to grant Liens on their respective properties, to make Restricted Payments and to make Asset Sales may also make more difficult or discourage a takeover of the Company, whether favored or opposed by the management of the Company. Consummation of any such transaction in certain circumstances may require repurchase of the Notes, and there can be no assurance that the Company or the acquiring party will have sufficient financial resources to effect such repurchase. Such restrictions and the restrictions on transactions with Affiliates may, in certain circumstances, make more difficult or discourage any leveraged buyout of the Company or any of its Subsidiaries by their management. While such restrictions cover a wide variety of arrangements which have traditionally been used to effect highly leveraged transactions, the Indenture may not afford the Holders of Notes protection in all circumstances from the adverse aspects of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction.

        The Credit Agreement restricts the Company's ability to repurchase Notes in certain circumstances. Any other credit agreements or other agreements governing indebtedness to which the Company becomes a party may contain similar restrictions and provisions and may, like the Credit Agreement, provide that certain change of control events with respect to the Company would constitute events of default thereunder. In the event a Change of Control occurs at a time when the Company is prohibited from repurchasing Notes, the Company could seek the consent of its lenders to the repurchase of Notes or could attempt to refinance or repay the borrowings that contain such prohibition. If the Company does not obtain such consent or repay such borrowings, the Company will remain prohibited from repurchasing Notes. In such case, the Company's failure to repurchase tendered Notes would constitute an Event of Default under the Indenture which would, in turn, constitute a default under the Credit Agreement. In such circumstances, the subordination provisions in the Indenture would likely restrict payments to the Holders of the Notes.

        The definition of Change of Control includes a phrase relating to the sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the assets of the Company and its Restricted Subsidiaries taken as a whole. Although there is case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder of Notes to require the Company to repurchase such Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of the Company and its Restricted Subsidiaries taken as a whole to another Person or group may be uncertain.

Asset Sales

        The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, consummate an Asset Sale unless (i) the Company (or such Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value (evidenced by a Board Resolution) of the assets or Equity Interests issued or sold or otherwise disposed of and (ii) at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of (x) cash or Cash Equivalents or (y) a controlling interest in another business or fixed or other long-term assets, in each case, in a Similar Business; provided that the amount of (a) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet) of the Company or such Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Guarantee thereof) that are assumed by the transferee of any such assets or Equity Interests such that the Company or such Restricted Subsidiary are released from further liability and (b) any securities, notes or other obligations received by the Company or such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash within 90 days or are guaranteed (by means of a letter of credit or otherwise) by an institution specified in the definition of "Cash Equivalents" (to the extent of the cash received or the obligations so guaranteed) shall be deemed to be cash or Cash Equivalents for purposes of this provision, subject to application as provided in the following paragraph.

        Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Company, at its option, may (i) apply such Net Proceeds to permanently prepay, repay or reduce any Senior Debt of the Company (and to correspondingly reduce commitments with respect thereto in the case of revolving borrowings) or (ii) apply such Net Proceeds to the acquisition of a controlling interest in another business, the making of a capital expenditure in or the acquisition of other long-term assets that are used or useful in each case, in a Similar Business (or enter into a binding agreement to purchase such business or assets or make such capital expenditure; provided that if such binding agreement ceases to be in full force and effect during such 365-day period, the Company may enter into another such binding agreement; provided further that if such binding agreement ceases to be in full force and effect after such 365-day period, any portion of the Net Proceeds of such Asset Sale not applied or invested pursuant to such binding agreement shall constitute Excess Proceeds).

        Pending the final application of any such Net Proceeds, the Company may invest such Net Proceeds in any manner that is not prohibited by the Indenture. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of this paragraph will be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $35 million, the Company will be required to make an offer to all Holders of Notes (and holders of other Indebtedness of the Company to the extent required by the terms of such other Indebtedness) (an "Asset Sale Offer") to purchase the maximum principal amount of Notes (and such other Indebtedness) that does not exceed the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the date of purchase, in accordance with the procedures set forth in the Indenture. To the extent that the aggregate principal amount of Notes (and such other Indebtedness) tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes. If the aggregate principal amount of Notes (and such other Indebtedness) tendered exceeds the amount of Excess Proceeds, the Notes (and such other Indebtedness) to be purchased will be selected on a pro rata basis. Upon completion of an Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero. The Asset Sale Offer must be commenced within 60 days following the date on which the aggregate amount of Excess Proceeds exceeds $35 million and remain open for at least 30 and not more than 40 days (unless otherwise required by applicable law). The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to an Asset Sale Offer.

        The Credit Agreement restricts the Company's ability to repurchase Notes in certain circumstances. Any other credit agreements or other agreements governing indebtedness to which the Company becomes a party may contain similar restrictions and provisions. In the event the Company is required to make an Asset Sale Offer at a time when the Company is prohibited from repurchasing Notes, the Company could seek the consent of its lenders to the repurchase of Notes or could attempt to refinance or repay the borrowings that contain such prohibition. If the Company does not obtain such consent or repay such borrowings, the Company will remain prohibited from repurchasing Notes. In such case, the Company's failure to repurchase tendered Notes would constitute an Event of Default under the Indenture which would, in turn, constitute a default under the Credit Agreement. In such circumstances, the subordination provisions in the Indenture would likely restrict payments to the Holders of the Notes.

        Any other credit agreements or other agreements governing indebtedness to which the Company becomes a party may require that the Company and its Subsidiaries apply all proceeds from certain asset sales to repay in full outstanding obligations thereunder prior to the application of such proceeds to repurchase outstanding Notes.

Certain Covenants

Changes in Covenants when Notes Rated Investment Grade

        If on any date following the Issue Date:

  (1)
  the Notes are assigned an Investment Grade Rating from both of the Rating Agencies; and

  (2)
  no Default or Event of Default shall have occurred and be continuing,

then, beginning on that day, the covenants specifically listed under the following captions in this registration statement will be terminated:

  (1)
  "—Repurchase at the Option of Holders—Asset Sales";

  (2)
  "—Certain Covenants—Restricted Payments";

  (3)
  "—Certain Covenants—Designation of Unrestricted Subsidiaries";

  (4)
  "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock";

  (5)
  "—Certain Covenants—Dividend and Other Payment Restrictions Affecting Subsidiaries";

  (6)
  clause (iv) of the covenant described under the caption "—Certain Covenants Merger, Consolidation or Sale of Assets";

  (7)
  "—Certain Covenants—Transactions with Affiliates"; and

  (8)
  "—Certain Covenants—Limitations on Layering Debt."

Restricted Payments

        The Indenture provides that neither the Company nor any of its Restricted Subsidiaries will, directly or indirectly, (i) declare or pay any dividend or make any other payment or distribution on account of the Company's Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company) or to any direct or indirect holders of the Company's Equity Interests in their capacity as such (other than dividends or distributions (a) payable in Equity Interests (other than Disqualified Stock) of the Company, (b) payable in Capital Stock or assets of an Unrestricted Subsidiary of the Company or (c) payable to the Company or any Restricted Subsidiary of the Company); (ii) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company, or any Equity Interests of any of its Restricted Subsidiaries held by any Affiliate of the Company (other than any such Equity Interests owned by the Company or any Restricted Subsidiary of the Company, any Equity Interests then being issued by the Company or a Restricted Subsidiary of the Company or any Investment in a Person that, after giving effect to such Investment, is a Restricted Subsidiary of the Company); (iii) make any payment on or with respect to, or purchase, redeem, repay, defease or otherwise acquire or retire for value, any Indebtedness of the Company or any Guarantor that is subordinated in right of payment to the Notes or any Guarantee thereof, except a regularly scheduled payment of interest or principal or sinking fund payment (other than the purchase or other acquisition of such subordinated Indebtedness made in anticipation of satisfying any sinking fund payment due within one year from the date of acquisition); or (iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

          1.     no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

          2.     the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Interest Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption "Incurrence of Indebtedness and Issuance of Preferred Stock"; and

          3.     such Restricted Payment, together with the aggregate amount of all other Restricted Payments declared or made by the Company and its Restricted Subsidiaries after May 11, 1999 (without duplication and excluding Restricted Payments permitted by clauses (2), (3), (6), (8) and (10) of the following paragraph), is less than the sum of (1) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after May 11, 1999 to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); plus (2) 100% of the aggregate net cash proceeds and the fair market value of any assets or property (as determined in good faith by the Board of Directors of the Company) received by the Company from the issue or sale since May 11, 1999 of Equity Interests of the Company (other than Disqualified Stock), or of Disqualified Stock or debt securities of the Company that have been converted into such Equity Interests (other than Equity Interests or Disqualified Stock or convertible debt securities sold to a Subsidiary of the Company and other than Disqualified Stock or convertible debt securities that have been converted into Disqualified Stock); plus (3) with respect to Restricted Investments made after May 11, 1999, the net reduction of such Restricted Investments as a result of (x) any disposition of any such Restricted Investments sold or otherwise liquidated or repaid, to the extent of the net cash proceeds and the fair market value or any assets or property (as determined in good faith by the Board of Directors of the Company) received, (y) dividends, repayment of loans or advances or other transfers of assets to the Company or any Restricted Subsidiary of the Company or (z) the portion (proportionate to the Company's interest in the equity of a Person) of the fair market value of the net assets of an Unrestricted Subsidiary or other Person immediately prior to the time such Unrestricted Subsidiary or other Person is designated or becomes a Restricted Subsidiary of the Company (but only to the extent not included in subclause (1) of this clause (3)).

        The foregoing provisions will not prohibit:

          1.     the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of the Indenture;

          2.     the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness or Equity Interests of the Company in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, Equity Interests of the Company (other than any Disqualified Stock, except to the extent that such Disqualified Stock is issued in exchange for other Disqualified Stock or the net cash proceeds of such Disqualified Stock are used to redeem, repurchase, retire or otherwise acquire other Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (c)(2) of the preceding paragraph;

          3.     the defeasance, redemption, repurchase or other acquisition of subordinated Indebtedness in exchange for, or out of the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;

          4.     the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Restricted Subsidiary of the Company held by any employees,

  officers or directors of the Company or any of its Restricted Subsidiaries or, upon the death, disability or termination of employment of such officers, directors and employees, their authorized representatives in an aggregate amount not to exceed in any twelve-month period, $2 million plus the aggregate net cash proceeds from any issuance during such period of Equity Interests by the Company to such employees, officers, directors or representatives plus the aggregate net cash proceeds from any payments on life insurance policies of which the Company or any of its Restricted Subsidiaries is the beneficiary with respect to such employees, officers or directors the proceeds of which are used to repurchase, redeem or acquire Equity Interests of the Company held by such employees, officers, directors or representative;

          5.     the repurchase of Equity Interests of the Company deemed to occur upon the exercise of stock options or similar arrangement if such Equity Interests represent a portion of the exercise price thereof;

          6.     the declaration or payment of Restricted Payments that are made with the net proceeds of Designated Condominium Sales;

          7.     additional Restricted Payments in an amount not to exceed $125 million;

          8.     other Restricted Payments so long as immediately after giving effect to any Restricted Payment pursuant to this clause (8), the Consolidated Leverage Ratio would be less than or equal to 3.5 to 1.0;

          9.     dividends or distributions on Equity Interests of the Company in an aggregate amount not to exceed $15.0 million in any fiscal quarter; and

          10.   the satisfaction of change of control obligations once the Company has fulfilled all of its obligations under the Indenture with respect to a Change of Control;

provided, however, that at the time of and after giving effect to, any Restricted Payment permitted under clause (4), (6), (7), (8), (9) or (10) no Default or Event of Default shall have occurred and be continuing.

        In the case of any Restricted Payments made other than in cash, the amount thereof shall be the fair market value on the date of such Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any such asset(s) or securities shall be determined in good faith by the Board of Directors of the Company. Where the amount of any Investment made other than in cash is otherwise required to be determined for purposes of the Indenture, then unless otherwise specified such amount shall be the fair market value thereof on the date of such Investment, and fair market value shall be determined in good faith by the Board of Directors of the Company.

Designation of Unrestricted Subsidiaries

        The Board of Directors of the Company may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if such designation would not cause a Default. For purposes of making such determination, all outstanding Investments (including without limitation any direct or indirect obligation to subscribe for additional Equity Interests or maintain or preserve such subsidiary's financial condition or to cause such person to achieve any specified level of operating results) by the Company and its Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Investments at the time of such designation and, except to the extent, if any, that such Investments are Permitted Investments at such time, will reduce the amount otherwise available for Restricted Payments. All such outstanding Investments will be deemed to constitute Investments in an amount equal to the fair market value of such Investments at the time of such designation. Such designation will only be permitted if such Investment would be permitted at such time and if such Restricted Subsidiary otherwise meets (or would meet concurrently with the effectiveness of such designation) the definition of an Unrestricted Subsidiary.

        Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a Board Resolution giving effect to such designation. The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (i) such Indebtedness is permitted under the covenant described under the caption "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock," and (ii) no Default or Event of Default would be in existence following such designation.

Incurrence of Indebtedness and Issuance of Preferred Stock

        The Indenture provides that neither the Company nor any of its Restricted Subsidiaries will, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt) and that the Company's Restricted Subsidiaries will not issue any shares of Preferred Stock (other than to the Company or a Restricted Subsidiary of the Company); provided, however, that the Company and the Restricted Subsidiaries may incur Indebtedness (including Acquired Debt) if the Consolidated Interest Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred would have been equal to or greater than 2 to 1, determined on a pro forma basis, as if the additional Indebtedness had been incurred at the beginning of such four-quarter period and no Event of Default shall have occurred and be continuing after giving effect on a pro forma basis to such incurrence.

        The provisions of the first paragraph of this covenant will not apply to the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

          1.     the incurrence by the Company and its Restricted Subsidiaries of Indebtedness under the Credit Facilities in an aggregate amount outstanding (with letters of credit being deemed for all purposes of the Indenture to have a principal amount equal to the maximum potential liability of the Company and its Restricted Subsidiaries in respect thereof) at any time not to exceed the greater of (x) $500 million and (y) 4.5 times Consolidated Resort EBITDA (calculated on a pro forma basis in a manner consistent with the definition of Consolidated Interest Coverage Ratio) for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such Indebtedness is being incurred less, in each case, the aggregate amount of such Indebtedness permanently repaid with the Net Proceeds of any Asset Sale;

          2.     the incurrence by the Company and its Restricted Subsidiaries of Indebtedness represented by the Notes, the Guarantees thereof and the Indenture in the principal amount of notes originally issued on the Closing Date;

          3.     the incurrence by the Company and its Restricted Subsidiaries of the Existing Indebtedness;

          4.     the incurrence by the Company and its Restricted Subsidiaries of additional Indebtedness (other than Hedging Obligations) in an aggregate principal amount not to exceed $150.0 million at any time outstanding;

          5.     the incurrence by the Company and its Restricted Subsidiaries of Indebtedness in connection with the acquisition of assets or a new Restricted Subsidiary (including Indebtedness that was incurred by the prior owner of such assets or by such Restricted Subsidiary prior to such acquisition by the Company and its Restricted Subsidiaries); provided that the aggregate principal amount of Indebtedness pursuant to this clause (v) does not exceed $60.0 million at any time outstanding;

          6.     the incurrence by the Company and its Restricted Subsidiaries of Permitted Refinancing Indebtedness;

          7.     the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and its Restricted Subsidiaries; provided, however, that any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary of the Company, and any sale or other transfer of any such Indebtedness to a Person that is not the Company or a Restricted Subsidiary of the Company, shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be;

          8.     the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations incurred for the purpose of hedging against fluctuations in currency values or for the purpose of fixing or hedging interest rate risk with respect to any floating rate Indebtedness of the Company or any of its Restricted Subsidiaries permitted by the Indenture; provided that the notional principal amount of any Hedging Obligations does not significantly exceed the principal amount of Indebtedness to which such agreement relates;

          9.     the Guarantee by the Company or any of its Restricted Subsidiaries of Indebtedness of the Company or a Restricted Subsidiary of the Company permitted by the Indenture;

          10.   the incurrence of Indebtedness arising from agreements providing for indemnification, adjustment of purchase price, earn-out or other similar obligations, in each case incurred in connection with the acquisition or disposition of any business or assets or subsidiaries of the Company permitted by the Indenture;

          11.   Indebtedness of the Company and its Restricted Subsidiaries (a) in respect of the Northstar Leases, to the extent reclassified as Capital Lease Obligations after the Closing Date and (b) in a maximum aggregate amount not to exceed $50.0 million at any time with respect to (1) Capital Lease Obligations, (2) obligations to pay the deferred purchase price of property or services, and (3) obligations under surety bonds or similar instruments; and

          12.   the incurrence of additional Indebtedness by a Foreign Subsidiary in an aggregate principal amount which does not exceed $20.0 million at any one time outstanding.

        For purposes of determining the amount of any Indebtedness of any Person under this covenant: (a) the principal amount of any Indebtedness of such Person arising by reason of such Person having granted or assumed a Lien on its property to secure Indebtedness of another Person shall be the lower of the fair market value of such property and the principal amount of such Indebtedness outstanding (or committed to be advanced) at the time of determination; (b) the amount of any Indebtedness of such Person arising by reason of such Person having Guaranteed Indebtedness of another Person where the amount of such Guarantee is limited to an amount less than the principal amount of the Indebtedness so Guaranteed shall be such amount as so limited; and (c) Indebtedness shall not include a non-recourse pledge by the Company or any of its Restricted Subsidiaries of Investments in any Person that is not a Restricted Subsidiary of the Company to secure the Indebtedness of such Person.

        For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (10) above or is entitled to be incurred pursuant to the first paragraph of this covenant, the Company, in its sole discretion, either (a) shall classify (and may later reclassify) such item of Indebtedness in one of such categories in any manner that complies with this covenant or

(b) shall divide and classify (and may later redivide and reclassify) such item of Indebtedness into more than one of such categories pursuant to such first paragraph.

Liens

        The Indenture provides that neither the Company nor any of its Restricted Subsidiaries will, directly or indirectly, create, incur, assume or suffer to exist any Lien securing Indebtedness on any asset now owned or hereafter acquired, or any income or profits therefrom or assign or convey any right to receive income therefrom, except Permitted Liens.

Dividend and Other Payment Restrictions Affecting Subsidiaries

        The Indenture provides that neither the Company nor any of its Restricted Subsidiaries will, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (i) (a) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries (1) on its Capital Stock or (2) with respect to any other interest or participation in, or measured by, its profits, or (b) pay any indebtedness or other obligations owed to the Company or any of its Restricted Subsidiaries, (ii) make loans or advances to the Company or any of its Restricted Subsidiaries, (iii) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries or (iv) guarantee the Notes or any renewals or refinancings thereof, in each case except for such encumbrances or restrictions (other than encumbrances and restrictions in respect of clause (iv) of this sentence) existing under or by reason of (a) Existing Indebtedness, (b) the Credit Agreement (and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are no more restrictive with respect to such dividend and other payment restrictions than those contained in the Credit Agreement), (c) the Notes, any Guarantee thereof and the Indenture, (d) applicable law, rule or regulation, (e) any agreement binding on a Person acquired by the Company or any of its Restricted Subsidiaries, as in effect at the time of such acquisition (except to the extent such agreement was entered into in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the Equity Interests, properties or assets of any Person, other than the Person, or the Equity Interests, property or assets of the Person, so acquired; provided that, in the case of any agreement in respect of Indebtedness, such Indebtedness was permitted by the Indenture, (f) by reason of customary nonassignment provisions in leases entered into in the ordinary course of business and consistent with past practices, (g) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (iii) above on the property so acquired or proceeds therefrom, (h) customary restrictions in asset or stock sale agreements limiting transfer of such assets or stock pending the closing of such sale, (i) customary non-assignment provisions in contracts entered into in the ordinary course of business, (j) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive than those contained in the agreements governing the Indebtedness being refinanced, or (k) the Northstar Leases.

Merger, Consolidation or Sale of Assets

        The Indenture provides that the Company may not consolidate or merge with or into (whether or not the Company is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, another Person unless (i) the Company is the surviving Person or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a Person organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Company under the Notes and the Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee; (iii) immediately after giving effect to such transaction no Default or Event of Default exists; and (iv) except in the case of a merger of the Company with or into a Restricted Subsidiary of the Company, the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made, will, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Interest Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock."

        Nothing contained in the foregoing paragraph shall prohibit (i) any Restricted Subsidiary from consolidating with, merging with or into or transferring all or part of its properties and assets to the Company or (ii) the Company from merging with an Affiliate for the purpose of reincorporating the Company in another jurisdiction to realize tax or other benefits; provided, however, that in connection with any such merger, consolidation or asset transfer no consideration other than common stock (that is not Disqualified Stock) in the surviving Person or the Company shall be issued or distributed.

Transactions with Affiliates

        The Indenture provides that neither the Company nor any of its Restricted Subsidiaries will make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless (i) such Affiliate Transaction is on terms that are no less favorable to Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person and (ii) the Company delivers to the Trustee (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate payments or consideration in excess of $10 million, a Board Resolution authorizing and determining the fairness of such Affiliate Transaction approved by a majority of the independent members of the Board of Directors of the Company and (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate payments or consideration in excess of $60 million, an opinion as to the fairness to the Company or such Restricted Subsidiary of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

        The foregoing provisions will not prohibit (i) reasonable fees and compensation paid to and indemnity provided on behalf of officers, directors, employees, agents or consultants of the Company or any Restricted Subsidiary of the Company as determined in good faith by the Company's Board of Directors or senior management including, without limitation, any issuance of Equity Interests of the Company pursuant to stock option, stock ownership or similar plans; (ii) transactions between or among the Company and/or its Restricted Subsidiaries; (iii) any agreement or arrangement as in effect on the date of the Indenture and publicly disclosed in a document filed under the Exchange Act or any amendment thereto or any transaction contemplated thereby (including pursuant to any amendment thereto) in any replacement agreement or arrangement thereto so long as any such amendment or replacement agreement or arrangement is not more disadvantageous to the Company or its Restricted Subsidiaries, as the case may be, in any material respect than the original agreement as in effect on the date of the Indenture; (iv) loans or advances to employees and officers of the Company and its

Restricted Subsidiaries not in excess of $5 million at any time outstanding; and (v) any Permitted Investment or any Restricted Payment that is permitted by the provisions of the Indenture described above under the caption "Restricted Payments."

Limitation on Layering Debt

        The Indenture provides that (a) the Company will not, directly or indirectly, incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is by its terms subordinate or junior in right of payment to any Senior Debt of the Company and senior in any respect in right of payment to the Notes and (b) no Guarantor will, directly or indirectly, incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is by its terms subordinate or junior in right of payment to any Senior Debt of such Guarantor and senior in any respect in right of payment to the Subsidiary Guarantee of such Guarantor.

Additional Subsidiary/Guarantees

        The Indenture provides that if any Restricted Subsidiary of the Company after the date of the Indenture shall become or be required to become a guarantor under the Credit Agreement or shall become a guarantor of any other Indebtedness of the Company or any Restricted Subsidiary, then such Restricted Subsidiary shall become a Guarantor, in accordance with the terms of the Indenture; provided that if such Restricted Subsidiary is released and discharged from all obligations under such guarantees, it shall be released and discharged from its obligations under its Subsidiary Guarantee as described under "—Subsidiary Guarantees" above.

Payments for Consent

        The Indenture provides that neither the Company nor any of its Restricted Subsidiaries will, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to be paid or is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Reports

        The Indenture provides that, whether or not required by the rules and regulations of the Commission, so long as any Notes are outstanding, the Company will furnish to the Holders of Notes (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such forms and, with respect to the annual information only, a report thereon by the Company's certified independent accountants and (ii) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports. In addition, whether or not required by the rules and regulations of the Commission, the Company will file a copy of all such information and reports with the Commission for public availability (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request.

Events of Default and Remedies

        The Indenture provides that each of the following constitutes an Event of Default: (i) default for 30 days in the payment when due of interest on the Notes (whether or not prohibited by the subordination provisions of the Indenture); (ii) default in payment when due (whether payable at maturity, upon redemption or repurchase or otherwise) of the principal of or premium, if any, on the

Notes (whether or not prohibited by the subordination provisions of the Indenture); (iii) failure by the Company or any of its Restricted Subsidiaries to comply with the provisions described under the caption "—Merger, Consolidation or Sale of Assets"; (iv) failure by the Company to comply with the provisions described under the caption "—Repurchase at the Option of Holders—Change of Control" or "—Repurchase at the Option of Holders—Asset Sales" (whether or not prohibited by the subordination provisions of the Indenture) (other than a failure to purchase Notes pursuant to an offer commenced under such provisions, which shall be subject to clause (ii) above) for 30 days after written notice by the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes; (v) failure by the Company or any of its Restricted Subsidiaries for 60 days after written notice by the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes to comply with any of its other agreements in the Indenture or the Notes other than those referred to in clause (i), (ii), (iii) or (iv) above; (vi) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Significant Subsidiaries (or the payment of which is guaranteed by the Company or any of its Significant Subsidiaries), whether such Indebtedness or guarantee now exists or is created after the Closing Date, which default (a) is caused by a failure to pay principal after final maturity of such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $35 million or more without such Indebtedness being discharged or such acceleration having been cured, waived or rescinded within 30 days of acceleration; (vii) failure by the Company or any of its Significant Subsidiaries to pay final judgments aggregating in excess of $35 million and either (a) any creditor commences enforcement proceedings upon any such judgment or (b) such judgments are not paid, discharged or stayed for a period of 60 days; (viii) except as permitted by the Indenture, any Guarantee of the Notes by a Significant Subsidiary shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect, or any Guarantor which is a Significant Subsidiary or any Person acting on behalf of any such Guarantor shall deny or disaffirm its obligations under its Guarantee of the Notes; and (ix) certain events of bankruptcy or insolvency with respect to the Company or any of its Significant Subsidiaries.

        If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes and all other Obligations thereunder to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Company, all outstanding Notes will become due and payable without further action or notice. Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal, premium, if any, interest, if any) if it determines that withholding notice is in their interest.

        In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company or any Guarantor with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Notes pursuant to the optional redemption provisions of the Indenture, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes.

        The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of principal, premium, if any, interest, if any, on the Notes.

        The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required, upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

No Personal Liability of Directors, Officers, Employees, Incorporators and Stockholders

        No director, officer, employee, incorporator, manager, member, partner or stockholder of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or such Guarantor under the Notes, the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting an exchange note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

Legal Defeasance and Covenant Defeasance

        The Company may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding Notes ("Legal Defeasance") except for (i) the rights of Holders of outstanding Notes to receive payments in respect of the principal of and premium, if any, and interest, if any, on the Notes when such payments are due from the trust referred to below, (ii) the Company's obligations with respect to the Notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust, (iii) the rights, powers, trusts, duties and immunities of the Trustee, and the Company's obligations in connection therewith and (iv) the Legal Defeasance provisions of the Indenture. In addition, the Company may, at its option and at any time, elect to have the obligations of the Company released with respect to certain covenants that are described in the Indenture ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including nonpayment, bankruptcy, receivership, rehabilitation and insolvency events) described under "Events of Default" will no longer constitute an Event of Default with respect to the Notes.

        In order to exercise either Legal Defeasance or Covenant Defeasance: (i) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable government securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of and premium, if any, and interest, if any, on the outstanding Notes on the Stated Maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date; (ii) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the Closing Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes, as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred; (iii) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the

United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit); (v) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound; (vi) the Company shall have delivered to the Trustee an opinion of counsel to the effect that after the 91st day following the deposit, the trust fund will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; (vii) the Company must deliver to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and (viii) the Company must deliver to the Trustee an Officers' Certificate and an opinion of counsel, each stating that all conditions precedent provided for relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Satisfaction and Discharge of the Indenture

        The obligations of the Company and the other Guarantors under the Indenture will terminate when (i) either (a) all outstanding Notes have been delivered to the Trustee for cancellation, or (b) all such Notes not theretofore delivered to the Trustee for cancellation have become due and payable, will become due and payable within one year or are to be called for redemption within one year under irrevocable arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name and at the expense of the Company and the Company has irrevocably deposited or caused to be deposited with the Trustee, in trust, funds in an amount sufficient to pay and discharge the entire indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and interest, if any, to the date of maturity or date of redemption, (ii) the Company has paid or caused to be paid all sums payable by the Company under the Indenture, and (iii) the Company has delivered an Officers' Certificate and an Opinion of Counsel relating to compliance with the conditions set forth in the Indenture.

Transfer and Exchange

        A Holder may transfer or exchange the Notes in accordance with the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company is not required to transfer or exchange any exchange note selected for redemption. Also, the Company is not required to transfer or exchange any exchange note for a period of 15 days before a selection of Notes to be redeemed.

        The registered Holder of a Note will be treated as the owner of it for all purposes.

Amendment, Supplement and Waiver

        Except as provided in the next two succeeding paragraphs, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes), and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for Notes).

        Without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder): (i) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver; (ii) reduce the principal of or change the fixed maturity of any exchange note or alter the provisions with respect to the price to be paid, or the timing of redemption or payment, upon redemption of the Notes or, after the Company has become obligated to make a Change of Control Offer or an Asset Sale Offer, amend, change or modify the obligation of the Company to make or consummate such Change of Control Offer or Asset Sale Offer; (iii) reduce the rate of or change the time for payment of interest, if any, on any exchange note; (iv) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest, if any, on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration); (v) make any exchange note payable in money other than that stated in the Notes; (vi) except pursuant to the terms of the Indenture, release any Guarantor from its Guarantee of the Notes; (vii) make any change in the subordination provisions in the Indenture that adversely affects the rights of any Holder of any Notes in any material respect or any change to any other provision thereof that adversely affects the rights of any Holder of Notes under the subordination provisions of the Indenture in any material respect (it being understood that amendments to the provisions of the Indenture described above under the caption "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock" which may have the effect of increasing the amount of Senior Debt that the Company and its Restricted Subsidiaries may incur shall not, for purposes of this clause (vii), be deemed to be a change that adversely affects in a material respect the rights of any Holder of Notes under the subordination provisions of the Indenture); or (viii) make any change in the foregoing amendment and waiver provisions.

        Notwithstanding the foregoing, without the consent of any Holder of Notes, the Company, the Guarantors and the Trustee may amend or supplement the Indenture and the Notes to: (a) cure any ambiguity, defect or inconsistency; (b) to provide for uncertificated Notes in addition to or in place of certificated Notes; (c) to provide for the assumption of the Company's or any Guarantor's obligations to Holders of Notes in the case of a merger, consolidation or sale of assets; (d) to provide security for the Notes; (e) to add a Guarantor; (f) to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights under the Indenture of any such Holder in any material respect; (g) to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act; (h) to conform the text of the Indenture, the Subsidiary Guarantees or the Notes to any provision of this Description of the Notes to the extent that such provision in this Description of the Notes was intended to be a verbatim recitation of a provision of the Indenture, the Subsidiary Guarantees or the Notes; (i) to comply with the rules of any applicable securities depositary; or (j) or to provide for a successor trustee in accordance with the terms of the Indenture or to otherwise comply with any requirement of the Indenture.

        The consent of the Holders of the Notes is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

Concerning the Trustee

        The Trustee has been appointed by the Company as Registrar and Paying Agent with respect to the Notes.

        The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days and apply to the Commission for permission to continue or resign.

        The Holders of a majority in principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default shall occur (which shall not be cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of Notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to the Trustee against any loss, liability or expense.

Book-Entry, Delivery and Form

Book-Entry

        Except as set forth below, the exchange notes will be issued in registered, global form in minimum denominations of $2,000 and integral multiples of $1,000 in excess of $1,000. Exchange notes will be issued at the closing of this exchange offer only upon exchange of outstanding notes.

        The exchange notes initially will be represented by one or more notes in registered, global form without interest coupons ("Global Notes"). The Global Notes will be deposited upon issuance with the Trustee as custodian for The Depository Trust Company ("DTC"), in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below. Beneficial interests in the Global Notes may be held through the Euroclear System ("Euroclear") and Clearstream Banking, S.A. ("Clearstream") (as indirect participants in DTC). Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for notes in certificated form except in the limited circumstances described below. See "—Exchange of Global Notes for Certificated Notes." Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of notes in certificated form. In addition, transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear and Clearstream), which may change from time to time.

Depository Procedures

        The following description of the operations and procedures of DTC, Euroclear and Clearstream are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. The Company takes no responsibility for these operations and procedures and urges investors to contact the system or their participants directly to discuss these matters.

        DTC has advised the Company that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between the Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

        DTC has also advised the Company that, pursuant to procedures established by it:

  1.
  upon deposit of the Global Notes representing the exchange notes, DTC will credit the accounts of the Participants designated by the exchange agent with portions of the principal amount of the Global Notes; and

  2.
  ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the Global Notes).

        Investors in the Global Notes who are Participants may hold their interests therein directly through DTC. Investors in the Global Notes who are not Participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) which are Participants. All interests in a Global Note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems. The laws of some states require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such Persons will be limited to that extent. Because DTC can act only on behalf of the Participants, which in turn act on behalf of the Indirect Participants, the ability of a Person having beneficial interests in a Global Note to pledge such interests to Persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

        Except as described below, owners of interest in the Global Notes will not have Notes registered in their names, will not receive physical delivery of Notes in certificated form and will not be considered the registered owners or "Holders" thereof under the Indenture for any purpose.

        Payments in respect of the principal of and interest and premium, if any, on a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the Indenture. Under the terms of the Indenture, the Company and the Trustee will treat the Persons in whose names the Notes, including the Global Notes, are registered as the owners of the Notes for the purpose of receiving payments and for all other purposes. Consequently, as long as the Global Notes are held through DTC, DTC shall be the registered owner of the Global Notes for all such purposes and neither the Company, the Trustee nor any agent of the Company or the Trustee has or will have any responsibility or liability for:

  1.
  any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interest in the Global Notes or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Notes; or

  2.
  any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

        DTC has advised the Company that its current practice, upon receipt of any payment in respect of securities such as the Notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Trustee or the Company. Neither the Company nor the Trustee will be liable for any delay by DTC or any of the Participants or the Indirect Participants in identifying the beneficial owners of the exchange notes, and the Company and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

        Transfers between the Participants will be effected in accordance with DTC's procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

        Cross-market transfers between the Participants, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC's rules on behalf of Euroclear or Clearstream, as the case may be, by their respective depositaries; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

        DTC has advised the Company that it will take any action permitted to be taken by a holder of Notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the Notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the Notes, DTC reserves the right to exchange the Global Notes for legended notes in certificated form, and to distribute such Notes to its Participants.

        Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. Neither the Company nor the Trustee nor any of their respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Global Notes for Certificated Notes

        A Global Note is exchangeable for definitive Notes in registered certificated form ("Certificated Notes") if:

  1.
  DTC (a) notifies the Company that it is unwilling or unable to continue as depositary for the Global Notes or (b) has ceased to be a clearing agency registered under the Exchange Act and, in either case, the Company fails to appoint a successor depositary;

  2.
  the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of the Certificated Notes; or

  3.
  there has occurred and is continuing a Default or Event of Default with respect to the Notes.

        In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon prior written notice given to the Trustee by or on behalf of DTC in accordance with the Indenture. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).

Exchange of Certificated Notes for Global Notes

        Certificated Notes may not be exchanged for beneficial interests in any Global Note unless the transferor first delivers to the Trustee a written certificate (in the form provided in the indenture) to the effect that such transfer will comply with the appropriate transfer restrictions applicable to such Notes.

Same Day Settlement and Payment

        The Company will make payments in respect of the Notes represented by the Global Notes (including principal, premium, if any, and interest, if any) by wire transfer of immediately available funds to the accounts specified by the Global Note Holder. The Company will make all payments of principal, interest and premium, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the holders of the Certificated Notes or, if no such account is specified, by mailing a check to each such holder's registered address. The Notes represented by the Global Notes are expected to trade in DTC's Same-Day Funds Settlement System, and any permitted secondary market trading activity in such Notes will, therefore, be required by DTC to be settled in immediately available funds. The Company expects that secondary trading in any Certificated Notes will also be settled in immediately available funds.

        Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a Participant will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised the Company that cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a Participant will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC's settlement date.

Certain Definitions

        Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

        "Acquired Debt" means, with respect to any specified Person, (i) Indebtedness or preferred stock of any other Person existing at the time such other Person is merged with or into or becomes a Subsidiary of such specified Person, including, without limitation, Indebtedness or preferred stock incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

        "Additional Interest" means all additional interest owing on the outstanding notes pursuant to the Registration Rights Agreement.

        "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

        "Applicable Premium" means, as determined by the Company, with respect to any exchange note on any date of redemption, the greater of:

  (i)
  1.0% of the principal amount of the exchange note, or

  (ii)
  the excess of:

  (a)
  the present value at such redemption date of (i) the redemption price of the exchange note at May 1, 2014 (such redemption price being set forth in the table appearing above under the caption "—Optional Redemption"), plus (ii) all remaining required interest payments due on the exchange note through May 1, 2014 (excluding accrued but unpaid interest to the date of redemption), computed using a discount rate equal to the Treasury Rate as of such date of redemption plus 50 basis points; over

  (b)
  the principal amount of the exchange note.

        "Asset Sale" means (i) the sale, lease, conveyance or other disposition (collectively, "dispositions") of any assets or rights (including, without limitation, by way of a Sale and Leaseback Transaction), other than dispositions of inventory or sales or leases of real estate constituting Real Estate Held for Sale in the ordinary course of business, and (ii) the issuance of Equity Interests by any Restricted Subsidiary or the disposition by the Company or a Restricted Subsidiary of Equity Interests in any of the Company's Restricted Subsidiaries (other than directors' qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary of the Company), in the case of either clause (i) or (ii), whether in a single transaction or a series of related transactions (a) that has a fair market value in excess of $5 million or (b) for Net Proceeds in excess of $5 million. Notwithstanding the foregoing, the following will be deemed not to be Asset Sales: (i) a transfer of assets by the Company to a Restricted Subsidiary or by a Restricted Subsidiary to the Company or to another Restricted Subsidiary; (ii) an issuance of Equity Interests by a Restricted Subsidiary to the Company or to another Restricted Subsidiary; (iii) a Permitted Investment or Restricted Payment that is permitted by the covenant described above under the caption "—Certain Covenants—Restricted Payments"; (iv) a disposition of Cash Equivalents solely for cash or other Cash Equivalents; (v) a disposition in the ordinary course of business of used, worn-out, obsolete, damaged or replaced equipment; (vi) the grant of licenses to third parties in respect of intellectual property in the ordinary course of business of the Company or any of its Restricted Subsidiaries, as applicable; (vii) any disposition of properties or assets that is governed by the provisions described under "Change of Control" or "Merger, Consolidation or Sale of Assets"; (viii) the granting or incurrence of any Permitted Lien; (ix) Designated Condominium Sales; and (x) the surrender, or waiver of contract rights or settlement, release or surrender of contract, tort or other claims.

        "Board Resolution" means a duly adopted resolution of the board of directors of the Company in full force and effect at the time of determination and certified as such by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee.

        "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

        "Capital Stock" means (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of or distributions of assets of, the issuing Person.

        "Cash Equivalents" means (a) marketable obligations issued or unconditionally guaranteed by the U.S. or issued by any of its agencies and backed by the full faith and credit of the U.S., in each case maturing within one year from the date of acquisition; (b) short-term investment grade domestic and eurodollar certificates of deposit or time deposits that are fully insured by the Federal Deposit Insurance Corporation or are issued by commercial banks organized under the laws of the U.S. or any of its states having combined capital, surplus and undivided profits of not less than $100,000,000 (as shown on its most recently published statement of condition); (c) commercial paper and similar obligations rated "P-I" by Moody's Investors Service, Inc. ("Moody's") or "A-1" by Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc. ("S&P"); (d) readily marketable tax-free municipal bonds of domestic issuers rated "A-2" or better by Moody's or "A" or better by S&P, and maturing within one year from the date of issuance; and (e) mutual funds or money market accounts investing primarily in items described in clauses (a) through (d) above.

        "Change of Control" means, with respect to the Company or any successor Person permitted under the covenant "Merger, Consolidation or Sale of Assets," the occurrence of any of the following: (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) acquires "beneficial ownership" (as determined in accordance with Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 50% of the total outstanding shares of Voting Stock (as defined); (b) the Company consolidates with or merges into any other corporation, or conveys, transfers or leases all or substantially all of its assets to any person, or any other corporation merges into the Company and, in the case of any such transaction, the outstanding common stock of the Company is changed or exchanged as a result, unless the shareholders of the Company immediately before such transaction own, directly or indirectly, at least 51% of the outstanding shares of Voting Stock of the corporation resulting from such transaction in substantially the same proportion as their ownership of the Voting Stock immediately before such transaction; or (c) the first day on which more than a majority of the members of the Board of Directors of the Company are not Continuing Directors.

        "Closing Date" means April 25, 2011, the date of the closing of the sale of the outstanding notes initially issued pursuant to the Indenture.

        "Completion Guaranty" means, with respect to any Real Estate Project of an Unrestricted Subsidiary, a completion guaranty or similar agreement entered into by the Company or any of its Restricted Subsidiaries pursuant to which the Company or any of its Restricted Subsidiaries (a) guarantees the timely completion of construction of such construction project in accordance with applicable plans and specifications, the payment of all costs incurred in connection with the construction of such construction project, the payment of the premiums of all insurance required to be maintained in connection with the Real Estate Project, or such other matters customarily included by institutional lenders in a completion guaranty, or (b) otherwise indemnifies a construction lender or other party from loss resulting from a failure to timely complete and pay all costs incurred in connection with construction of any project financed by such lender or other party in accordance with the applicable plans and specifications.

        "Consolidated EBITDA" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus, to the extent deducted in computing such Consolidated Net Income, (i) an amount equal to any extraordinary loss plus any net loss realized in connection with a disposition of assets, (ii) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, (iii) Consolidated Interest Expense, (iv) cash severance payments, restructuring costs and acquisition integration costs and fees, (v) any expenses or charges related to any Equity Offering, Permitted Investment, acquisition, disposition, recapitalization or the incurrence of Indebtedness permitted to be incurred by the Indenture including a refinancing thereof (whether or not successful) and any amendment or modification to the terms of any such transactions, (vi) insurance proceeds received in cash under policies of business interruption insurance (or under policies of insurance which cover losses or claims of the same character or type) and (vii) depreciation and amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income, minus (viii) non-cash items increasing such Consolidated Net Income, in each case, for such period without duplication on a consolidated basis and determined in accordance with GAAP.

        "Consolidated Interest Coverage Ratio" means with respect to any Person for any period, the ratio of the Consolidated Resort EBITDA of such Person for such period to the Consolidated Interest Expense of such Person and its Restricted Subsidiaries for such period. In the event that the Company or any of its Restricted Subsidiaries incurs, assumes, Guarantees, redeems, repays or otherwise retires any Indebtedness (other than revolving credit borrowings) subsequent to the commencement of the period for which the Consolidated Interest Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Consolidated Interest Coverage Ratio is made (the "Calculation Date"), then the Consolidated Interest Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee, redemption, repayment or retirement of Indebtedness as if the same had occurred at the beginning of the applicable four-quarter reference period. In addition, for purposes of making the computation referred to above, (i) (a) acquisitions that have been made by the Company or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions and (b) other transactions consummated by the Company or any of its Restricted Subsidiaries with respect to which pro forma effect may be given pursuant to Article 11 of Regulation S-X under the Securities Act, in each case during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period and Consolidated Resort EBITDA for such reference period shall be calculated without giving effect to clause (iii) of the proviso set forth in the definition of "Consolidated Net Income," (ii) the Consolidated Resort EBITDA attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded and (iii) the Consolidated Interest Expense attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent (x) that the obligations giving rise to such Consolidated Interest Expense will not be obligations of the referent Person or any of its Restricted Subsidiaries following the Calculation Date, or (without duplication) (y) such Consolidated Interest Expense is less than the Consolidated Resort EBITDA attributable to such discontinued operations for the same period.

        "Consolidated Interest Expense" means with respect to any Person for any period the sum, without duplication, of (i) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations but excluding amortization of debt issuance costs), (ii) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period, (iii) any interest expense for such period on Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries (whether or not such Guarantee or Lien is called upon), in each case, on a consolidated basis and in accordance with GAAP, and (iv) any Preferred Stock dividends paid in cash by the Company or any of its Restricted Subsidiaries to a Person other than the Company or any of its Restricted Subsidiaries, determined, in each case, on a consolidated basis and in accordance with GAAP.

        "Consolidated Leverage Ratio" means, as of any date of determination, the ratio of (i) the aggregate amount of all Indebtedness of the Company and its Restricted Subsidiaries that would be required to be reflected as liabilities of the Company on a consolidated balance sheet and determined on a consolidated basis in accordance with GAAP, other than (a) any Indebtedness in respect of Existing Housing Bonds and (b) the Northstar Leases (to the extent that the Northstar Leases are classified as Capital Leases), to (ii) the Consolidated EBITDA of the Company as of such date, in each case with such pro forma adjustments to Indebtedness of the Company and its Restricted Subsidiaries and Consolidated EBITDA of the Company as are consistent with the adjustment provisions set forth in the definition of Consolidated Interest Coverage Ratio.

        "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that (i) the net income (but not loss) of any Person that is not a Restricted Subsidiary of such Person or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash by such Person during such period to the referent Person or a Restricted Subsidiary thereof, (ii) premiums paid and the write-off of any unamortized balance of original issue discount in connection with a redemption of, or tender offer for, the Notes by the Company and amortization of debt issuance costs, (iii) the cumulative effect of a change in accounting principles shall be excluded and (iv) non-cash compensation expenses incurred in respect of stock option plans shall be excluded.

        "Consolidated Resort EBITDA" means, with respect to any Person for any period, the Consolidated EBITDA of such Person for such period minus consolidated real estate revenue of such Person and its Restricted Subsidiaries for such period plus consolidated real estate operating expenses of such Person and its Restricted Subsidiaries for such period minus any portion of such Consolidated EBITDA attributable to Unrestricted Subsidiaries of such Person for such period, in each case as reported on such Person's consolidated statement of operations and determined on a consolidated basis and in accordance with GAAP.

        "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of such Board of Directors on the date of the Indenture or (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

        "Credit Agreement" means that certain Fifth Amended and Restated Credit Agreement, dated as of January 25, 2011 by and among The Vail Corporation, the Lenders named therein, and Bank of America, N.A., as Administrative Agent, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

        "Credit Facilities" means one or more debt facilities (including, without limitation, the Credit Agreement) or commercial paper facilities, in each case, with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time in one or more agreement or indentures (in each case with the same or new lenders or institutional investors), including any agreement or indenture extending the maturity thereof or otherwise restructuring all or any portion of the indebtedness thereunder or increasing the amount loaned or issued thereunder or altering the maturity thereof.

        "Customary Recourse Exceptions" means, with respect to any Non-Recourse Indebtedness of an Unrestricted Subsidiary, exclusions from the exculpation provisions with respect to such Non-Recourse Indebtedness for the bankruptcy of such Unrestricted Subsidiary, fraud, misapplication of cash, environmental claims, waste, willful destruction, and other circumstances customarily excluded by institutional lenders from exculpation provisions and/or included in separate indemnification agreements in non-recourse financings of real estate.

        "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

        "Designated Condominium Sales" means the sale or other disposition of any condominium unit owned by the Company or any of its Subsidiaries at the time of this exchange offer and situated in the Ritz-Carlton Residences, Vail, Colorado and One Ski Hill Place, Breckenridge, Colorado.

        "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature; provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to purchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring on or prior to 91 days after the date on which the Notes mature shall not constitute Disqualified Stock if (1) the "asset sale" or "change of control" provisions applicable to such Capital Stock are not more favorable in any respect to the holders of such Capital Stock than the terms applicable to the Notes and described under the captions "—Repurchase at the Option of Holders—Asset Sales" and "—Repurchase at the Option of Holders—Change of Control"; and (2) any such requirement only becomes operative after compliance with such terms applicable to the Notes, including the purchase of any Notes tendered pursuant thereto.

        "Domestic Subsidiary" means any Restricted Subsidiary of the Company that was formed under the laws of the United States or any state of the United States or the District of Columbia.

        "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

        "Equity Offering" means (i) a public or private sale of Capital Stock of the Company and (ii) the sale of other securities convertible or exchangeable into Capital Stock (other than Disqualified Stock) of the Company; provided that an Equity Offering shall be deemed to occur with respect to all or a portion of such securities only upon the conversion or exchange of such securities into Capital Stock.

        "Existing Housing Bonds" means the following bonds issued before June 10, 2003 and re-issuances of such bonds in accordance with the related underlying documents: (a) $10,600,000 of Eagle County, Colorado, Taxable Housing Facilities Revenue Bonds (BC Housing, LLC Project) Series 1997A and

1997B, (b) $19,980,000 of Breckenridge Terrace LLC Taxable Housing Facilities Revenue Notes (Breckenridge Terrace Project), Series 1999A and 1999B, (c) $10,410,000 of Eagle County, Colorado, Taxable Housing Facilities Revenue Bonds (The Tarnes at BC, LLC Project), Series 1999A and 1999B, and (d) $11,585,000 of the Tenderfoot Seasonal Housing, LLC Taxable Housing Facilities Revenue Notes (Tenderfoot Seasonal Housing, LLC Project), Series 2000A and 2000B; and renewals or extensions of each of the foregoing (but not increases thereof) on or after June 10, 2003.

        "Existing Indebtedness" means Indebtedness of the Company and the Company's Subsidiaries (other than Indebtedness under the Credit Agreement) in existence on the date of the Indenture and Indebtedness of Affiliates of the Company in existence on the date of the Indenture that is or will be required to be consolidated on the Company's balance sheet in accordance with GAAP.

        "Foreign Subsidiary" means any Restricted Subsidiary of the Company other than a Domestic Subsidiary.

        "GAAP" means generally accepted accounting principles set forth in the Financial Accounting Standards Board's Accounting Standards Codification or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect in the United States on the Closing Date.

        "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

        "Guarantor" means (i) each of the Company's Restricted Subsidiaries that are party to the Indenture on the date of execution and delivery of the Indenture and (ii) each other Person that becomes a guarantor of the obligations of the Company under the Notes and the Indenture from time to time in accordance with the provisions of the Indenture described under the caption "Certain Covenants—Additional Subsidiary Guarantees," and their respective successors and assigns; provided, however, that "Guarantor" shall not include any Person that is released from its Guarantee of the obligations of the Company under the Notes and the Indenture as described under "—Subsidiary Guarantees."

        "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (i) currency exchange or interest rate swap, cap or collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange or interest rates.

        "Indebtedness" means, with respect to any Person, without duplication, (i) any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or bankers' acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property (which purchase price is due more than one year after taking title to such property) or services or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP; (ii) all indebtedness of others secured by a Lien on any asset of such Person (whether or not such indebtedness is assumed by such Person, the amount of such obligation, to the extent it is without recourse to such Person, being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured); (iii) to the extent not otherwise included, the Guarantee by such Person of any Indebtedness of any other Person; provided, however, that (1) the amount outstanding at any time of any Indebtedness issued with original issue discount is the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP; (2) Indebtedness shall not include any liability for federal, state, local or other taxes; and (3) obligations of the Company or any Restricted Subsidiary with respect to Permitted Recourse Obligations shall not constitute Indebtedness unless and until an event or circumstance occurs that triggers the Company's or a Restricted Subsidiary's direct payment liability or reimbursement obligation (as opposed to contingent or performance obligations) to the lender or other party to whom such Permitted Recourse Obligation is actually owed, in which case the amount of such direct payment liability to such lender or other party shall constitute Indebtedness; and (iv) with respect to any Restricted Subsidiary of the Company, Preferred Stock of such Person (in an amount equal to the greater of (x) the sum of all obligations of such Person with respect to redemption, repayment or repurchase thereof and (y) the book value of such Preferred Stock as reflected on the most recent financial statements of such Person).

        "Investment Grade Rating" means a rating equal to or higher than Baa3 (or the equivalent) by Moody's or BBB (or the equivalent) by S&P, or, if either such entity ceases to rate the Notes for reasons outside of the control of the Company, the equivalent investment grade credit rating from any other Rating Agency.

        "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP, excluding, however, trade accounts receivable and bank deposits made in the ordinary course of business consistent with past practice. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Company, the Company or such Restricted Subsidiary shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in the penultimate paragraph of the covenant described above under the caption "Certain Covenants—Restricted Payments."

        "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional, sale or other title retention agreement, any lease in the nature thereof, and any option or other agreement to sell or give a Lien).

        "Moody's" means Moody's Investors Service, Inc. and its successors and assigns.

        "Net Income" means, with respect to any Person, the net income (or loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends, excluding, however, (i) any gain (or loss), together with any related provision for taxes on such gain (or loss), realized in connection with (a) any disposition of assets (including, without limitation, dispositions pursuant to Sale and Leaseback Transactions) or (b) the disposition of any securities by such Person or any of its Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Subsidiaries and (ii) any extraordinary or nonrecurring gain or income (or loss, expense or charge), together with any related provision for taxes on such extraordinary or nonrecurring gain or income (or loss, expense or charge).

        "Net Proceeds" means the aggregate cash proceeds or Cash Equivalents proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale, but only as and when received, and any proceeds deemed to be cash or Cash Equivalents pursuant to clause (b) of the first paragraph under the caption "—Repurchase at the Option of Holders—Asset Sales"), net of (i) the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, (ii) taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), (iii) amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Asset Sale, (iv) all distributions and other payments required to be made to minority interest holders of a Restricted Subsidiary or joint venture as a result of such Asset Sale, and (v) any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

        "Non-Recourse Indebtedness" means any Indebtedness of an Unrestricted Subsidiary with respect to which the holder of such Indebtedness (a) may not look to such Unrestricted Subsidiary directly for repayment, other than to the extent of any security therefor, or (b) may look to such Unrestricted Subsidiary directly for repayment (but not to any direct or indirect holder of the Capital Stock of such Unrestricted Subsidiary, other than with respect to Permitted Recourse Obligations entered into by such direct or indirect holder).

        "Northstar Leases" means, collectively, (a) that certain Amended and Restated Lease Agreement, dated as of October 25, 2010, by and between CNL Income Northstar, LLC, as lessor, and Trimont Land Company, a California corporation, as lessee, (b) that certain Amended and Restated Personal Property Lease Agreement by and between CNL Income Northstar TRS Corp., a Delaware corporation, as lessor, and Trimont Land Company, a California corporation, as lessee, dated as of October 25, 2010, and (c) that certain Amended and Restated Lease Agreement, dated as of October 25, 2010, by and between CNL Income Northstar Commercial, LLC, a Delaware limited liability company, as lessor, and Northstar Group Commercial Properties, LLC, a Delaware limited liability company, as lessee, each as amended, supplemented or replaced from time to time.

        "Obligations" means any principal, interest (including post-petition interest), penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

        "Permitted Investments" means: (i) any Investment in the Company or a Restricted Subsidiary of the Company; (ii) any Investment in Cash Equivalents; (iii) any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment (a) such Person becomes a Restricted Subsidiary of the Company and, to the extent required under the Indenture, a Guarantor or (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company; (iv) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption "—Repurchase at the Option of Holders—Asset Sales"; (v) any acquisition of assets received solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company; (vi) any Investment in a Similar Business (including any Investment made in any Unrestricted Subsidiaries in a Similar Business) if, after giving effect to such Investment, the aggregate amount of all Investments made pursuant to this clause (vi) then constituting Unrestricted Investments Outstanding does not exceed the sum of $100 million and 15% of Total Consolidated Assets of the Company at the time of such Investment; (vii) contributions of Real Estate Held for Sale to Unrestricted Subsidiaries or Real Estate Joint Ventures; (viii) Investments received in connection with the settlement of any ordinary course obligations owed to the Company or any of its Restricted Subsidiaries; (ix) any Investment in a joint venture entered into by the Company or any Restricted Subsidiary if, after giving effect to such Investment, the aggregate amount of all Investments made pursuant to this clause (ix) then constituting Unrestricted Investments Outstanding does not exceed the sum of

$75 million and 10% of Total Consolidated Assets of the Company at the time of such Investment; (x) any Investment represented by Hedging Obligations permitted under clause (viii) of the definition of "Permitted Debt"; (xi) any transaction to the extent it constitutes an Investment that is permitted by and made in accordance with the provisions of the second paragraph of the covenant described under "—Certain Covenants—Transaction with Affiliates" (except for transactions described in clauses (v) and (vi) of such paragraph); (xii) any Investment existing on the Closing Date and any Investment that replaces, refinances or refunds an existing Investment; provided, that the new Investment is in an amount that does not exceed the amount replaced, refinanced or refunded, and is made in the same Person as the Investment replaced, refinanced or refunded; (xiii) Investments constituting loans to Persons in which neither the Company nor any Restricted Subsidiary holds any Equity Interests, so long as the aggregate amount of all loans made pursuant to this clause (xiii) (determined with respect to each such loan based on the value thereof on the date of determination) do not exceed $20.0 million; and (xiv) any Investment constituting a Permitted Recourse Obligation; provided that if an event or circumstance occurs that triggers a direct payment liability or reimbursement obligation (as opposed to a contingent or performance obligation) of the Company or a Restricted Subsidiary to a lender or other party to whom such Permitted Recourse Obligation is owed, then such Investment will no longer be permitted pursuant to this clause (xiv); provided further, in the case of any Investment made pursuant to clauses (vi), (vii) or (ix) above, that after giving effect to such Investment no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof.

        "Permitted Liens" means (i) Liens in favor of the Company or any of its Restricted Subsidiaries; (ii) Liens securing Senior Debt of the Company or any Restricted Subsidiary of the Company; (iii) Liens on property or Equity Interests of a Person existing at the time such Person is merged into or consolidated with the Company or any Restricted Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets or Equity Interests other than those of the Person merged into or consolidated with the Company; (iv) Liens on property existing at the time of acquisition thereof by the Company or any Restricted Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such acquisition; (v) Liens incurred or pledges and deposits made in connection with worker's compensation, unemployment insurance and other social security benefits, statutory obligations, bid, surety or appeal bonds, performance bonds, operating leases, indemnification obligations or other obligations of a like nature incurred in the ordinary course of business (other than contracts in respect of borrowed money and other Indebtedness); (vi) Liens existing on the date of the Indenture; (vii) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (viii) Liens securing the Notes or any Guarantee thereof; (ix) Liens securing Permitted Refinancing Indebtedness to the extent that the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded was permitted to be secured by a Lien; provided that such Liens do not extend to any assets other than those that secured the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (x) Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary of the Company with respect to obligations that do not exceed $10 million at any one time outstanding and that (a) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (b) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by the Company or such Restricted Subsidiary; (xi) Liens securing Capital Lease Obligations; provided that such Liens do not extend to any property or assets which are not leased property subject to such Capital Lease Obligation; (xii) judgment liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings that may have been duly initiated for the review of such judgment, degree or order shall not have been finally terminated or the period within such proceedings may be initiated shall not have expired; (xiii) Liens securing obligations of the Company under Hedging Obligations; (xiv) purchase money Liens securing Purchase Money Obligations; provided that the related Indebtedness shall not be secured by any property or assets of the Company or any Restricted Subsidiary other than the property or assets so acquired pursuant to such Purchase Money Obligation; (xv) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods; (xvi) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of the Company or any of its Restricted Subsidiaries, including rights of offset and set-off; (xvii) Liens arising from filing Uniform Commercial Code financing statements regarding leases; provided that such Liens do not extend to any property or assets which are not leased property subject to such leases or subleases; (xviii) Liens created for the benefit of all of the Notes and/or any Guarantees thereof; (xix) encumbrances and restrictions on the use of real property which do not materially impair the use thereof; (xx) Liens upon, and defects of title to, property, including any attachment of property or other legal process prior to adjudication of a dispute on the merits if either (1) no amounts are due and payable and no Lien has been filed or agreed to, or (2) the validity or amount thereof is being contested in good faith by lawful proceedings, reserve or other provision required by GAAP has been made, and levy and execution thereon have been (and continue to be) stayed or payment thereof is covered in full (subject to the customary deductible) by insurance; (xxi) any interest or title of a lessor or licensor in assets being leased or licensed to the Company or any of its Restricted Subsidiaries; and (xxii) licenses, leases, or subleases granted to third Persons which do not interfere in any material respect with the business conducted by the Company and its Restricted Subsidiaries.

        "Permitted Recourse Obligations" means, collectively, for the Company or any of its Restricted Subsidiaries, obligations or liabilities arising with respect to Customary Recourse Exceptions, Completion Guaranties, and letters of credit or similar arrangements entered into in the ordinary course of business in a form consistent with past practice, in each case, in support of obligations of an Unrestricted Subsidiary with respect to a Real Estate Project.

        "Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness (other than Hedging Obligations and other than Indebtedness permitted to be incurred pursuant to clause (i), clause (iv) or clause (vi) of the second paragraph under "Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock") of the Company or any of its Restricted Subsidiaries; provided that: (i) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus premium and accrued interest on, the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith); (ii) such Permitted Refinancing Indebtedness has a final maturity date equal to or later than the final maturity date of and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes or any Guarantee thereof, such Permitted Refinancing Indebtedness is subordinated in right of payment to the Notes or such Guarantee on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (iv) such Indebtedness is incurred either by the Company or by the Restricted Subsidiary that is an obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

        "Person" means an individual, limited or general partnership, corporation, limited liability company, association, unincorporated organization, trust, joint stock company, joint venture or other entity, or a government or any agency or political subdivision thereof.

        "Preferred Stock" of any Person means Capital Stock of such Person of any class or classes (however designated) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

        "Purchase Money Obligations" of any Person means any obligations of such Person or any of its Subsidiaries to any seller or any other person incurred or assumed in connection with the purchase of real or personal property to be used in the business of such person or any of its Subsidiaries within 180 days of such purchase.

        "Rating Agency" means each of S&P and Moody's, or if S&P or Moody's or both shall not make a rating on the Notes publicly available, a nationally recognized statistical rating organization or organizations, within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act, selected by the Company as a replacement agency or agencies for S&P or Moody's, or both, as the case may be.

        "Real Estate Held for Sale" means, all real estate of the Company and its Restricted Subsidiaries (i) held on the Closing Date irrespective of whether such real estate is classified for financial reporting purposes as Real Estate Held for Sale on the Closing Date or (ii) acquired after the Closing Date, provided that such acquired real estate is classified for financial reporting purposes as Real Estate Held for Sale on the date of acquisition.

        "Real Estate Joint Venture" means any Person engaged exclusively in the acquisition, development and operation or resale of any real estate asset or group of related real estate assets (and directly related activities).

        "Real Estate Project" means the acquisition, development, and operation or resale of any real estate asset or group of related real estate assets (and directly related activities) by any Unrestricted Subsidiary.

        "Registration Rights Agreement" means the registration rights agreement dated as of the Closing Date between the Company, the Guarantors and the Initial Purchasers.

        "Restricted Investment" means an Investment other than a Permitted Investment.

        "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

        "Sale and Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or a Restricted Subsidiary leases it from such Person.

        "S&P" means Standard & Poor's Ratings Services and its successors and assigns.

        "Significant Subsidiary" means any Restricted Subsidiary that would be a "significant subsidiary" as defined in Article I, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Exchange Act, as such Regulation was in effect on the date of the Indenture.

        "Similar Business" means any business conducted by the Company or any of its Subsidiaries on the date of the Indenture or any other recreation, leisure and/or hospitality business including without limitation ski mountain resort operations, or any business or activity that is reasonably similar thereto or a reasonable extension, development or expansion thereof or is reasonably ancillary thereto.

        "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

        "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of at least a majority of the directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

        "Total Consolidated Assets" means, with respect to any Person as of any date, the book value of the assets of such Person and its Restricted Subsidiaries as shown on the most recent consolidated balance sheet of such Person.

        "Treasury Rate" means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to May 1, 2014; provided, however, that if the period from the redemption date to May 1, 2014 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used. The Company shall obtain the Treasury Rate when applicable.

        "Unrestricted Investments Outstanding" means, at any time of determination, in respect of all Permitted Investments made pursuant to clause (vi) or (ix) of the definition of the term "Permitted Investments," as applicable, the excess, if any, of (i) the sum of all Permitted Investments theretofore made by the Company or any Restricted Subsidiary pursuant to clause (vi) or (ix) of the definition of "Permitted Investments," as applicable, over (ii) the amount of all cash, and the fair market value of any assets or property, distributed as dividends and distributions to the Company or a Restricted Subsidiary of the Company (to the extent that the Company does not elect to include the amount of such dividends and distributions in the computation of Consolidated Net Income pursuant to the parenthetical of clause (i) of the definition thereof at the time of determination), and all repayments of the principal amount of loans or advances, the net cash proceeds, and the fair market value of assets or property, received from sales or transfers, in respect of such Investments to the Company or any of its Restricted Subsidiaries and any other reduction made in cash of such Investments in such Person.

        "Unrestricted Subsidiary" means Gros Ventre Utility Company, Eagle Park Reservoir Company, First Chair Housing Trustee, LLC, Forest Ridge Holdings, Inc., Gore Creek Place, LLC, Hunkidori Land Company, LLC, TCRM Company, Stagecoach Development, LLC, Black Diamond Insurance, Inc., Ever Vail, LLC, Larkspur Restaurant & Bar, LLC, Mountain Thunder, Inc. and One River Run, LLC and any other Subsidiary of the Company that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding comply with the covenant set forth under "Certain Covenants Transactions with Affiliates."

        "Voting Stock" of any Person as of any date means classes of the Capital Stock of such Person that is at the time entitled to vote in the election of at least a majority of the directors, managers, trustees or other governing body of such Person.

        "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

        The following is a summary of the material United States federal tax consequences of an exchange of outstanding notes for exchange notes in the exchange offer and the acquisition, beneficial ownership and disposition of exchange notes. It is based on provisions of the U.S. Internal Revenue Code of 1986, as amended (the "Code"), existing and proposed Treasury regulations promulgated thereunder (the "Treasury Regulations") and administrative and judicial interpretations thereof, all as of the date hereof and all of which are subject to change, possibly on a retroactive basis. No ruling from the Internal Revenue Service ("IRS") has been or is expected to be sought with respect to any aspect of the transactions described herein. Accordingly, no assurance can be given that the IRS will agree with the views expressed in this summary, or that a court will not sustain any challenge by the IRS in the event of litigation. The following relates only to Notes that are held as capital assets (generally, property held for investment).

        This summary does not address all of the U.S. federal income tax consequences that may be relevant to particular holders in light of their personal circumstances, or to certain types of holders that may be subject to special tax treatment (such as banks and other financial institutions, employee stock ownership plans, partnerships or other pass-through entities for U.S. federal income tax purposes, former citizens or residents of the United States, controlled foreign corporations, foreign personal holding companies, corporations that accumulate earnings to avoid U.S. federal income tax, insurance companies, tax-exempt organizations, dealers in securities, brokers, "U.S. holders" (as defined below) whose functional currency is not the U.S. dollar, persons subject to the alternative minimum tax or persons who hold the Notes as a hedge or who hedge the interest rate on the Notes). In addition, this summary does not include any description of the tax laws of any state, local or non-U.S. government that may be applicable to a particular holder and does not consider any aspects of U.S. federal tax law other than income taxation.

        For purposes of this discussion, a "U.S. holder" is a beneficial owner of the Notes that is, for U.S. federal income tax purposes:

  •
  an individual who is a citizen or resident of the United States;

  •
  a corporation (or other business entity treated as a corporation) created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

  •
  an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

  •
  a trust if a court within the United States can exercise primary supervision over its administration, and one or more U.S. persons have the authority to control all of the substantial decisions of that trust (or the trust was in existence on August 20, 1996, and validly elected to continue to be treated as a U.S. trust).

        A "non-U.S. holder" is a beneficial owner of the Notes that is an individual, corporation, estate, or trust and is not a U.S. holder.

        The U.S. federal income tax treatment of a partner in a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) that holds the Notes generally will depend on such partner's particular circumstances and on the activities of the partnership. Partners in such partnerships should consult their own tax advisors.

Classification of the Notes

        In certain circumstances (see e.g., "Description of the Notes—Repurchase at the Option of Holders—Change of Control," Note), the Notes provide for the payment of certain amounts in excess of the stated interest and principal. These contingencies could subject the Notes to the provisions of the Treasury Regulations relating to "contingent payment debt instruments." Under these regulations, however, one or more contingencies will not cause a debt instrument to be treated as a contingent payment debt instrument if, as of the issue date, each such contingency is "remote" or is considered to be "incidental." We believe and intend to take the position that the foregoing contingencies should be treated as remote and/or incidental. Our position is binding on a holder, unless the holder discloses in the proper manner to the IRS that it is taking a different position. However, this determination is inherently factual and we can give no assurance that our position would be sustained if challenged by the IRS. A successful challenge of this position by the IRS could affect the timing and amount of a holder's income and could cause the gain from the sale or other disposition of a Note to be treated as ordinary income, rather than capital gain. This disclosure assumes that the Notes will not be considered contingent payment debt instruments. Holders are urged to consult their own tax advisors regarding the potential application to the Notes of the contingent payment debt regulations and the consequences thereof.

U.S. Federal Income Tax Consequences of the Exchange Offer to U.S. and Non-U.S. Holders

        The exchange of outstanding notes for exchange notes in the exchange offer will not constitute a material modification of the terms of the outstanding notes and thus will not constitute a taxable event. Consequently, holders of the outstanding notes will not recognize gain upon receipt of the exchange notes in exchange for the outstanding notes in the exchange offer. The holder's basis in the exchange notes received in the exchange offer will be the same as its basis in the corresponding outstanding notes immediately before the exchange. The U.S. holder's holding period in the exchange notes will include its holding period in the outstanding notes exchanged therefor.

U.S. Federal Income Tax Consequences to U.S. Holders

Treatment of Interest

        The outstanding notes were issued without original issue discount for federal income tax purposes. All stated interest on the Notes will be taxable to U.S. holders as ordinary interest income as the interest accrues or is paid in accordance with the holder's regular method of tax accounting.

Amortization of Bond Premium

        A U.S. holder that purchases a Note for an amount that is greater than the Note's stated redemption price at maturity will be considered to have purchased the Note with "amortizable bond premium" equal to the excess. A U.S. holder may elect to amortize this premium under a constant yield method over the remaining term of the Note and may offset interest otherwise required to be included in respect of the Note during any taxable year by the amortized amount of such premium for the taxable year. However, if the Note may be redeemed at a price that is greater than its stated redemption price at maturity, special rules would apply that could result in a deferral of the amortization of a portion of the bond premium until later in the term of the Note. Any election to amortize bond premium applies to all taxable debt obligations then owned and thereafter acquired by the U.S. holder and may be revoked only with the consent of the IRS. Holders that acquire a Note with bond premium should consult their tax advisors regarding the manner in which such premium is calculated and the election to amortize bond premium over the life of the instrument.

Market Discount

        A Note that is acquired for an amount that is less than its principal amount by more than a de minimis amount (generally 0.25% of the principal amount multiplied by the number of remaining whole years to maturity), will be treated as having "market discount" equal to such difference. Unless the U.S. holder elects to include such market discount in income as it accrues, a U.S. holder will be required to treat any principal payment on, and any gain on the sale, exchange, retirement or other disposition (including a gift) of, a Note as ordinary income to the extent of any accrued market discount that has not previously been included in income. In general, market discount on the Notes will accrue ratably over the remaining term of the Notes or, at the election of the U.S. holder, under a constant yield method. In addition, a U.S. holder could be required to defer the deduction of all or a portion of the interest paid on any indebtedness incurred or continued to purchase or carry a Note unless the U.S. holder elects to include market discount in income currently. Such an election applies to all debt instruments held by a taxpayer and may not be revoked without the consent of the IRS.

Sale, exchange or other taxable disposition of the Notes

        In general, upon the sale, redemption, retirement or other taxable exchange or disposition of a Note, a U.S. holder will recognize taxable gain or loss equal to the difference between (1) the amount of the cash and the fair market value of any property received on the sale or other taxable disposition (less an amount equal to any accrued and unpaid stated interest, which will be taxable as interest income as discussed above) and (2) the U.S. holder's adjusted tax basis in the Note. Gain or loss realized on the sale or other taxable disposition of a Note will generally be capital gain or loss (subject to the market discount rules discussed above) and will be a long-term capital gain or loss if at the time of the disposition the U.S. holder has held the Note for more than one year. For non-corporate U.S. holders, long-term capital gains are generally eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Medicare tax and reporting obligations

        For taxable years beginning after December 31, 2012, a U.S. person that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, will be subject to a 3.8% tax on the lesser of (1) the U.S. person's "net investment income" for the relevant taxable year and (2) the excess of the U.S. person's modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals will be between $125,000 and $250,000 depending on the individual's circumstances). Net investment income generally includes interest income and net gains from the disposition of the Notes, unless such interest income or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). A U.S. holder that is an individual, estate or trust should consult its tax advisor regarding the applicability of the Medicare tax to its income and gains in respect of its investment in the Notes.

Backup withholding and information reporting

        In general, a U.S. holder of the Notes will be subject to backup withholding with respect to interest on the Notes, and the proceeds of a sale or other disposition (including a retirement or redemption) of the Notes, at the applicable tax rate (currently 28%), unless such holder (a) is an entity that is exempt from backup withholding and, when required, demonstrates this fact, or (b) provides the payor with its taxpayer identification number ("TIN"), certifies that the TIN provided to the payor is correct and that the holder has not been notified by the IRS that such holder is subject to backup withholding due to underreporting of interest or dividends, and otherwise complies with applicable requirements of the backup withholding rules. In addition, such payments to U.S. holders that are not exempt entities will generally be subject to information reporting requirements. A U.S. holder that does not provide the payor with its correct TIN may be subject to penalties imposed by the IRS. Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a U.S. holder will be allowed as a credit against such holder's U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.

U.S. Federal Income Tax Consequences to Non-U.S. Holders

Treatment of interest

        Subject to the discussion of backup withholding below, under the "portfolio interest exemption," a non-U.S. holder will generally not be subject to U.S. federal income tax (or any withholding tax) on payments of stated interest on the Notes that is not effectively connected with the non-U.S. holder's trade or business, provided that:

  •
  the non-U.S. holder does not actually or constructively own 10% or more of the total combined voting power of all classes of our voting stock within the meaning of the Code and applicable Treasury Regulations;

  •
  the non-U.S. holder is not, and is not treated as, a bank receiving interest on an extension of credit pursuant to a loan agreement entered into in the ordinary course of its trade or business;

  •
  the non-U.S. holder is not a "controlled foreign corporation" that is related (actually or constructively) to us; and

  •
  certain certification requirements are met.

Under current law, the certification requirement will be satisfied in any of the following circumstances:

  •
  If a non-U.S. holder provides to us or our paying agent a statement on IRS Form W-8BEN (or suitable successor form), together with all appropriate attachments, signed under penalties of perjury, identifying the non-U.S. holder by name and address and stating, among other things, that the non-U.S. holder is not a U.S. person.

  •
  If a Note is held through a securities clearing organization, bank or another financial institution that holds customers' securities in the ordinary course of its trade or business, (i) the non-U.S. holder provides such a form to such organization or institution, and (ii) such organization or institution, under penalty of perjury, certifies to us that it has received such statement from the beneficial owner or another intermediary and furnishes us or our paying agent with a copy thereof.

  •
  If a financial institution or other intermediary that holds the Note on behalf of the non-U.S. holder has entered into a withholding agreement with the IRS and submits an IRS Form W-8IMY (or suitable successor form) and certain other required documentation to us or our paying agent.

        If the requirements of the portfolio interest exemption described above are not satisfied, a 30% withholding tax will apply to the gross amount of interest on the Notes that is paid to a non-U.S. holder, unless either: (a) an applicable income tax treaty reduces or eliminates such tax, and the non-U.S. holder claims the benefit of that treaty by providing a properly completed and duly executed IRS Form W-8BEN (or suitable successor form) establishing qualification for benefits under the treaty, or (b) the interest is effectively connected with the non-U.S. holder's conduct of a trade or business in the United States and the non-U.S. holder provides an appropriate statement to that effect on a properly completed and duly executed IRS Form W-8ECI (or suitable successor form).

        If a non-U.S. holder is engaged in a trade or business in the United States and interest on a Note is effectively connected with the conduct of that trade or business, the non-U.S. holder will be required to pay U.S. federal income tax on that interest on a net income basis generally in the same manner as a U.S. holder. If a non-U.S. holder is eligible for the benefits of an income tax treaty between the United States and its country of residence, any interest income that is effectively connected with a U.S. trade or business will be subject to U.S. federal income tax in the manner specified by the treaty and generally only will be subject to tax if such income is attributable to a permanent establishment (or a fixed base in the case of an individual) maintained by the non-U.S. holder in the United States, provided that the non-U.S. holder claims the benefit of the treaty by properly submitting an IRS Form W-8BEN or W-8ECI, as applicable. In addition, a non-U.S. holder that is treated as a foreign corporation for U.S. federal income tax purposes may be subject to a branch profits tax equal to 30% (or lower applicable treaty rate) of its earnings and profits for the taxable year, subject to adjustments, that are effectively connected with its conduct of a trade or business in the United States.

Sale, exchange or other disposition of the Notes

        Subject to the discussion of backup withholding below, a non-U.S. holder generally will not be subject to U.S. federal income tax (or any withholding thereof) on any gain realized by such holder upon a sale, exchange, redemption, retirement at maturity or other disposition of a Note (except amounts received with respect to accrued and unpaid stated interest, which would be taxable as described above), unless:

  •
  the non-U.S. holder is an individual who is present in the U.S. for 183 days or more during the taxable year of that disposition and certain other conditions are met; or

  •
  the gain is effectively connected with the conduct of a U.S. trade or business of the non-U.S. holder (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment).

        If the first exception applies, the non-U.S. holder generally will be subject to U.S. federal income tax at a rate of 30% on the amount by which its U.S.-source capital gains exceed its U.S.-source capital losses. If the second exception applies, the non-U.S. holder will generally be subject to U.S. federal income tax on the net gain derived from the sale or other disposition of the Notes in the same manner as a U.S. holder. In addition, corporate non-U.S. holders may be subject to a 30% branch profits tax on any effectively connected earnings and profits. If a non-U.S. holder is eligible for the benefits of an income tax treaty between the United States and its country of residence, the U.S. federal income tax treatment of any such gain may be modified in the manner specified by the treaty.

Information reporting and backup withholding

        When required, we or our paying agent will report to the IRS and to each non-U.S. holder the amount of any interest paid on the Notes in each calendar year, and the amount of U.S. federal income tax withheld, if any, with respect to these payments.

        Non-U.S. holders that have provided certification as to their non-U.S. status or that have otherwise established an exemption will generally not be subject to backup withholding tax if neither we nor our agent has actual knowledge or reason to know that such certification is unreliable or that the conditions of the exemption are in fact not satisfied. However, certain information reporting may still apply with respect to interest payments even if certification is provided.

        Payments of the proceeds from the sale or other disposition (including a retirement or redemption) of a Note to or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, additional information reporting, but generally not backup withholding, may apply to those payments if the broker is one of the following: (a) a U.S. person (as defined in the Code), (b) a controlled foreign corporation for U.S. federal income tax purposes, (c) a foreign person 50% or more of whose gross income from all sources for the three-year period ending with the close of its taxable year preceding the payment was effectively connected with a U.S. trade or business, or (d) a foreign partnership with specified connections to the United States.

        Payment of the proceeds from a sale or other disposition (including a retirement or redemption) of a Note to or through the U.S. office of a broker will be subject to information reporting and backup withholding unless the non-U.S. holder certifies as to its non-U.S. status or otherwise establishes an exemption from information reporting and backup withholding, provided that neither we nor our agent have actual knowledge or reason to know that such certification is unreliable or that the conditions of the exemption are in fact not satisfied.

        Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a non-U.S. holder will be allowed as a credit against such holder's U.S. federal income tax liability and may entitle the holder to a refund, provided the required information is timely furnished to the IRS.

 PLAN OF DISTRIBUTION

        Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes where such outstanding notes were acquired as a result of market-making activities or other trading activities.

        We will not receive any proceeds from any sale of exchange notes by brokers-dealers. Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of exchange notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

        We have agreed to pay all expenses incident to the exchange offer, other than the expenses of counsel for the holders of the outstanding notes, commissions or concessions of any brokers or dealers and any transfer taxes relating to the sale or disposition of the outstanding notes or the exchange notes, and we will indemnify the holders of the outstanding notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

 LEGAL MATTERS

        The validity of the exchange notes will be passed upon for us by Gibson, Dunn & Crutcher LLP, certain matters of Florida law will be passed upon by Greenberg Traurig, P.A., certain matters of Nevada law will be passed upon by Brownstein Hyatt Farber Schreck, LLP, certain matters of Tennessee law will be passed upon by Bass, Berry & Sims PLC, certain matters of Vermont law will be passed upon by Dinse, Knapp & McAndrew, P.C., certain matters of Wisconsin law will be passed upon by Weiss Berzowski Brady LLP and certain matters of Wyoming law will be passed upon by Hawks & Associates, LC, each as set forth in and limited by their respective opinions filed as exhibits to the Registration Statement on Form S-4 of which this prospectus is a part.

EXPERTS

        The financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended July 31, 2011 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

        No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. Investors must not rely on any unauthorized information or representations. This prospectus does not offer to sell or ask for offers to buy any securities other than those to which this prospectus relates and it does not constitute an offer to sell or ask for offers to buy any of the securities in any jurisdiction where it is unlawful, where the person making the offer is not qualified to do so, or to any person who cannot legally be offered the securities. The information contained in this prospectus is current only as of its date.

Prospectus

$390,000,000

Offer to Exchange new 6.50% Senior Subordinated Notes due 2019

that have been registered under the Securities Act of 1933

for any and all outstanding

6.50% Senior Subordinated Notes due 2019

(CUSIP Nos. 91879QAJ8 and U90984AD4)

                        , 2011

PART II

Item 20.    Indemnification of Directors and Officers

        Vail Resorts, Inc. is a Delaware corporation. Section 145(a) of the Delaware General Corporation Law ("DGCL") provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

        Section 145(b) of the DGCL provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

        Further subsections of DGCL Section 145 provide that:

  (1)
  to the extent a present or former director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145 or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses, including attorneys' fees, actually and reasonably incurred by such person in connection therewith;

  (2)
  the indemnification and advancement of expenses provided for pursuant to Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise; and

  (3)
  the corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145.

        Vail Resorts, Inc.'s Certificate of Incorporation and Bylaws provide, in effect, that, to the fullest extent and under the circumstances permitted by Section 145 of the DGCL, Vail Resorts, Inc. will indemnify any person who is or was involved in any manner or is threatened to be made so involved in any threatened, pending, or completed investigation, claim, action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that such person is or was a director, officer, or employee of Vail Resorts, Inc. or while a director, officer, or employee of Vail Resorts, Inc. is or was serving at the request of Vail Resorts, Inc. as a director, officer, or employee of another corporation, partnership, joint venture, trust, or other entity.

        Vail Resorts, Inc. currently maintains an insurance policy which, within the limits and subject to the terms and conditions thereof, covers certain expenses and liabilities that may be incurred by directors and officers in connection with proceedings that may be brought against them as a result of an act or omission committed or suffered while acting as a director or officer of Vail Resorts, Inc. and its subsidiaries.

        Vail Resorts, Inc. and Vail Holdings, Inc. have each entered into indemnification agreements with certain of their executive officers. On October 15, 2008, Vail Resorts, Inc. entered into indemnification agreements with Robert A. Katz and Jeffrey W. Jones, and Vail Holdings, Inc. entered into indemnification agreements with Blaise T. Carrig and John Mc.D. Garnsey. The agreements are identical. Each agreement requires the entity to indemnify and hold harmless the applicable officer to the fullest extent authorized by Delaware law and the Certificate of Incorporation and Bylaws of the entity. Each agreement provides that the entity will indemnify and hold harmless the applicable officer against all expenses, judgments, penalties, fines and amounts paid in settlement actually or reasonably incurred by him or on his behalf, if, by reason of his status as an officer of the entity, he is, or is threatened to be, made a party or participant in any proceeding. The only limitation on this obligation is that the entity is not required to make any payment that is determined to be unlawful in accordance with the determination procedures set forth in the agreement. The entity must also advance to the indemnified officer all expenses reasonably and necessarily incurred by him or on his behalf in connection with any proceeding in which he is made a party or participant by reason of his status of an officer of the entity.

Item 21.    Exhibits and Financial Statement Schedules

        (a)   Exhibits

        See the Exhibit Index attached to this registration statement and incorporated herein by reference.

        (b)   Financial Statement Schedules

        All schedules for which provision is made in the applicable accounting regulation of the SEC have been omitted because the required information is not applicable or because the information required has been included in the financial statements or notes thereto that have been incorporated by reference herein.

Item 22.    Undertakings

        The undersigned registrant hereby undertakes:

        To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this Form within one business day of the receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

        To supply by means of post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

        To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i)  to include any prospectus required by Section 10(a)(3) of the Securities Act;

           (ii)  to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii)  to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

        That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

        That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

            (i)  any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

           (ii)  any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

          (iii)  the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

          (iv)  any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

        That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of Securities Act of 1933, as amended, Vail Resorts, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Broomfield, State of Colorado, as of November 4, 2011.

VAIL RESORTS, INC.
By:	/s/ JEFFREY W. JONES
	Name:	Jeffrey W. Jones
	Title:	Co-President and Chief Financial Officer (Principal Financial Officer)

POWER OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints Jeffrey W. Jones and Fiona E. Arnold his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with this Registration Statement and any amendments or supplements hereto, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of Securities Act of 1933, as amended, this registration statement has been signed by the following persons on November 4, 2011 in the capacities indicated below.

Signature	Title

/s/ ROBERT A. KATZ	Chief Executive Officer and Chairman of the Board
(Principal Executive Officer)
/s/ JEFFREY W. JONES	Co-President, Chief Financial Officer and Director
(Principal Financial Officer)
/s/ MARK L. SCHOPPET	Senior Vice President, Controller and Chief Accounting Officer
(Principal Accounting Officer)
/s/ ROLAND A. HERNANDEZ	Director
/s/ THOMAS D. HYDE	Director

Signature	Title

/s/ RICHARD D. KINCAID	Director
/s/ JOHN T. REDMOND	Director
/s/ HILARY A. SCHNEIDER	Director
/s/ JOHN F. SORTE	Director

SIGNATURES

        Pursuant to the requirements of Securities Act of 1933, as amended, the undersigned Registrants have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Broomfield, State of Colorado, as of November 4, 2011.

ALL MEDIA ASSOCIATES, INC.
ALL MEDIA HOLDINGS, INC.
BOOTH CREEK SKI HOLDINGS, INC.
BEAVER CREEK ASSOCIATES, INC.
BEAVER CREEK CONSULTANTS, INC.
BEAVER CREEK FOOD SERVICES, INC.
BRYCE CANYON LODGE COMPANY
BCRP INC.
BRECKENRIDGE RESORT PROPERTIES, INC.
COLTER BAY CORPORATION
CRYSTAL PEAK LODGE OF BRECKENRIDGE, INC.
DELIVERY ACQUISITION, INC.
FLAGG RANCH COMPANY
GILLET BROADCASTING, INC.
GRAND TETON LODGE COMPANY
JACKSON LAKE LODGE CORPORATION
JENNY LAKE LODGE, INC.
JACKSON HOLE GOLF AND TENNIS CLUB, INC.
KEYSTONE DEVELOPMENT SALES, INC.
KEYSTONE FOOD AND BEVERAGE COMPANY
KEYSTONE RESORT PROPERTY MANAGEMENT COMPANY
LODGE PROPERTIES INC.
LODGE REALTY, INC.
LAKE TAHOE LODGING COMPANY
MESA VERDE LODGE COMPANY
NATIONAL PARK HOSPITALITY COMPANY
PROPERTY MANAGEMENT ACQUISITION CORP., INC.
ROCKRESORTS EQUINOX, INC.
SSV HOLDINGS, INC.
SSV ONLINE HOLDINGS, INC.
TETON HOSPITALITY SERVICES, INC.
TRIMONT LAND COMPANY
THE VAIL CORPORATION
VAIL ASSOCIATES HOLDINGS, LTD.
VAIL ASSOCIATES INVESTMENTS, INC.
VAIL/ARROWHEAD, INC.
VAIL/BEAVER CREEK RESORT PROPERTIES, INC.
VAMHC, INC.
VAIL ASSOCIATES REAL ESTATE, INC.
VA RANCHO MIRAGE I, INC.

VA RANCHO MIRAGE II, INC.
VAIL FOOD SERVICES, INC.
VAIL HOLDINGS, INC.
VAIL RESORTS DEVELOPMENT COMPANY
VAIL RESORTS LODGING COMPANY
VAIL RR, INC.
VAIL SUMMIT RESORTS, INC.
VAIL TRADEMARKS, INC.
THE VILLAGE AT BRECKENRIDGE ACQUISITION CORP, INC.
VR ACQUISITION, INC.
VR HEAVENLY CONCESSIONS, INC.
VR HEAVENLY I, INC.
VR HEAVENLY II, INC.
VR HOLDINGS, INC.
ZION LODGE COMPANY

By:	/s/ JEFFREY W. JONES
	Name:	Jeffrey W. Jones
	Title:	Chief Financial Officer

POWER OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints Jeffrey W. Jones and Fiona E. Arnold his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with this Registration Statement and any amendments or supplements hereto, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on November 4, 2011 in the capacities indicated below.

Signature	Title

/s/ ROBERT A. KATZ	Chief Executive Officer and Director of the Registrants
(Principal Executive Officer)
/s/ JEFFREY W. JONES	Chief Financial Officer and Director of the Registrants
(Principal Financial Officer)
/s/ MARK L. SCHOPPET	Chief Accounting Officer of the Registrants
(Principal Accounting Officer)
/s/ FIONA E. ARNOLD	Director of the Registrants

SIGNATURES

        Pursuant to the requirements of Securities Act of 1933, as amended, the undersigned Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Broomfield, State of Colorado, as of November 4, 2011.

VA RANCHO MIRAGE RESORT, L.P.
By:	VA Rancho Mirage I, Inc., its general partner
By:	/s/ JEFFREY W. JONES
	Name:	Jeffrey W. Jones
	Title:	Chief Financial Officer

POWER OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints Jeffrey W. Jones and Fiona E. Arnold his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with this Registration Statement and any amendments or supplements hereto, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on November 4, 2011 in the capacities indicated below.

Signature	Title

/s/ ROBERT A. KATZ	Chief Executive Officer and Director of VA Rancho Mirage I, Inc.
(Principal Executive Officer)
/s/ JEFFREY W. JONES	Chief Financial Officer and Director of VA Rancho Mirage I, Inc.
(Principal Financial Officer)
/s/ MARK L. SCHOPPET	Chief Accounting Officer of VA Rancho Mirage I, Inc.
(Principal Accounting Officer)
/s/ FIONA E. ARNOLD	Director of VA Rancho Mirage I, Inc.

SIGNATURES

        Pursuant to the requirements of Securities Act of 1933, as amended, the undersigned Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Broomfield, State of Colorado, as of November 4, 2011.

HEAVENLY VALLEY, LIMITED PARTNERSHIP
By:	VR Heavenly I, Inc., its general partner
By:	/s/ JEFFREY W. JONES
	Name:	Jeffrey W. Jones
	Title:	Chief Financial Officer

POWER OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints Jeffrey W. Jones and Fiona E. Arnold his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with this Registration Statement and any amendments or supplements hereto, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on November 4, 2011 in the capacities indicated below.

Signature	Title

/s/ ROBERT A. KATZ	Chief Executive Officer and Director of VR Heavenly I, Inc.
(Principal Executive Officer)
/s/ JEFFREY W. JONES	Chief Financial Officer and Director of VR Heavenly I, Inc.
(Principal Financial Officer)
/s/ MARK L. SCHOPPET	Chief Accounting Officer of VR Heavenly I, Inc.
(Principal Accounting Officer)
/s/ FIONA E. ARNOLD	Director of VR Heavenly I, Inc.

SIGNATURES

        Pursuant to the requirements of Securities Act of 1933, as amended, the undersigned Registrants have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Broomfield, State of Colorado, as of November 4, 2011.

COLTER BAY CAFÉ COURT, LLC
COLTER BAY CONVENIENCE STORE, LLC
COLTER BAY GENERAL STORE, LLC
COLTER BAY MARINA, LLC
JACKSON HOLE GOLF & TENNIS CLUB SNACK SHACK, LLC
JENNY LAKE STORE, LLC
STAMPEDE CANTEEN LLC
By:	/s/ JEFFREY W. JONES
	Name:	Jeffrey W. Jones
	Title:	Chief Financial Officer
and
By:	Grand Teton Lodge Company, their sole member and manager
By:	/s/ JEFFREY W. JONES
	Name:	Jeffrey W. Jones
	Title:	Chief Financial Officer

POWER OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints Jeffrey W. Jones and Fiona E. Arnold his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with this Registration Statement and any amendments or supplements hereto, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on November 4, 2011 in the capacities indicated below.

Signature	Title

/s/ ROBERT A. KATZ	Chief Executive Officer of the Registrants
(Principal Executive Officer)
/s/ JEFFREY W. JONES	Chief Financial Officer of the Registrants
(Principal Financial Officer)
/s/ MARK L. SCHOPPET	Chief Accounting Officer of the Registrants
(Principal Accounting Officer)

SIGNATURES

        Pursuant to the requirements of Securities Act of 1933, as amended, the undersigned Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Broomfield, State of Colorado, as of November 4, 2011.

NORTHSTAR GROUP RESTAURANT PROPERTIES, LLC
By:	Northstar Group Commercial Properties LLC, its sole member and manager
By:	VR Acquisition, Inc., its sole member and manager
By:	/s/ JEFFREY W. JONES
	Name:	Jeffrey W. Jones
	Title:	Chief Financial Officer

POWER OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints Jeffrey W. Jones and Fiona E. Arnold his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with this Registration Statement and any amendments or supplements hereto, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on November 4, 2011 in the capacities indicated below.

Signature	Title

/s/ ROBERT A. KATZ	Chief Executive Officer of and Director VR Acquisition, Inc.
(Principal Executive Officer)
/s/ JEFFREY W. JONES	Chief Financial Officer and Director of VR Acquisition, Inc.
(Principal Financial Officer)
/s/ MARK L. SCHOPPET	Chief Accounting Officer of VR Acquisition, Inc.
(Principal Accounting Officer)
/s/ FIONA E. ARNOLD	Director of VR Acquisition, Inc.

SIGNATURES

        Pursuant to the requirements of Securities Act of 1933, as amended, the undersigned Registrants have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Broomfield, State of Colorado, as of November 4, 2011.

LA POSADA BEVERAGE SERVICE, LLC
ROCKRESORTS INTERNATIONAL MANAGEMENT COMPANY
ROCKRESORTS ARRABELLE, LLC
ROCKRESORTS CHEECA, LLC
ROCKRESORTS CORDILLERA LODGE COMPANY, LLC
ROCKRESORTS DR, LLC
ROCKRESORTS HOTEL JEROME, LLC
ROCKRESORTS, LLC
ROCKRESORTS ROSARIO, LLC
ROCKRESORTS SKI TIP, LLC
ROCKRESORTS TEMPO, LLC
ROCKRESORTS WYOMING, LLC
ROCKRESORTS LA POSADA, LLC
VAIL HOTEL MANAGEMENT COMPANY, LLC
By:	Rockresorts International, LLC, their sole member
By:	Vail RR, Inc., its sole member
By:	/s/ JEFFREY W. JONES
	Name:	Jeffrey W. Jones
	Title:	Chief Financial Officer

POWER OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints Jeffrey W. Jones and Fiona E. Arnold his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with this Registration Statement and any amendments or supplements hereto, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on November 4, 2011 in the capacities indicated below.

Signature	Title

/s/ ROBERT A. KATZ	Chief Executive Officer of and Director Vail RR, Inc.
(Principal Executive Officer)
/s/ JEFFREY W. JONES	Chief Financial Officer and Director of Vail RR, Inc.
(Principal Financial Officer)
/s/ MARK L. SCHOPPET	Chief Accounting Officer of Vail RR, Inc.
(Principal Accounting Officer)
/s/ FIONA E. ARNOLD	Director of Vail RR, Inc.

SIGNATURES

        Pursuant to the requirements of Securities Act of 1933, as amended, the undersigned Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Broomfield, State of Colorado, as of November 4, 2011.

SSI VENTURE LLC
By:	SSV Holdings, Inc., its sole member
By:	/s/ JEFFREY W. JONES
	Name:	Jeffrey W. Jones
	Title:	Chief Financial Officer

POWER OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints Jeffrey W. Jones and Fiona E. Arnold his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with this Registration Statement and any amendments or supplements hereto, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on November 4, 2011 in the capacities indicated below.

Signature	Title

/s/ ROBERT A. KATZ	Chief Executive Officer and Director of SSV Holdings, Inc.
(Principal Executive Officer)
/s/ JEFFREY W. JONES	Chief Financial Officer and Director of SSV Holdings, Inc.
(Principal Financial Officer)
/s/ MARK L. SCHOPPET	Chief Accounting Officer of SSV Holdings, Inc.
(Principal Accounting Officer)
/s/ FIONA E. ARNOLD	Director of SSV Holdings, Inc.

SIGNATURES

        Pursuant to the requirements of Securities Act of 1933, as amended, the undersigned Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Broomfield, State of Colorado, as of November 4, 2011.

JHL&S LLC
By:	Teton Hospitality Services, Inc., its sole member
By:	/s/ JEFFREY W. JONES
	Name:	Jeffrey W. Jones
	Title:	Chief Financial Officer

POWER OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints Jeffrey W. Jones and Fiona E. Arnold his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with this Registration Statement and any amendments or supplements hereto, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on November 4, 2011 in the capacities indicated below.

Signature	Title

/s/ ROBERT A. KATZ	Chief Executive Officer and Director of Teton Hospitality Services, Inc.
(Principal Executive Officer)
/s/ JEFFREY W. JONES	Chief Financial Officer and Director of Teton Hospitality Services, Inc.
(Principal Financial Officer)
/s/ MARK L. SCHOPPET	Chief Accounting Officer of Teton Hospitality Services, Inc.
(Principal Accounting Officer)
/s/ FIONA E. ARNOLD	Director of Teton Hospitality Services, Inc.

SIGNATURES

        Pursuant to the requirements of Securities Act of 1933, as amended, the undersigned Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Broomfield, State of Colorado, as of November 4, 2011.

SOHO DEVELOPMENT, LLC
By:	Vail Associates Holdings, Ltd., its sole member
By:	/s/ JEFFREY W. JONES
	Name:	Jeffrey W. Jones
	Title:	Chief Financial Officer

POWER OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints Jeffrey W. Jones and Fiona E. Arnold his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with this Registration Statement and any amendments or supplements hereto, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on November 4, 2011 in the capacities indicated below.

Signature	Title

/s/ ROBERT A. KATZ	Chief Executive Officer and Director of Vail Associates Holdings, Ltd.
(Principal Executive Officer)
/s/ JEFFREY W. JONES	Chief Financial Officer and Director of Vail Associates Holdings, Ltd.
(Principal Financial Officer)
/s/ MARK L. SCHOPPET	Chief Accounting Officer of Vail Associates Holdings, Ltd.
(Principal Accounting Officer)
/s/ FIONA E. ARNOLD	Director of Vail Associates Holdings, Ltd.

SIGNATURES

        Pursuant to the requirements of Securities Act of 1933, as amended, the undersigned Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Broomfield, State of Colorado, as of November 4, 2011.

THE CHALETS AT THE LODGE AT VAIL, LLC
By:	Vail Resorts Development Company, its managing member
By:	/s/ JEFFREY W. JONES
	Name:	Jeffrey W. Jones
	Title:	Chief Financial Officer

POWER OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints Jeffrey W. Jones and Fiona E. Arnold his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with this Registration Statement and any amendments or supplements hereto, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on November 4, 2011 in the capacities indicated below.

Signature	Title

/s/ ROBERT A. KATZ	Chief Executive Officer and Director of Vail Resorts Development Company
(Principal Executive Officer)
/s/ JEFFREY W. JONES	Chief Financial Officer and Director of Vail Resorts Development Company
(Principal Financial Officer)
/s/ MARK L. SCHOPPET	Chief Accounting Officer of Vail Resorts Development Company
(Principal Accounting Officer)
/s/ FIONA E. ARNOLD	Director of Vail Resorts Development Company

SIGNATURES

        Pursuant to the requirements of Securities Act of 1933, as amended, the undersigned Registrants have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Broomfield, State of Colorado, as of November 4, 2011.

ARRABELLE AT VAIL SQUARE, LLC ONE SKI HILL PLACE, LLC RCR VAIL, LLC
By:	Vail Resorts Development Company, their sole member
By:	/s/ JEFFREY W. JONES
	Name:	Jeffrey W. Jones
	Title:	Chief Financial Officer

POWER OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints Jeffrey W. Jones and Fiona E. Arnold his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with this Registration Statement and any amendments or supplements hereto, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on November 4, 2011 in the capacities indicated below.

Signature	Title

/s/ ROBERT A. KATZ	Chief Executive Officer and Director of Vail Resorts Development Company
(Principal Executive Officer)
/s/ JEFFREY W. JONES	Chief Financial Officer and Director of Vail Resorts Development Company
(Principal Financial Officer)
/s/ MARK L. SCHOPPET	Chief Accounting Officer of Vail Resorts Development Company
(Principal Accounting Officer)
/s/ FIONA E. ARNOLD	Director of Vail Resorts Development Company

SIGNATURES

        Pursuant to the requirements of Securities Act of 1933, as amended, the undersigned Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Broomfield, State of Colorado, as of November 4, 2011.

ROCKRESORTS INTERNATIONAL, LLC
By:	Vail RR, Inc., its sole member
By:	/s/ JEFFREY W. JONES
	Name:	Jeffrey W. Jones
	Title:	Chief Financial Officer

POWER OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints Jeffrey W. Jones and Fiona E. Arnold his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with this Registration Statement and any amendments or supplements hereto, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on November 4, 2011 in the capacities indicated below.

Signature	Title

/s/ ROBERT A. KATZ	Chief Executive Officer and Director of Vail RR, Inc.
(Principal Executive Officer)
/s/ JEFFREY W. JONES	Chief Financial Officer and Director of Vail RR, Inc.
(Principal Financial Officer)
/s/ MARK L. SCHOPPET	Chief Accounting Officer of Vail RR, Inc.
(Principal Accounting Officer)
/s/ FIONA E. ARNOLD	Director of Vail RR, Inc.

SIGNATURES

        Pursuant to the requirements of Securities Act of 1933, as amended, the undersigned Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Broomfield, State of Colorado, as of November 4, 2011.

NORTHSTAR GROUP COMMERCIAL PROPERTIES
By:	VR Acquisition, Inc., its sole member and manager
By:	/s/ JEFFREY W. JONES
	Name:	Jeffrey W. Jones
	Title:	Chief Financial Officer

POWER OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints Jeffrey W. Jones and Fiona E. Arnold his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with this Registration Statement and any amendments or supplements hereto, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on November 4, 2011 in the capacities indicated below.

Signature	Title

/s/ ROBERT A. KATZ	Chief Executive Officer and Director of VR Acquisition, Inc.
(Principal Executive Officer)
/s/ JEFFREY W. JONES	Chief Financial Officer and Director of VR Acquisition, Inc.
(Principal Financial Officer)
/s/ MARK L. SCHOPPET	Chief Accounting Officer of VR Acquisition, Inc.
(Principal Accounting Officer)
/s/ FIONA E. ARNOLD	Director of VR Acquisition, Inc.

SIGNATURES

        Pursuant to the requirements of Securities Act of 1933, as amended, the undersigned Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Broomfield, State of Colorado, as of November 4, 2011.

SSV ONLINE LLC
By:	SSV Holdings, Inc., its managing member
By:	/s/ JEFFREY W. JONES
	Name:	Jeffrey W. Jones
	Title:	Chief Financial Officer

POWER OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints Jeffrey W. Jones and Fiona E. Arnold his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with this Registration Statement and any amendments or supplements hereto, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on November 4, 2011 in the capacities indicated below.

Signature	Title

/s/ ROBERT A. KATZ	Chief Executive Officer and Director of SSV Holdings, Inc.
(Principal Executive Officer)
/s/ JEFFREY W. JONES	Chief Financial Officer and Director of SSV Holdings, Inc.
(Principal Financial Officer)
/s/ MARK L. SCHOPPET	Chief Accounting Officer of SSV Holdings, Inc.
(Principal Accounting Officer)
/s/ FIONA E. ARNOLD	Director of SSV Holdings, Inc.

EXHIBIT INDEX

Exhibit No.	Description
4.1	Indenture, dated April 25, 2011, by and among Vail Resorts, Inc., the guarantors named therein, and The Bank of New York Mellon Trust Company, N.A., as trustee (Incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed with the SEC on April 26, 2011, File No. 001-09614).
4.2	Supplemental Indenture, dated October 24, 2011, by and among Vail Resorts, Inc., the guarantors named therein, and The Bank of New York Mellon Trust Company, N.A., as trustee.
10.1
Registration Rights Agreement, dated April 25, 2011, among Vail Resorts, Inc., the guarantors named therein, and the initial purchasers listed therein (Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the SEC on April 26, 2011, File No. 001-09614).
5.1	Opinion of Gibson, Dunn & Crutcher LLP.
5.2	Opinion of Greenberg Traurig, P.A.
5.3	Opinion of Brownstein Hyatt Farber Schreck, LLP.
5.4	Opinion of Bass, Berry & Sims, PLC.
5.5	Opinion of Dinse, Knapp & McAndrew, P.C.
5.6	Opinion of Hawks & Associates, LC.
5.7	Opinion of Weiss Berzowski Brady LLP.
12.1	Statement of Computation of Ratio of Earnings to Fixed Charges.
23.1	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1).
23.2	Consent of Greenberg Traurig, P.A. (included in Exhibit 5.2).
23.3	Consent of Brownstein Hyatt Farber Schreck, LLP (included in Exhibit 5.3).
23.4	Consent of Bass, Berry & Sims, PLC (included in Exhibit 5.4).
23.5	Consent of Dinse, Knapp & McAndrew, P.C. (included in Exhibit 5.5).
23.6	Consent of Hawks & Associates, LC (included in Exhibit 5.6).
23.7	Consent of Weiss Berzowski Brady LLP (included in Exhibit 5.7).
23.8	Consent of PricewaterhouseCoopers LLP, Independent Registered Accounting Firm of Vail Resorts, Inc.
24.1	Powers of Attorney with respect to Vail Resorts, Inc. and the co-registrants (included on the signature pages of this registration statement).
25.1	Statement of Eligibility of Trustee, The Bank of New York Mellon Trust Company, N.A., on Form T-1.
99.1	Form of Letter of Transmittal.
99.2	Substitute Form W-9 and Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.
99.3	Form of Notice of Guaranteed Delivery.
99.4	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees.
99.5	Form of Letter to Clients for Use by Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees.